                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

                                     AMONG

                            KIRKLAND HOLDINGS L.L.C.

                         THE BORROWERS SPECIFIED HEREIN,

                              THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                       THE FIRST NATIONAL BANK OF BOSTON,
                            AS ADMINISTRATIVE AGENT

                                      AND

                         LEHMAN COMMERCIAL PAPER INC.,
                            AS ADVISOR AND ARRANGER


                           DATED AS OF JUNE 12, 1996

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1.  DEFINITIONS.....................................................   2
        1.1  Defined Terms..................................................   2
        1.2  Other Definitional Provisions..................................  22

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................  22
        2.1  Tranche A Term Loans...........................................  22
        2.2  Procedure for Tranche A Term Loan Borrowing....................  22
        2.3  Tranche B Term Loans...........................................  23
        2.4  Procedure for Tranche B Term Loan Borrowing....................  23
        2.5  Revolving Credit Commitments...................................  23
        2.6  Procedure for Revolving Credit Borrowing.......................  24
        2.7  Clean-Up.......................................................  24
        2.8  Commitment Fees, etc. .........................................  25
        2.9  Repayment of Loans; Evidence of Debt...........................  25
        2.10  Termination or Reduction of Revolving Credit Commitments......  26
        2.11  Optional Prepayments..........................................  26
        2.12  Mandatory Prepayments and Commitment Reductions...............  27
        2.13  Conversion and Continuation Options...........................  28
        2.14  Minimum Amounts and Maximum Number of Eurodollar Tranches.....  29
        2.15  Interest Rates and Payment Dates..............................  29
        2.16  Computation of Interest and Fees..............................  30
        2.17  Inability to Determine Interest Rate..........................  30
        2.18  Pro Rata Treatment and Payments; Use of Proceeds..............  31
        2.19  Illegality....................................................  32
        2.20  Requirements of Law...........................................  32
        2.21  Taxes ........................................................  33
        2.22  Indemnity.....................................................  35
        2.23  Change of Lending Office......................................  35
        2.24  Right of Contribution.........................................  35
        2.25  Swing Line Commitment.........................................  36
        2.26  Procedure for Swing Line Borrowing............................  36
        2.27  Refunded Swing Line Loans; Swing Line Loan Participations.....  37

SECTION 3.  LETTERS OF CREDIT...............................................  38
        3.1  L/C Commitment.................................................  38
        3.2  Procedure for Issuance of Letter of Credit.....................  39
        3.3  Fees, Commissions and Other Charges............................  39
        3.4  L/C Participations.............................................  40
        3.5  Reimbursement Obligation of the Borrowers......................  41
        3.6  Obligations Absolute...........................................  41
        3.7  Letter of Credit Payments......................................  41
        3.8  Applications...................................................  42


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                                                                            Page

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................  42
        4.1  Financial Condition............................................  42
        4.2  No Change......................................................  43
        4.3  Corporate Existence; Compliance with Law.......................  43
        4.4  Corporate Power; Authorization; Enforceable Obligations........  43
        4.5  No Legal Bar...................................................  44
        4.6  No Material Litigation.........................................  44
        4.7  No Default.....................................................  44
        4.8  Ownership of Property; Liens...................................  44
        4.9  Intellectual Property..........................................  44
        4.10  No Burdensome Restrictions....................................  45
        4.11  Taxes ........................................................  45
        4.12  Federal Regulations...........................................  45
        4.13  ERISA ........................................................  45
        4.14  Investment Company Act; Other Regulations.....................  46
        4.15  Subsidiaries..................................................  46
        4.16  Purpose of Loans; Limitations on Use..........................  46
        4.17  Environmental Matters.........................................  46
        4.18  Accuracy of Information.......................................  47
        4.19  Security Documents............................................  48
        4.20  Solvency......................................................  48
        4.21  Purchase Agreement Representations and Warranties.............  48

SECTION 5.  CONDITIONS PRECEDENT............................................  48
        5.1  Conditions to Initial Extension of Credit......................  48
        5.2  Conditions to Each Extension of Credit.........................  53

SECTION 6.  AFFIRMATIVE COVENANTS...........................................  54
        6.1  Financial Statements...........................................  54
        6.2  Certificates; Other Information................................  55
        6.3  Payment of Obligations.........................................  56
        6.4  Conduct of Business and Maintenance of Existence, etc. ........  56
        6.5  Maintenance of Property; Insurance.............................  56
        6.6  Inspection of Property; Books and Records; Discussions.........  57
        6.7  Notices........................................................  57
        6.8  Environmental Laws.............................................  58
        6.9  Interest Rate Protection.......................................  58
        6.10  Further Assurances............................................  58
        6.11  Additional Collateral.........................................  58
        6.12  Key Man Life Insurance........................................  59
        6.13  Store Locations...............................................  59
        6.14  Landlord Waivers..............................................  59
        6.15  Purchase Agreement Affirmative Covenants......................  59
        6.16  Termination of Series C Preferred Voting Rights...............  60

SECTION 7.  NEGATIVE COVENANTS..............................................  60


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                                                                            Page

        7.2  Limitation on Indebtedness.....................................  63
        7.3  Limitation on Liens............................................  64
        7.4  Limitation on Guarantee Obligations............................  65
        7.5  Limitation on Fundamental Changes..............................  65
        7.6  Limitation on Sale of Assets...................................  66
        7.7  Limitation on Restricted Payments..............................  66
        7.8  Limitation on Capital Expenditures.............................  67
        7.9  Limitation on Investments, Loans and Advances..................  67
        7.10  Limitation on Optional Payments and Modifications
               of Debt Instruments and Preferred Stock, etc.................  68
        7.11  Limitation on Transactions with Affiliates....................  68
        7.12  Limitation on Sales and Leasebacks............................  68
        7.13  Limitation on Changes in Fiscal Year..........................  69
        7.14  Limitation on Negative Pledge Clauses.........................  69
        7.15  Limitation on Lines of Business...............................  69
        7.16  Limitation on Activities of the Parent........................  69
        7.17  Purchase Agreement Negative Covenants.........................  69

SECTION 8.  EVENTS OF DEFAULT...............................................  70

SECTION 9.  THE ADMINISTRATIVE AGENT........................................  73
        9.1  Appointment....................................................  73
        9.2  Delegation of Duties...........................................  74
        9.3  Exculpatory Provisions.........................................  74
        9.4  Reliance by Administrative Agent...............................  74
        9.5  Notice of Default..............................................  75
        9.6  Non-Reliance on Administrative Agent and Other Lenders.........  75
        9.7  Indemnification................................................  75
        9.8  Administrative Agent in Its Individual Capacity................  76
        9.9  Successor Administrative Agent.................................  76
        9.10  The Arranger..................................................  76

SECTION 10.  GUARANTEE......................................................  77
        10.1  Guarantee.....................................................  77
        10.2  No Subrogation, Contribution, Reimbursement or Indemnity......  77
        10.3  Amendments, etc. with respect to the Obligations..............  77
        10.4  Guarantee Absolute and Unconditional..........................  78
        10.5  Reinstatement.................................................  79
        10.6  Payments......................................................  79

SECTION 11.  MISCELLANEOUS..................................................  79
        11.1  Amendments and Waivers........................................  79
        11.2  Notices.......................................................  80
        11.3  No Waiver; Cumulative Remedies................................  82
        11.4  Survival......................................................  82
        11.5  Payment of Expenses and Taxes.................................  82


                                      -iii-
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                                                                            Page

        11.6  Successors and Assigns; Participations and Assignments........  83
        11.7  Adjustments; Set-off..........................................  86
        11.8  Counterparts..................................................  87
        11.9  Severability..................................................  87
        11.10  Integration..................................................  87
        11.11  GOVERNING LAW................................................  87
        11.12  Submission To Jurisdiction; Waivers..........................  87
        11.13  Acknowledgements.............................................  88
        11.14  WAIVERS OF JURY TRIAL........................................  88
        11.15  Confidentiality..............................................  89
        11.16  Reliance on Representations and Actions of Designated
                Borrower....................................................  89



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SCHEDULES:

1.1A                  Schedule of Borrowers
1.1B                  Commitments and Addresses of Lenders
1.1C                  Mortgaged Property
1.1D                  Tranche A Term Loan Amortization Schedule
1.1E                  Tranche B Term Loan Amortization Schedule
4.4                   Consents, Authorizations, Filings and Notices
4.19(b)               UCC Filing Jurisdictions
4.19(c)               Mortgage Filing Jurisdiction
5.1(y)                Prior Credit Facilities
7.2(d)                Existing Indebtedness
7.3(f)                Existing Liens
7.4(a)                Existing Guarantee Obligations
7.11                  Transactions with Affiliates


EXHIBITS:

A-1                   Form of Revolving Credit Note
A-2                   Form of Tranche A Term Note
A-3                   Form of Tranche B Term Note
A-4                   Form of Swing Line Note
B                     Form of Borrowers Security Agreement
C                     Form of Mortgage
D                     Form of Assignment and Acceptance
E-1                   Form of Parent Pledge Agreement
E-2                   Form of Management Pledge Agreement
F                     Form of Assignment of Insurance
G                     Form of Closing Certificate
H-1                   Legal Opinion of Pepper, Hamilton & Scheetz
H-2                   Legal Opinion of Baker, Donelson, Bearman & Caldwell
I-1                   Form of Alternative Revolving Credit Note
I-2                   Form of Alternative Tranche A Term Note
I-3                   Form of Alternative Tranche B Term Note
J                     Form of Swing Line Loan Participation Certificate

      CREDIT AGREEMENT, dated as of June 12, 1996, among Kirkland's Holdings L.L.C., a Delaware limited liability company (the "Parent"), the entities listed on Schedule 1.1A hereto, as joint and several borrowers hereunder (the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), The First National Bank of Boston, as Administrative Agent (as hereinafter defined) for the Lenders hereunder, and Lehman Commercial Paper Inc., as advisor and arranger with respect to the credit facilities contained herein (the "Arranger").

                               W I T N E S S E T H

      WHEREAS, funds (the "Advent Funds") affiliated with Advent International Corporation ("Advent") own 64.26% of the membership interests of the Parent;

      WHEREAS, the Parent has agreed to acquire all of the Class A Preferred Stock and common stock from each of the Borrowers which after the transactions contemplated by the Recapitalization Agreement (as defined herein) will comprise approximately 68.4% of the common stock of each of the Borrowers;

      WHEREAS, immediately following the Parent's investment in the Borrowers, a portion of the capital stock of the Borrowers owned by Carl Kirkland, Bruce Moore, Robert Alderson (collectively, the "Management Shareholders") and Robert Kirkland (together with the Management Shareholders, the "Individual Shareholders") will be redeemed (the "Redemptions");

      WHEREAS, the Redemptions will be financed by (a) the issuance by the Borrowers of: (i) $20,000,000 of 12.25% to 12.50% senior subordinated notes (the "Subordinated Debt") to Capital Resource Lenders II, L.P., Allied Capital Corporation, Allied Capital Corporation II and The Marlboro Capital Investment Fund, L.P., and Capital Trust Investments, Ltd. (collectively, the "Subordinated Debt Holders"); (ii) at least $30,749,220 of Series A Redeemable Preferred Stock (the "Series A Preferred") to the Parent; and (iii) at least $14,205,780 of Series B Redeemable Preferred Stock (the "Series B Preferred") to the Individual Shareholders and (b) borrowings under the credit facilities provided for herein in an amount not to exceed $52,000,000;

      WHEREAS, following the Redemptions, certain Individual Shareholders will purchase common stock of the Borrowers and the Borrowers will recapitalize so that each of the Individual Shareholders owns 25% of the outstanding Class B Preferred Stock and 7.9% of the outstanding common stock of the Borrowers;

      WHEREAS, in connection with the issuance of the Subordinated Debt, the Borrowers have issued to the Subordinated Debt Holders the Warrants (as defined below);

      WHEREAS, the Borrowers have requested that the Lenders make the Loans and issue and participate in the Letters of Credit (as defined herein) to provide for a portion of the financing required for the Redemptions and the ongoing working capital needs of the Borrowers;
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                                                                               2



      WHEREAS, all the obligations of the Borrowers under the Loan Documents (as defined herein) will be secured by, among other things, (i) a security interest in and perfected lien on certain assets and property of the Borrowers and (ii) a pledge of all the issued and outstanding capital stock of each Borrower, and all such obligations will be unconditionally guaranteed by the Parent;

      NOW, THEREFORE, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Administrative Agent": The First National Bank of Boston, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, and together with any of their respective successors.

            "Advent": as defined in the recitals hereto.

            "Advent Funds": as defined in the recitals hereto.

            "Aggregate Outstanding Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "Alternative Note": as defined in Section 11.6(d).

            "Alternative Noteholder": as defined in Section 11.6(e).
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                                                                               3



            "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                                      Eurodollar
                                         Base Rate Loans              Loans
                                         ---------------              ----------
      Revolving Credit Loans             2-1/4%                       3-1/4%
      Tranche A Loans                    2-1/4%                       3-1/4%
      Tranche B Term Loans               2-3/4%                       3-3/4%

            "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "Arranger": as defined in the preamble hereto.

            "Asset Sale": any sale or other disposition by the Parent, any Borrower or any of their Subsidiaries of any asset or assets of the Parent, such Borrower or such Subsidiary (including any sale and leaseback of assets and any mortgage of real property other than pursuant to a Mortgage); provided, that any sale of assets expressly permitted by clauses (a), (b), (c) or (d) of Section 7.6 shall not constitute an "Asset Sale" hereunder.

            "Assignee": as defined in Section 11.6(c).

            "Assignment of Insurance": the Assignments of Insurance, each executed and delivered by [the appropriate Borrower], substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

            "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Revolving Extensions of Credit; provided, that in calculating any Lender's Aggregate Outstanding Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.8(a), the aggregate unpaid principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

            "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime or base rate in effect at its principal office in Boston, Massachusetts; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrowers Security Agreement": the Borrowers Security Agreement to be executed and delivered by each Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrowing Date": any Business Day specified in a notice pursuant to
      Section 2.2, 2.4, 2.6 or 2.26 as a date on which the Designated Borrower requests the Lenders to make Loans hereunder.

            "Business": as defined in Section 4.17.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a combined balance sheet of such Person and its Subsidiaries.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; and (c) commercial paper of (i) an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally or (ii) the holding company of any Lender, and, in either case, maturing within six months from the date of acquisition.

            "C/D Assessment Rate": for any day as applied to any Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

            "Certificate of Designations": the Certificate of Designations, dated June 7, 1996 and effective as of June 12, 1996 at 12:01 a.m., of each Borrower.

            "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all assets of the Loan Parties or the Individual Shareholders, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Combined Current Assets": at a particular date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a combined balance sheet of the Borrowers and their Subsidiaries at such date.

            "Combined Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a combined balance sheet of the Borrowers and their Subsidiaries at such date, but excluding
      (a) the current portion of any Funded Debt of the Borrowers and their Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

            "Combined EBITDA": for any period, Combined Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Combined Net Income for such period, the sum of
      (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other noncash charges (excluding inventory writedowns and LIFO charges) and (g) if applicable, restructuring charges, write-off of goodwill and licensing agreements and minus, to the extent included in the statement of such Combined Net Income for such period, the sum of (a) non-cash interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Combined Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income, all as determined on a combined basis.

            "Combined Fixed Charge Coverage Ratio": for any period, the ratio of
      (a) (i) the sum of (without duplication) (A) Combined EBITDA for such period, (B) any Management Fee accrued during such period and (C) Combined Lease Expense minus (ii) the sum of (without duplication) (A) any provision for cash income taxes made by the Borrowers or any of their Subsidiaries on a combined basis in respect of such period, and (B) Capital Expenditures actually paid in cash for such period to (b) the sum (without duplication) of (I) Combined Interest Expense for such period,
      (II) any Management Fee accrued during such period, (III) scheduled payments required to have been made during such period on account of principal of Indebtedness of the Borrowers or any of their Subsidiaries (including the Loans but excluding optional principal prepayments in respect of Revolving Credit Loans) and (IV) Combined Lease Expense, determined without duplication of items included in Combined Interest Expense.

            "Combined Interest Coverage Ratio": for any period, the ratio of (a) Combined EBITDA plus the Management Fee for such period to (b) Combined Interest Expense for such period.

            "Combined Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations), both expensed and capitalized, of the Borrowers and their Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrowers and their Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP), determined on a combined basis in accordance with GAAP.

            "Combined Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrowers and their Subsidiaries, determined on a combined basis in accordance with GAAP, for such period with respect to leases of real and personal property; provided that amounts included in Capital Lease Obligations shall be excluded from Combined Lease Expense.

            "Combined Management Fee Ratio": for any fiscal year, the ratio of
      (a) Combined EBITDA plus the Management Fee for such fiscal year to (b) the sum of (I) Combined Interest Expense for such fiscal year plus (II) any Management Fee accrued during such fiscal year.

            "Combined Net Income": for any period, the combined net income (or loss) of the Borrowers and their Subsidiaries, determined on a combined basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrowers or is merged into or combined with the Borrowers or any of their Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrowers) in which the Borrowers or any of their Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrowers or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrowers to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Combined Net Worth": at a particular date, all amounts which would, in conformity with GAAP, be included on a combined balance sheet of the Borrowers and their Subsidiaries as at such date for Preferred Stock plus any increase or decrease in retained earnings between the Closing Date and such date.

            "Combined Total Debt": at any date, the aggregate principal amount of all Funded Debt (other than Revolving Credit Loans, Swing Line Loans and

      Reimbursement Obligations) of the Borrowers and their Subsidiaries at such date, determined on a combined basis in accordance with GAAP.

            "Combined Total Debt Ratio": as of the last day of any period, the ratio of (a) Combined Total Debt as of such day to (b) Combined EBITDA plus the Management Fee for such period.

            "Combined Working Capital": the excess of Combined Current Assets over Combined Current Liabilities.

            "Commercial Letter of Credit": as defined in Section 3.1(a).

            "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated as of May, 1996 with respect to the Borrowers and the credit facilities provided for herein.

            "Consulting Agreement": the consulting agreement dated June 12, 1996, between Kirkland's Inc. and Robert Kirkland.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Designated Borrower": Kirkland's Inc., a Tennessee corporation, on behalf of itself or any of the other Borrowers in accordance with the terms hereof.

            "Dollars" and "$": dollars in lawful currency of the United States.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Designated Borrower or, in the absence of such agreement, the "Eurodollar Base Rate" shall instead be the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans that are Tranche A Term Loans, Tranche B Term Loans or Revolving Credit Loans, as the case may be, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow": for any period, Combined Net Income for such period, plus the sum of (i) depreciation expense and amortization expense deducted from earnings in determining such Combined Net Income, (ii) the net increase during such period (if any) in deferred tax accounts, (iii) any proceeds received by the Borrowers during such period in respect of the key man life insurance policies required hereunder and (iv) the decrease during such period (if any) in Combined Working Capital minus the sum of (i) the net decrease during such period (if any) in deferred tax accounts, (ii) the aggregate amount actually paid in cash during such period on account of Capital Expenditures permitted hereunder (but only to the extent not financed by Indebtedness or capital contributions), in each case, determined on a consolidated basis in accordance with GAAP, (iii) the increase during such period (if any) in Combined Working Capital and
      (iv) scheduled principal payments on Indebtedness of the Borrowers and their Subsidiaries not prohibited hereunder during such period (not including optional principal prepayments in respect of Revolving Credit Loans or Swing Line Loans). For purposes of calculating Excess Cash Flow for the fiscal year ending December 31, 1996, (i) any change in Combined Working Capital shall be calculated for the entire fiscal year ending December 31, 1996, and (ii) all other amounts shall be calculated based on the period from the Closing Date through December 31, 1996.

            "Excess Cash Flow Application Date": as defined in Section 2.12(c).

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, all current maturities in respect of the Loans.

            "GAAP": generally accepted accounting principles in the United States in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

            "Incur": as defined in Section 7.2.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations (and not operating lease obligations) of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

            "Individual Shareholders": as defined in the recitals hereto.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Insurance Policies": (i) key man life insurance policies on each of the three Management Shareholders in the amount of $3,000,000 per person, on terms satisfactory to the Arranger, (ii) the insurance policies the Borrowers are required to maintain pursuant to Sections 6.5 and 6.12 and
      (iii) the insurance policies the Borrowers are required to maintain pursuant to Section 4.2 of the Borrowers Security Agreement.

            "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans (in the case of the Term Loans) shall end on the Revolving Credit Termination Date or such date of final payment, as applicable;

            (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrowers or any Subsidiary is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

            "Issuing Lender": The First National Bank of Boston, in its capacity as issuer of any Letter of Credit and any other Lender designated as "Issuing Lender" hereunder by the Designated Borrower with the consent of the Arranger, the Administrative Agent and such Lender.

            "L/C Commitment": $5,000,000.

            "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

            "Letters of Credit": as defined in Section 3.1(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Notes, the Applications and the Security Documents.

            "Loan Parties": the Parent, the Borrowers and each other Subsidiary of the Parent or the Borrowers which is a party to a Loan Document.

            "Management Contracts": the collective reference to the letter agreements, each dated June 12, 1996, between Kirkland's, Inc. and each of the Management Shareholders.

            "Management Fee": the amount payable to (a) the Management Shareholders pursuant to clause (b) of the third sentence of Section 2 of the Management Contracts and (b) to Robert Kirkland pursuant to Section 3 of the Consulting Agreement.

            "Management Pledge Agreement": the Pledge Agreement to be executed and delivered by the Management Shareholders substantially in the form of Exhibit E-2, as the same may be amended, supplemented or otherwise modified from time to time.

            "Management Shareholders": as defined in the recitals hereto.

            "Material Adverse Effect": a material adverse effect on (a) the consummation of the Recapitalization in accordance with the Recapitalization Documents, (b) the business, assets, results of operations, financial condition or prospects of the Parent, the Borrowers and their Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Material Environmental Amount": an amount payable by the Borrowers and/or their Subsidiaries in excess of $250,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Mortgage": the mortgage or deed of trust made by the appropriate Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit C (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

            "Mortgaged Property": the real property listed on Schedule 1.1C, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to each Mortgage.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien in favor of the Administrative Agent for the benefit of the Lenders) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and
      (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "Non-Excluded Taxes": as defined in Section 2.21(a).

            "Non-U.S. Lender": as defined in Section 2.21(b).

            "Notes": the collective reference to the Tranche A Term Notes, the Tranche B Term Notes, the Revolving Credit Notes and the Swing Line Notes.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto).

            "Parent Pledge Agreement": the Parent Pledge Agreement to be executed and delivered by the Parent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

            "Participant": as defined in Section 11.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrowers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Pledge Agreements": the collective reference to the Management Pledge Agreement and the Parent Pledge Agreement.

            "Preferred Stock": the collective reference to the Series A Preferred, the Series B Preferred and the Series C Preferred, in each case, as defined in the recitals hereto.

            "Prior Credit Facilities": the debt obligations referred to on
      Schedule 5.1(y).

            "Pro Forma Balance Sheet": as defined in Section 4.1(a).

            "Projections": as defined in Section 6.2(c).

            "Properties": the collective reference to the real property owned, leased or operated by the Parent, the Borrowers or any of their Subsidiaries.

            "Purchase Agreement": the Senior Subordinated Note and Warrant Purchase Agreement dated as of June 12, 1996 among the Subordinated Debt Holders and the Borrowers.

            "Recapitalization": as defined in the Recapitalization Agreement.

            "Recapitalization Agreement": the Recapitalization Agreement dated April 26, 1996 among the Parent, the Borrowers and the Individual Shareholders, together with such amendments, waivers, supplements and other modifications thereto as shall be reasonably satisfactory to the Administrative Agent and the Lenders (the consent of the Administrative Agent and the Lenders shall only be required with respect to material amendments, waivers, supplements and other modifications).

            "Recapitalization Documents": the Recapitalization Agreement and any agreement or other document entered into or executed by any Loan Party in connection with the Recapitalization Agreement.

            "Recovery Event": any settlement of or payment in respect of a property or casualty insurance claim relating to any asset of the Parent, the Borrowers or any of their Subsidiaries.

            "Refunded Swing Line Loans": as defined in Section 2.27(a).

            "Register": as defined in Section 11.6(g).

            "Registration Rights Agreement" the Registration Rights Agreement dated as of June 12, 1996 among the Parent, Kirkland's Inc., the other corporations listed on the signature pages thereto, the Subordinated Debt Holders and the Individual Shareholders, as amended, supplemented or otherwise modified from time to time.

            "Reimbursement Obligation": the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Parent, the Borrowers or any of their Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Recovery Event in respect of which the Designated Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer of the Designated Borrower to the Administrative Agent within 30 days of the Reinvestment Event to which it relates stating that no Event of Default has occurred and is continuing and that the Borrowers (directly or indirectly through another Subsidiary), in good faith, intend and expect to use all or a specified portion of the Net Cash Proceeds of a Recovery Event to restore or replace the assets in respect of which such Recovery Event occurred within twelve months from the date of receipt of such Net Cash Proceeds (provided that if the affected assets constituted Collateral, such restored or replacement assets shall also constitute Collateral).

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore or replace the assets in respect of which a Recovery Event has occurred.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earliest of (a) the first date occurring after such Reinvestment Event on which an

      Event of Default shall have occurred, (b) the date occurring twelve months after such Reinvestment Event and (c) the date on which the applicable Borrower shall have determined not to, or shall have otherwise ceased to, restore or replace the assets in respect of which a Recovery Event has occurred.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg.
      Section 2615.

            "Required Lenders": at any date shall mean the holders of 66-2/3% or more of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and
      (ii) the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the Aggregate Outstanding Revolving Extensions of Credit of the Revolving Credit Lenders.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer": the chief executive officer, president or chief financial officer of the Parent, the Designated Borrower or any other Borrower, as the case may be, but in any event, with respect to financial matters, the chief financial officer of the Parent, the Designated Borrower or any other Borrower, as the case may be.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of a Borrower hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1B, as the same may be changed from time to time pursuant to the terms hereof.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall have been terminated.

            "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

            "Revolving Credit Loans": as defined in Section 2.5(a).

            "Revolving Credit Note": as defined in Section 2.9(e).

            "Revolving Credit Percentage": as to Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

            "Revolving Credit Termination Date": June 30, 2001.

            "Security Documents": the collective reference to each Mortgage, the Borrowers Security Agreement, the Pledge Agreements, the Assignments of Insurance and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

            "Series C Preferred": the $20,000,000 of Series C Redeemable Preferred Stock issued by the Borrowers pursuant to the Recapitalization Agreement.

            "Shareholders Agreement": the Shareholders Agreement dated as of June 12, 1996 among the Parent, the Borrowers, the Individual Shareholders and the Subordinated Debt Holders, as amended, supplemented or otherwise modified from time to time.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Standby Letter of Credit": as defined in Section 3.1(a).

            "Subordinated Debt": as defined in the recitals hereto.

            "Subordinated Debt Holders": as defined in the recitals hereto.

            "Subordination Agreement": the Subordination and Intercreditor Agreement dated as of June 12, 1996 by and among the Administrative Agent, on behalf of the Lenders, and the Subordinated Debt Holders.

            "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower.

            "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.25 in an aggregate principal amount at any one time outstanding not to exceed $2,500,000.

            "Swing Line Lender": as defined in Section 2.25.

            "Swing Line Loan Participation Certificate": a certificate substantially in the form of Exhibit J.

            "Swing Line Loans": as defined in Section 2.25.

            "Swing Line Note": as defined in Section 2.9(e).

            "Swing Line Participation Amount": as defined in Section 2.27(c).

            "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

            "Term Loans": the collective reference to the Tranche A Term Loans and Tranche B Term Loans.

            "Tranche A Loans": the collective reference to the Tranche A Term Loans, the Revolving Credit Loans and Swing Line Loans.

            "Tranche A Term Loan": as defined in Section 2.1.

            "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1B.

            "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made a Tranche A Term Loan.

            "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

            "Tranche A Term Note": as defined in Section 2.9(e).

            "Tranche B Term Loan": as defined in Section 2.3.

            "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1B.

            "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

            "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

            "Tranche B Term Note": as defined in Section 2.9(e).

            "Transferee": as defined in Section 11.6(i).

            "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "United States": the United States of America.

            "U.S. Taxes": as defined in Section 11.6(d).

            "Warrants": collectively, (a) the warrants to purchase up to 10% of the common stock of each of the Borrowers and (b) the Contingent Warrants (as defined in the Purchase Agreement) to purchase up to 3.5% of the common stock of each of the Borrowers, in each case, pursuant to the Purchase Agreement.

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

      (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent, the Borrowers and their Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

      (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

      2.1 Tranche A Term Loans. Subject to the terms and conditions hereof, each Tranche A Term Loan Lender severally agrees to make term loans (a "Tranche A Term Loan") to the Borrowers, jointly and severally, on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender. The Tranche A Term Loans may from time to time be (a) Eurodollar Loans,
(b) Base Rate Loans or (c) a combination thereof, as determined by the Designated Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

      2.2 Procedure for Tranche A Term Loan Borrowing. The Designated Borrower, as agent for the Borrowers, shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing
Date) requesting that the Tranche A Term Loan Lenders make Tranche A Term Loan(s) on the Closing Date and specifying (a) the amount to be borrowed, (b) the account to which the proceeds of such Loans should be deposited and (c) the Closing Date. The Tranche A Term Loans made on the Closing Date shall initially be Base Rate Loans and no Tranche A Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each Tranche A Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Tranche A Term Loan Lender shall make available to the Administrative Agent at its office specified in
Section 11.2 an amount in immediately available funds equal to the Tranche A Term Loan to be made by such Lender. The Administrative Agent shall on such date by 2:00 P.M., New York City time, deposit to the designated account, in accordance with the instructions of the Designated Borrower, the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Loan Lenders in immediately available funds.

      2.3 Tranche B Term Loans. Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make term loans (a "Tranche B Term Loan") to the Borrowers, jointly and severally, on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender then in effect. The Tranche B Term Loans may from time to time be (a) Eurodollar Loans, (b) Base Rate Loans or (c) a combination thereof, as determined by the Designated Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.13.

      2.4 Procedure for Tranche B Term Loan Borrowing. The Designated Borrower, as agent for the Borrowers, shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing
Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loan(s) on the Closing Date and specifying (a) the amount to be borrowed, (b) the account to which the proceeds of such Loans shall be deposited and (c) the Closing Date. The Tranche B Term Loans made on the Closing Date shall initially be Base Rate Loans and no Tranche B Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Closing Date. Upon receipt of such notice, the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Tranche B Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 11.2 an amount in immediately available funds equal to the Tranche B Term Loan to be made by such Lender. The Administrative Agent shall on such date by 2:00 P.M., New York City time, deposit to the designated account, in accordance with the instructions of the Designated Borrower, the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders in immediately available funds.

      2.5 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers, jointly and severally, from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of

(i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Designated Borrower and notified to the Administrative Agent in accordance with Sections 2.6 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.6 Procedure for Revolving Credit Borrowing. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Designated Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans, or a combination thereof, (iv) the identity of the Borrower or Borrowers to which the proceeds of the Revolving Credit Loan should be made available and (v) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor; provided that prior to the date which is 60 days after the Closing Date no Revolving Credit Loan may be made, converted or continued as a Eurodollar Loan having an Interest Period in excess of one month. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrowers, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.27(a). Upon receipt of any such notice from the Designated Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the appropriate Borrower at the office of the Administrative Agent specified in
Section 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Designated Borrower in funds immediately available to the Administrative Agent. The aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders will then be made available to the appropriate Borrower by the Administrative Agent in accordance with the instructions of the Designated Borrower in like funds as received by the Administrative Agent.

                  2.7 Clean-Up. Notwithstanding the foregoing provisions of this
Section 2 for a period of not less than 30 consecutive days during each period from December 1 to

March 1 during the term of this Agreement the aggregate outstanding principal amount of the Revolving Credit Loans and Swing Line Loans shall be reduced to zero.

                  2.8 Commitment Fees, etc. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Revolving Credit Commitment Period, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrowers jointly and severally agree to pay to the Arranger the fees in the amounts and on the dates previously agreed to in writing by Advent and the Arranger.

                  (c) The Borrowers jointly and severally agree to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Administrative Agent and the Borrowers.

                  2.9 Repayment of Loans; Evidence of Debt. (a) The Borrowers jointly and severally hereby unconditionally promise to pay to the Administrative Agent for the account of the appropriate Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the last day of the Revolving Credit Commitment Period (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8), (ii) the principal amount of the Tranche A Term Loans of such Tranche A Term Loan Lender, in 20 consecutive quarterly installments, according to the amortization schedule set forth on Schedule 1.1D, commencing on September 30, 1996 (or on such earlier date on which the then unpaid principal amount of the Tranche A Term Loans become due and payable pursuant to Section 8) and (iii) the principal amount of the Tranche B Term Loans of such Tranche B Term Loan Lender, in 24 consecutive quarterly installments, according to the amortization schedule set forth on Schedule 1.1E, commencing on September 30, 1996 (or on such earlier date on which the then unpaid principal amount of such Tranche B Term Loans become due and payable pursuant to Section 8). The Borrowers jointly and severally hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 11.6(g), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Tranche A Term Loan and Tranche B Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.9(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

                  (e) Each of the Borrowers agrees that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender (i) a promissory note of the Borrowers evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (together with any alternative note substantially in the form of Exhibit I-1 issued in lieu thereof or in exchange therefor, a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrowers evidencing any Tranche A Term Loan of such Lender, substantially in the form of Exhibit A-2with appropriate insertions as to date and principal amount (together with any alternative note substantially in the form of Exhibit I-2 issued in lieu thereof or in exchange therefor, a "Tranche A Term Note") and/or (iii) a promissory note of the Borrowers evidencing any Tranche B Term Loans of such Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (together with any alternative note substantially in the form of Exhibit I-3 issued in lieu thereof or in exchange therefor, a "Tranche B Term Note") and/or (iv) in the case of a request by the Swing Line Lender, a promissory note of the Borrowers evidencing any Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit A-4 with appropriate insertions as to the date and principal amount (a "Swing Line Note").

                  2.10 Termination or Reduction of Revolving Credit Commitments. The Designated Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Lenders would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $500,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.11 Optional Prepayments. The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent by the Designated Borrower, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.22. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans, and to the remaining installments of principal thereof pro rata in accordance with the remaining outstanding principal amounts thereof. Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender shall have the right to refuse all or any portion of any prepayment pursuant to this
Section 2.11 allocable to such Lender's Tranche B Term Loans, and the amount so refused shall be applied to prepay the Tranche A Term Loans in accordance with the preceding sentence. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.12  Mandatory Prepayments and Commitment Reductions.
(a) If any class of equity or debt securities or instruments of the Parent, the Borrowers or any of their Subsidiaries shall be issued or sold or the Parent, the Borrowers or any of their Subsidiaries shall incur or permit the incurrence of loans (except (i) any Capital Stock issued pursuant to the Recapitalization or to an employee of a Borrower in connection with a Guarantee Obligation or a loan or advance permitted by Sections 7.4(e) or 7.9(c)(ii), respectively, (ii) any debt securities or instruments issued or loans incurred in accordance with
Section 7.2 and (iii) so long as such equity investment is not for the purpose of and does not have the effect of curing a Default or Event of Default, any Person who owns Capital Stock in the Parent, the Borrowers or any of their Subsidiaries on the date hereof (subsequent to the Recapitalization) may make a one-time equity investment in the Parent, which the Parent shall invest in the equity of the Borrowers, in the aggregate amount of up to $5,000,000), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (d) of this Section 2.12.

                  (b) If on any date the Parent, the Borrowers or any of their Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or from any Recovery Event (other than, if no Event of Default shall have occurred and be continuing, to the extent that such Net Cash Proceeds are to be used to restore or replace the assets in respect of which such Recovery Event occurred within twelve months from the date of such Recovery Event, as certified by a Responsible Officer of the Designated Borrower pursuant to a Reinvestment Notice), such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (d) of this Section 2.12; provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant

Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (d) of this Section 2.12.

                  (c) If, for any fiscal year of the Borrowers ending after the Closing Date, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in paragraph (d) of this Section 2.12 a percentage of such Excess Cash Flow equal to 75%. Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrowers referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the sum of the Aggregate Outstanding Revolving Extensions of Credit of all Revolving Credit Lenders exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section 2.12 shall be made, within each category of Loans to be prepaid as provided above, first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under this Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. All prepayments of the Term Loans pursuant to this Section 2.12 shall be applied pro rata to the Tranche A Term Loans and the Tranche B Term Loans and to the remaining installments of principal thereof in the inverse order of scheduled maturity. Notwithstanding the foregoing, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender shall have the right to refuse all or any portion of any prepayment pursuant to this Section 2.12 allocable to such Lender's Tranche B Term Loans and the amount so refused shall be applied first pro rata to prepay the Tranche A Term Loans and second to reduce permanently the Revolving Credit Commitments as provided above. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  2.13 Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to Base Rate Loans by the Designated Borrower giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert Base Rate Loans to Eurodollar Loans by the Designated Borrower giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a conversion and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to (i) the Revolving Credit Termination Date, with respect to the Tranche A Loans and
(ii) the Tranche B Termination Date, with respect to the Tranche B Term Loans.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Designated Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation or (ii) after the date that is one month prior to (A) the Revolving Credit Termination Date, with respect to the Tranche A Loans or (B) the Tranche B Termination Date, with respect to the Tranche B Term Loans, and provided, further, that if the Designated Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof, (b) no more than two Eurodollar Tranches in respect of the Revolving Credit Loans shall be outstanding at any one time and (c) no more than seven Eurodollar Tranches in respect of all Loans (including the Revolving Credit Loans) shall be outstanding at any one time.

                  2.15 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) any principal of any Loan or Reimbursement Obligations, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and Reimbursement Obligations and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (y) in the case of Reimbursement Obligations, and any overdue interest, commitment fee or other amount, the rate applicable to Tranche A Loans which are Base Rate Loans plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section 2.15 shall be payable from time to time on demand.

                  2.16 Computation of Interest and Fees. (a) Interest on Loans and Reimbursement Obligations, commitment fees, letter of credit commissions and interest on overdue interest, commitment fees and other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Designated Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Designated Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Designated Borrower, deliver to the Designated Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to
Section 2.15(a).

                  2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Designated Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

                  2.18 Pro Rata Treatment and Payments; Use of Proceeds. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Except as provided in
Section 2.11 and 2.12, each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders (or, in the case of installment payments made pursuant to Section 2.9 or payments of accrued interest in respect thereof, the affected Term Loans then held by the relevant Term Loan Lenders). Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrowers hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.18(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers.

                  (c) The Borrowers shall use the proceeds of the Loans only in the manner expressly contemplated by Section 4.16.

                  2.19 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.22.

                  2.20 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.21 and changes in the rate of tax on the overall net income of such Lender);

                         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                       (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.20, it shall promptly notify the Designated Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Designated Borrower (with a copy to the Administrative Agent) of a written request therefor, the Designated Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Designated Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.20 submitted by any Lender to the Designated Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this
Section 2.20 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.21 Taxes. (a) All payments made by the Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrowers shall make payments net of and after deduction for Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender if, (i) at the time such Lender becomes a party to this Agreement such Lender fails to establish a complete exemption from such withholding, or (ii) such Lender fails to comply with its obligations under subsection 2.21(b) on an ongoing basis. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Designated Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental Non-Excluded Taxes and related interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.21 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender (or Transferee) that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Designated Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or any subsequent versions thereof or successors thereto or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8 claiming the payments constitute "portfolio interest", an annual certificate representing that such Non-U.S. Lender is not a "bank" (or other prohibited recipient, as may be defined in the Code or regulations promulgated under the Code for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code) (such Sections to include any successor Sections covering similar items)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Designated Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.21(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.21(b) that such Non-U.S. Lender is not legally able to deliver.

                  2.22 Indemnity. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Designated Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Designated Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.22 submitted to the Designated Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.23 Change of Lending Office. Each Lender (or Transferee) agrees that, upon the occurrence of any event giving rise to the operation of
Section 2.19, 2.20(a) or 2.21 with respect to such Lender (or Transferee), it will, if requested by the Designated Borrower, use reasonable efforts (subject to overall policy considerations of such Lender (or Transferee)) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of any Borrowers or the rights of any Lender (or Transferee) pursuant to Section 2.19, 2.20(a) or 2.21.

                  2.24 Right of Contribution. Each Borrower hereby agrees that to the extent a Borrower shall have paid more than its proportionate share of any payment made hereunder, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder who has not paid its proportionate share of such payment; provided however such Borrower shall not seek any such contribution from any other Borrower until all Obligations have been paid in full and all Commitments of the Lenders hereunder have been terminated. The provisions of this Section 2.24 shall in no respect limit the obligations and liabilities of any Borrower to the Administrative Agent and the Lenders, and each Borrower shall remain liable to the Administrative Agent and the Lenders for the full amount of its obligations hereunder.

                  2.25 Swing Line Commitment. Subject to the terms and conditions hereof, The First National Bank of Boston (in such capacity, the "Swing Line Lender") agrees to make a portion of the credit otherwise available to the Borrowers under the Revolving Credit Lenders' Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrowers in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment; provided that (a) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Loans hereunder, may exceed the Swing Line Commitment then in effect) and (b) the Designated Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only. The Borrower shall repay all outstanding Swing Line Loans on the last day of the Revolving Credit Commitment Period.

                  2.26 Procedure for Swing Line Borrowing. Whenever the Designated Borrower desires that the Swing Line Lender make Swing Line Loans under Section 2.25 it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (a) the amount to be borrowed, (b) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period) and (c) the identity of the Borrower or Borrowers to which the proceeds of the Swing Line Loans should be made available. Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or a whole multiple thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at its office specified in Section 11.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the appropriate Borrower on such Borrowing Date in accordance with the instructions of the Designated Borrower in like funds as received by the Administrative Agent.

                  2.27 Refunded Swing Line Loans; Swing Line Loan Participations. (a) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably direct the Swing Line Lender to act on their behalf), on one Business Day's notice given by the Swing Line Lender no later than 10:00 A.M., New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Unless any of the events described in Section 8(f) shall have occurred and be continuing (in which case the procedures of Section 2.27(c) shall apply), each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 11.2 in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall be due as Revolving Credit Loans in accordance with their respective Revolving Credit Percentages. The Borrowers irrevocably authorize the Swing Line Lender to charge the Borrowers' accounts with the Administrative Agent (up to the amount available in each such account) to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                  (b) The making of any Swing Line Loan hereunder shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section 5 (unless otherwise waived in accordance with Section 11.1). The Swing Line Lender shall notify the Designated Borrower of its election not to make Swing Line Loans hereunder as a result of the failure to satisfy such conditions precedent, unless an Event of Default of the type specified in
Section 8(f) shall have occurred and be continuing.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.27(a), one of the events described in
Section 8(f) shall have occurred and be continuing, each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.27(a) (the "Refunding Date"), purchase an undivided participating interest in an amount equal to (i) its Revolving Credit Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans (the "Swing Line Participation Amount"). On the Refunding Date, each Revolving Credit Lender shall transfer to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount and upon receipt thereof the Swing Line Lender shall deliver to such Lender a Swing Line Loan Participation Certificate dated the date of the Swing Line Lender's receipt of such funds and in such Swing Line Participation Amount.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line

Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.27(a) and to purchase participating interests pursuant to Section 2.27(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrowers may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by the Borrowers, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the aggregate Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars,
(ii) be either (x) a standby letter of credit issued to support (I) obligations of the Borrowers or any of their Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrowers or their Subsidiaries or (II) performance obligations of the Borrowers and their Subsidiaries, in each case, incurred in the ordinary course of business (a "Standby Letter of Credit"), or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrowers or any of their Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit"), (iii) expire no later than five Business Days prior to the Revolving Credit Termination Date and (iv) expire no later than 365 days after its date of issuance, provided that any Letter of Credit with a 365-day duration may provide for the renewal thereof at the election of the Designated Borrower (in accordance with procedures to be established by the Issuing Lender) for additional 365-day periods (which shall not expire later than the Revolving Credit Termination Date).

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Designated Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Designated Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Designated Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Standby Letter of Credit (including the amount thereof). On each L/C Fee Payment Date, the Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the aggregate face amount of the Commercial Letters of Credit outstanding on such date.

                  3.3 Fees, Commissions and Other Charges. (a) The Borrowers jointly and severally agree that they will pay a commission on all outstanding Standby Letters of Credit at the rate of 3-1/2% per annum of the face amount of each such Letter of Credit, of which 1/4 of 1% per annum will be a fronting fee for the account of the Issuing Lender, and the remainder will be shared ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Percentage, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. The Borrowers jointly and severally agree that they will pay a commission on all outstanding Commercial Letters of Credit at the rate of 3-1/2% per annum of the average daily face amount of such Letters of Credit during the period for which such payment is made, of which 1/4 of 1% per annum will be a fronting fee for the account of the Issuing Lender, and the remainder will be shared ratably among the Revolving Credit Lenders in accordance with the Revolving Credit Percentage, payable quarterly in arrears on each L/C Fee Payment Date.

                  (b) In addition to the foregoing fees and commissions, the Borrowers jointly and severally agree that they shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Designated Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrowers. The Borrowers jointly and severally agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Designated Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.15(c). Each drawing under any Letter of Credit shall constitute a request by the Designated Borrower to the Administrative Agent for a borrowing pursuant to Section 2.6 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.25 of Swing Line Loans) in the amount of such drawing, the proceeds of such Loans to be applied to reimburse such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  3.6 Obligations Absolute. The Borrowers' obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers jointly and severally also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section
3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrowers jointly and severally agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers jointly and severally and shall not result in any liability of the Issuing Lender to the Borrowers.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Designated Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Parent and the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma combined balance sheet of the Borrowers as at April 30, 1996 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Recapitalization, (ii) the borrowings under this Agreement contemplated to be made on the Closing Date and the use of proceeds thereof, (iii) the incurrence of the Subordinated Debt, (iv) the issuance of the Preferred Stock, (v) the other transactions contemplated by the Recapitalization Agreement and (vi) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrowers as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated combined financial position of the Borrowers as of April 30, 1996, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The combined balance sheet of the Borrowers as at December 31, 1995 and December 31, 1994 and the related combined statements of income and of cash flows for the fiscal years ended on such dates, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the combined financial condition of the Borrowers as at such dates, and the combined results of their operations and their combined cash flows for the fiscal years then ended. The unaudited combined balance sheet of the Borrowers as at April 30, 1996 and the related unaudited combined statements of income and of cash flows for the four-month period ended on such date, certified by a Responsible Officer of the Designated Borrower, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the combined financial condition of the Borrowers as at such date, and the combined results of their operations and their combined cash flows for the four-month period then ended (subject to normal year-end audit adjustments (including adjustments for inventory capitalization and depreciation). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer of the Designated Borrower, as the case may be, and as disclosed therein and except for the absence of adjustments for inventory capitalization and depreciation in the case of the April 30, 1996 financial statements). None of the Borrowers had, at the date of the most recent balance sheet referred to above, any undisclosed liabilities, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and not required to be disclosed by GAAP. During the period from December 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Borrowers or any of their combined Subsidiaries of any material part of their business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the combined financial condition of the Borrowers at December 31, 1995, other than pursuant to the Recapitalization Agreement.

                  4.2 No Change. (a) Since December 31, 1995, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from December 31, 1995 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Parent, the Borrowers or any Subsidiary nor has any of the Capital Stock of the Parent, the Borrowers or any Subsidiary been redeemed, retired, purchased or otherwise acquired for value by the Parent, the Borrowers any or any of their Subsidiaries, other than pursuant to the Recapitalization Agreement.

                  4.3 Corporate Existence; Compliance with Law. Each of the Parent, the Borrowers and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement and the Notes. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization, the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19(b). Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Parent, the Borrowers or of any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents).

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent or the Borrowers, threatened by or against the Parent, the Borrowers or any of their Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Parent, the Borrowers nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Parent, the Borrowers and their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. The Parent, the Borrowers and their Subsidiaries have title in fee simple to no real property other than the Mortgaged Property.

                  4.9 Intellectual Property. The Parent, the Borrowers and each of their Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect ("Intellectual Property"). No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent or any of the Borrowers know of any valid basis for any such claim. The use of Intellectual Property by the Parent, the Borrowers and their Subsidiaries does not infringe on the rights of any Person in any material respect.

         4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Parent, the Borrowers or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         4.11 Taxes. Each of the Parent, the Borrowers and their Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers); no tax Lien has been filed, and, to the knowledge of the Parent and the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

         4.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither any Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $50,000.

         4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

         4.15 Subsidiaries. The Borrowers listed on Schedule 1.1A constitute all the direct or indirect Subsidiaries of the Parent.

         4.16 Purpose of Loans; Limitations on Use. The proceeds of the Term Loans shall be used to finance the Recapitalization and to pay related fees and expenses. The Revolving Credit Loans shall be used to finance the working capital needs of the Borrowers and their Subsidiaries.

         4.17 Environmental Matters.

          (a) The Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or
     (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

          (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Parent, the Borrowers or any of their Subsidiaries (the "Business") which could reasonably be expected to materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof. Neither the Parent, the Borrowers nor any of their Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          (c) Neither the Parent, the Borrowers nor any of their Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Parent, the Borrowers or any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent, the Borrowers or any of their Subsidiaries, threatened, under any Environmental Law to which the Parent, the Borrowers or any of their Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Adverse Amount.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Parent, the Borrowers or any of their Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         4.18 Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Parent, the Borrowers and their Subsidiaries to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Parent, the Borrowers or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         4.19 Security Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock described therein and proceeds thereof and, when the stock certificates representing the Pledged Stock described therein are delivered to the Administrative Agent, each such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant pledgor in such Pledged Stock and the proceeds thereof, as security for the Obligations (as defined in the relevant Pledge Agreement), in each case prior and superior in right to any other Person.

          (b) The Borrowers Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(b), the Borrowers Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Borrowers Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

          (c) Each Mortgage, when executed and delivered by the relevant Loan Party, shall be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, and when each Mortgage is filed in the office(s) specified on Schedule 4.19(c), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

         4.20 Solvency. Each Loan Party is, and after giving effect to the consummation of the Recapitalization and to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, taking into account the provisions of Section 2.24, Solvent.

         4.21 Purchase Agreement Representations and Warranties. On the Closing Date, each of the representatives and warranties of the Borrowers set forth in
Article VI of the Purchase Agreement are true and correct in all material respects.


                         SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Arranger shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent and each of the Borrowers, with a counterpart for each Lender, (ii) for the account of any Lender requesting Notes in accordance with Section 2.9(e), Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrowers, (iii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, (iv) the Borrowers Security Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart or a conformed copy for each Lender, (v) (except as provided in subsection 6.12) each of the Assignments of Insurance, each executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender, and (vi) each Mortgage, executed and delivered by a duly authorized officer of each party thereto, with a counterpart for each Lender.

          (b) Related Agreements. The Arranger shall have received, in form and substance satisfactory to it, with a copy for each Lender, true and correct copies, certified as to authenticity by the Designated Borrower, of (i) the Recapitalization Agreement and any of the other Recapitalization Documents reasonably requested by the Arranger (ii) the Management Contracts, (iii) the Shareholders Agreement, (iv) the Certificate of Designations for each series of the Preferred Stock, (v) the Registration Rights Agreement (vi) the Purchase Agreement, (vii) the limited liability company agreement for the Parent, and (viii) the Subordination Agreement. Except as provided in subsection 6.12, the Arranger shall have received (in a form reasonably satisfactory to the Arranger), with a copy for each Lender, true and correct copies, certified as to authenticity by the Designated Borrower, of the Insurance Policies (or certificates evidencing the effectiveness of such Insurance Policies and the material terms thereof) and such other documents or instruments as may be reasonably requested by the Arranger, including, without limitation, a copy of any other debt instrument, security agreement or other material contract to which any Borrower may be a party.

          (c) Recapitalization. On or prior to the Closing Date, the Recapitalization shall have been consummated for an aggregate purchase price not exceeding $125,000,000 (which amount may be increased or decreased in accordance with certain purchase price adjustments described in section 4.3 of the Recapitalization Agreement, including all fees, costs, and expenses incurred in connection therewith, pursuant to the Recapitalization Documents, any conditions precedent set forth in the Recapitalization Agreement shall have been satisfied or waived, and no material provision of the Recapitalization Documents shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Arranger.

          (d) Capitalization; Capital Structure. The Borrowers shall have received (i) at least $30,780,000 from the issuance of the Series A Preferred, (ii) at least $20,000,000 from the issuance of the Subordinated Debt pursuant to the Purchase Agreement and (iii) at least $14,200,000 and at least $20,000,000 from the issuance of the Series B Preferred and the Series C Preferred, respectively, to the Individual Shareholders. The capital structure of the Parent, the Borrowers and each of their Subsidiaries after the Recapitalization shall be satisfactory to the Arranger and the Lenders in all respects.

          (e) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, which Pro Forma Balance Sheet shall be in form and substance satisfactory to the Lenders and (ii) satisfactory unaudited interim combined financial statements of the Borrowers for each fiscal month of the Borrowers ended in the 1996 fiscal year of the Borrowers as to which such financial statements are available prior to the Closing Date and such financial statements shall not reflect any material adverse change in the combined financial condition of the Borrowers as reflected in the financial statements previously delivered to the Lenders.

          (f) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or advisable in connection with the Recapitalization, the transactions contemplated hereby and the continuing operations of the Borrowers shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization, the financing thereof, the financing contemplated hereby or the continuing operations of the Borrowers. Notwithstanding the foregoing requirement with respect to third party approvals, the Borrowers shall not be required to have obtained landlords' waivers in form and substance satisfactory to the Arranger relating to the Lender's security interest in the Borrower's assets for more than 20% of the Borrowers' leases on the Closing Date.

          (g) Business Plan. The Lenders shall have received a satisfactory detailed business plan of the Borrowers for fiscal years 1996 - 2002 and a satisfactory written analysis of the business and prospects of the Borrowers for the period from the Closing Date through the final maturity of the Term Loans.

          (h) Lien Searches. The Arranger shall have received the results of a recent lien search in each of the relevant jurisdictions where assets of the Borrowers are located, and such search shall reveal no liens on any of the assets of the Borrowers except for liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Arranger.

          (i) Expenses. The expenses incurred in connection with the Recapitalization and the financing thereof shall not exceed $7,000,000 in the aggregate.

          (j) Valuation of Inventory. The Lenders shall have received copies of a valuation, prepared by a firm satisfactory to the Arranger and in form and substance satisfactory to the Arranger, of the inventory of the Borrowers.

          (k) Management. The Lenders shall be satisfied that senior managers acceptable to them shall be available to manage the Borrowers.

          (l) Working Capital. The Lenders shall be satisfied with the sufficiency of amounts available to the Borrowers pursuant to the aggregate Revolving Credit Commitments to meet the ongoing working capital needs of the Borrowers following the Recapitalization and the consummation of the other transactions contemplated hereby.

          (m) Officers. The Lenders shall be satisfied with the results of an independent background investigation concerning certain key officers, directors and managers of the Borrowers.

          (n) Closing Certificate. The Arranger shall have received, with a counterpart for each Lender, a certificate of each Loan Party (other than the Individual Shareholders), dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (o) Corporate Proceedings of Loan Parties. The Arranger shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, and
     (ii) in the case of the Borrowers, the borrowings contemplated hereunder.

          (p) Fees. The Arranger shall have received all fees, expenses and other consideration required to be paid on or before the Closing Date.

          (q) Legal Opinions. The Arranger shall have received, with a counterpart for each Lender, the following executed legal opinions:

                  (i) the executed legal opinion of Pepper, Hamilton & Scheetz, counsel to the Parent, substantially in the form of Exhibit H-1;

                  (ii) the executed legal opinion of Baker, Donelson, Bearman & Caldwell, counsel of the Borrowers and the other Loan Parties, substantially in the form of Exhibit H-2; and

                  (iii) the executed legal opinion of Simpson Thacher & Bartlett, in form and substance satisfactory to the Arranger;

    Each such legal opinion shall be in form and substance satisfactory to the Lenders and shall cover such matters incident to the transactions contemplated by this Agreement as the Arranger may reasonably require.

          (r) Pledged Stock; Stock Powers. The Arranger shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (s) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Arranger to be filed, registered or recorded in order to create in favor of the Arranger, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

          (t) Surveys. The Arranger shall have received, and the title insurance company issuing the policy referred to in Section 5.1(u) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the property covered by each Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Arranger and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Arranger and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

          (u) Title Insurance Policy. The Arranger shall have received in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount satisfactory to the Arranger; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Arranger; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1992; (vi) contain such endorsements and affirmative coverage as the Arranger may request and (vii) be issued by title companies satisfactory to the Arranger (including any such title companies acting as co-insurers or reinsurers, at the option of the Arranger). The Arranger shall have received evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

          (v) Flood Insurance. If requested by the Arranger, the Arranger shall have received (i) a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any Mortgage, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (C) has a term ending not earlier than the maturity of the indebtedness secured by such Mortgage and (ii) confirmation that the Company has received the notice requirement pursuant to Section 208(e)(3) of Regulation H of the Board.

          (w) Copies of Documents. The Arranger shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 5.1(u) and a copy, certified by such parties as the Arranger may deem appropriate, of all other documents affecting the property covered by each Mortgage.

          (x) Solvency Opinion. The Arranger shall have received, with a copy for each Lender, an opinion from an independent valuation firm satisfactory to the Arranger documenting the solvency of the Borrowers after giving effect to the Recapitalization (including the fair market value of the Borrower's assets) and the other transactions contemplated hereby.

          (y) Termination of Prior Credit Facilities. The Arranger shall have received evidence satisfactory to it that the Prior Credit Facilities shall have been terminated and all amounts payable thereunder shall have been paid in full.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) Additional Matters. All proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Recapitalization shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

          The Parent and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Parent and the Borrowers shall and shall cause each of their respective Subsidiaries to:

          6.1 Financial Statements. Furnish to each Lender:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrowers, a copy of the combined balance sheet of the Borrowers and their Subsidiaries as at the end of such year and the related combined statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers, the unaudited combined balance sheet of the Borrowers and their Subsidiaries as at the end of such quarter and the related unaudited combined statements of income and retained earnings and of cash flows of the Borrowers and their Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Parent and of the Designated Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrowers (other than the third, sixth, ninth and twelfth such month), the unaudited combined balance sheets of the Borrowers and their Subsidiaries as at the end of such month and the related unaudited combined statements of income and retained earnings and of cash flows of the

     Borrowers and their Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except for any change in accounting principle in accordance with GAAP
(A) as approved (i) by such accountants (in the case of audited financial statements) or (ii) by a Responsible Officer of the Designated Borrower (in the case of unaudited financial statements), (B) as disclosed therein, (C) as approved in writing by the Required Lenders if such change results in a significant increase in Combined EBITDA for the periods reflected therein and,
(D) in the case of interim financial statements, subject to normal year-end adjustments, including adjustments for inventory capitalization and depreciation).

          6.2 Certificates; Other Information. Furnish to each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) copies of all reports or written communications providing advice, recommendations or analysis to the management of the Borrowers from such independent certified public accountants with regard to their audit of the financial statements referred to in Section 6.1 or the internal financial controls and systems of the Borrowers;

          (b) concurrently with the delivery of any financial statement pursuant to Section 6.1, (y) a certificate of a Responsible Officer of each of the Parent and the Designated Borrower stating that, to the best of each such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrowers have complied with the requirements of Section 6.11 with respect thereto), (ii) neither the Parent, the Borrowers nor any of their Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (z) in the case of quarterly or annual financial statements, a certificate containing all information reasonably necessary for determining compliance by the Parent, the Borrowers and their Subsidiaries with the provisions of this Agreement (including but not limited to Sections 2.12 and 7.1) as of the last day of such fiscal quarter or fiscal year of the Borrowers as the case may be;

          (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrowers, a projected combined balance sheet of the Borrowers as of the end of the following fiscal year, and the related combined statements of projected cash flow, projected changes in financial position and projected income for the following fiscal year, together with an operating budget with respect to the following fiscal year, and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Parent stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (d) within 45 days after the end of each month of each fiscal year of the Parent, a narrative discussion and analysis of the financial condition and results of operations of the Borrowers for such month and for the period from the beginning of the then current fiscal year to the end of such month, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) within five days after the same are filed, copies of all financial statements and reports which the Parent or the Borrowers may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent, the Borrowers or their Subsidiaries, as the case may be.

          6.4 Conduct of Business and Maintenance of Existence, etc. (a) Continue to engage in business of the same general type as now conducted by it,
(b) preserve, renew and keep in full force and effect its existence and (c) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted pursuant to Section 7.5 and except, in the case of clause (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

          6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent, the Borrowers and their Subsidiaries with senior officers of the Parent, the Borrowers and their Subsidiaries and with its independent certified public accountants.

          6.7 Notices. Promptly give notice to the Administrative Agent of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Parent, the Borrowers or any of their Subsidiaries or
     (ii) litigation, investigation or proceeding which may exist at any time between the Parent, the Borrowers or any of their Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Parent, the Borrowers or any of their Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Parent, the Borrowers or any of their Subsidiaries knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of the Designated Borrower setting forth details of the occurrence referred to therein and stating what action the Parent, the relevant Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9 Interest Rate Protection. In the case of the Borrowers, within 90 days after the Closing Date, enter into Interest Rate Protection Agreements with one or more of the Lenders providing interest rate protection with respect to at least $25,000,000 of the Term Loans for a period of at least 24 months at an interest rate not higher than 3% above the Eurodollar Rate that would be applicable to a six-month Interest Period commencing on the Closing Date.

          6.10 Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          6.11 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Parent, the Borrowers or any of their Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (y) any assets described in paragraph (b) of this Section and (z) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, with respect to any material fee real property acquired by the Parent, the Borrowers or their Subsidiaries after the Closing Date, deliver to the

     Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly upon the request of the Administrative
     Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Parent, the Individual Shareholders, the Borrowers or any of their Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers duly executed and delivered in blank, (iii) cause such new Subsidiary (A) to become a Borrower party hereto (in the case of a Subsidiary of the Parent) or a party to a guarantee and a security agreement (in the case of a Subsidiary of the Borrowers), in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by such security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.12 Key Man Life Insurance. Obtain within 30 days after the Closing Date and maintain at all times thereafter key man life insurance policies in the amount of $3,000,000 on each of the Management Shareholders; and upon obtaining such policies, execute and deliver all documents and take all actions in respect thereof that would be required by subsection 5.1(b) if such policies were in effect on the Closing Date.

          6.13 Store Locations. Maintain leases in accordance with past practices with respect to all store locations for the Borrowers and their Subsidiaries.

          6.14 Landlord Waivers. Obtain landlords' waivers in form and substance satisfactory to the Arranger and/or the Administrative Agent relating to the Lender's security interest in the Borrower's assets for at least 20% of the leases on the Closing Date, 40% of the leases within 60 days after the Closing Date, 60% of the leases within 120 days after the Closing Date, 80% of the leases within 180 days after the Closing Date and 90% of the leases within one year after the Closing Date and thereafter.

          6.15 Purchase Agreement Affirmative Covenants. Comply with Sections 7.01(a) - (o) and 7.03 of the Purchase Agreement, which Sections, together with all definitions of defined terms used in such Sections, are hereby incorporated by reference herein (without giving effect to any subsequent amendment or other modification thereof not consented to by the Required Lenders) as if such provisions were set forth in full herein.

          6.16 Termination of Series C Preferred Voting Rights. Within five Business Days of the Closing Date, cause the Certificate of Designations of each Borrower to be amended to provide that (i) all voting rights of the Series C Preferred may be terminated by the Parent at any time during the continuance of an Event of Default if the Parent has been directed to do so by the Administrative Agent and (ii) all voting rights of the Series C Preferred will terminate automatically upon the occurrence of an Event of Default pursuant to Section 8(f). Upon receipt of a demand by the Administrative Agent to such effect at any time during the continuance of an Event of Default, the Parent shall immediately take all actions necessary to terminate all voting rights of the Series C Preferred.


                         SECTION 7. NEGATIVE COVENANTS

          The Parent and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Parent and the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

          7.1 Financial Condition Covenants.

          (a) Combined Total Debt Ratio. Permit the Combined Total Debt Ratio of the Borrowers and their Subsidiaries for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


                                              Combined
               Fiscal Quarter                Total Debt Ratio
          ----------------------          ----------------------
          Third Quarter 1996                   N.A.
          Fourth Quarter 1996                  4.50 to 1.0
          First Quarter 1997                   4.50 to 1.0
          Second Quarter 1997                  4.50 to 1.0
          Third Quarter 1997                   4.25 to 1.0
          Fourth Quarter 1997                  3.50 to 1.0
          First Quarter 1998                   3.50 to 1.0
          Second Quarter 1998                  3.50 to 1.0
          Third Quarter 1998                   3.50 to 1.0
          Fourth Quarter 1998                  2.75 to 1.0
          First Quarter 1999                   2.75 to 1.0
          Second Quarter 1999                  2.75 to 1.0
          Third Quarter 1999                   2.50 to 1.0
          Fourth Quarter 1999                  2.15 to 1.0
          First Quarter 2000                   2.15 to 1.0

                                              Combined
               Fiscal Quarter                Total Debt Ratio
          ----------------------          ----------------------
          Second Quarter 2000                 2.15 to 1.0
          Third Quarter 2000                  1.90 to 1.0
          Fourth Quarter 2000                 1.60 to 1.0
          First Quarter 2001                  1.60 to 1.0
          Second Quarter 2001                 1.60 to 1.0
          Third Quarter 2001                  1.35 to 1.0
          Fourth Quarter 2001                 1.00 to 1.0
          First Quarter 2002                  1.00 to 1.0
          Second Quarter 2002                 .75 to 1.0

          (b) Maintenance of Net Worth. Permit Combined Net Worth of the Borrowers and their Subsidiaries at any time during any fiscal quarter of the Borrowers set forth below to be less than the amount set forth below opposite such fiscal quarter:


                 Fiscal Quarter                                Net Worth
                 --------------                              ------------
          Third Quarter 1996                                 $ 63,000,000
          Fourth Quarter 1996                                  65,000,000
          First Quarter 1997                                   65,000,000
          Second Quarter 1997                                  65,000,000
          Third Quarter 1997                                   65,000,000
          Fourth Quarter 1997                                  72,000,000
          First Quarter 1998                                   70,000,000
          Second Quarter 1998                                  70,000,000
          Third Quarter 1998                                   70,000,000
          Fourth Quarter 1998                                  77,000,000
          First Quarter 1999                                   75,000,000
          Second Quarter 1999                                  75,000,000
          Third Quarter 1999                                   75,000,000
          Fourth Quarter 1999                                  85,000,000
          First Quarter 2000                                   83,000,000
          Second Quarter 2000                                  83,000,000
          Third Quarter 2000                                   83,000,000
          Fourth Quarter 2000                                  95,000,000
          First Quarter 2001                                   93,000,000
          Second Quarter 2001                                  93,000,000
          Third Quarter 2001                                   93,000,000
          Fourth Quarter 2001                                 105,000,000
          First Quarter 2002                                  105,000,000

                 Fiscal Quarter                                Net Worth
                 --------------                              ------------
          Second Quarter 2002                                 105,000,000

          (c) Combined Interest Coverage Ratio. Permit the Combined Interest Coverage Ratio of the Borrowers and their Subsidiaries for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                           Combined Interest
               Fiscal Quarter              Coverage Ratio
          ----------------------           --------------
          Third Quarter 1996                N.A.
          Fourth Quarter 1996               3.75 to 1.0
          First Quarter 1997                2.50 to 1.0
          Second Quarter 1997               2.20 to 1.0
          Third Quarter 1997                2.20 to 1.0
          Fourth Quarter 1997               2.40 to 1.0
          First Quarter 1998                2.40 to 1.0
          Second Quarter 1998               2.40 to 1.0
          Third Quarter 1998                2.65 to 1.0
          Fourth Quarter 1998               3.00 to 1.0
          First Quarter 1999                3.00 to 1.0
          Second Quarter 1999               3.00 to 1.0
          Third Quarter 1999                3.25 to 1.0
          Fourth Quarter 1999               3.75 to 1.0
          First Quarter 2000                3.75 to 1.0
          Second Quarter 2000               3.75 to 1.0
          Third Quarter 2000                4.00 to 1.0
          Fourth Quarter 2000               4.75 to 1.0
          First Quarter 2001                4.75 to 1.0
          Second Quarter 2001               4.75 to 1.0
          Third Quarter 2001                5.00 to 1.0
          Fourth Quarter 2001               5.75 to 1.0
          First Quarter 2002                5.75 to 1.0
          Second Quarter 2002               6.00 to 1.0


          (d) Combined Fixed Charge Coverage Ratio. Permit the Combined Fixed Charge Coverage Ratio of the Borrowers and their Subsidiaries for any period of four consecutive fiscal quarters of the Borrowers ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


              Fiscal Quarter                     Combined Fixed Charge
              --------------                        Coverage Ratio
                                                 ---------------------
          Third Quarter 1996                        N.A.
          Fourth Quarter 1996                       1.35 to 1.00
          First Quarter 1997                        1.00 to 1.00
          Second Quarter 1997                       1.00 to 1.00
          Third Quarter 1997                        1.00 to 1.00
          Fourth Quarter 1997                       1.05 to 1.00
          First Quarter 1998                        1.00 to 1.00
          Second Quarter 1998                       1.00 to 1.00
          Third Quarter 1998                        1.00 to 1.00
          Fourth Quarter 1998                       1.05 to 1.00
          First Quarter 1999                        1.00 to 1.00
          Second Quarter 1999                       1.00 to 1.00
          Third Quarter 1999                        1.00 to 1.00
          Fourth Quarter 1999                       1.05 to 1.00
          First Quarter 2000                        1.00 to 1.00
          Second Quarter 2000                       1.00 to 1.00
          Third Quarter 2000                        1.00 to 1.00
          Fourth Quarter 2000                       1.10 to 1.00
          First Quarter 2001                        1.00 to 1.00
          Second Quarter 2001                       1.00 to 1.00
          Third Quarter 2001                        1.00 to 1.00
          Fourth Quarter 2001                       0.85 to 1.00
          First Quarter 2002                        0.85 to 1.00
          Second Quarter 2002                       0.75 to 1.00


          7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

          (a) Indebtedness of the Borrowers under the Loan Documents and the Subordinated Debt;

          (b) Indebtedness of a Borrower to a Borrower or a Wholly Owned Subsidiary and of a Wholly Owned Subsidiary to a Borrower or any other Wholly Owned Subsidiary;

          (c) Indebtedness of a Borrower or any Subsidiary incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrowers and their Subsidiaries $2,500,000 at any time outstanding; and

          (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d).

          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent, the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Parent, the Borrowers or any Subsidiary;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of a Borrower or any Subsidiary incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

          (h) Liens created pursuant to the Security Documents; and

          (i) Liens of landlords arising by operation of law, and Liens of a lessor under any lease entered into by a Borrower or any Subsidiary in the ordinary course of its business, to the extent the provisions of such leases relating to such Liens are standard and customary in the relevant market.

          7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4(a);

          (b) guarantees made in the ordinary course of its business by the Parent or any Borrower of obligations of any of their respective Subsidiaries or a Borrower, as the case may be, which obligations are otherwise permitted under this Agreement;

          (c) Guarantee Obligations in respect of Standby Letters of Credit; and

          (d) the Guarantee Obligation of the Parent pursuant to Section 10; and

          (e) Guarantee Obligations in respect of loans by a third party to an employee of a Borrower or Subsidiary for the purchase of the Capital Stock of the Parent in an aggregate amount not to exceed at any one time outstanding (i) $1,000,000 minus (ii) the aggregate principal amount of any loans or advances made by the Parent or the Borrowers pursuant to Section 7.9(c)(ii).

          7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Wholly Owned Subsidiary of the Parent or Borrower may be merged or combined with or into any Borrower (provided that such Borrower shall be the continuing or surviving corporation);

          (b) any Wholly Owned Subsidiary or Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other Wholly Owned Subsidiary of a Borrower; and

          (c) the Recapitalization, and

          (d) the Parent may liquidate, wind-up or dissolve itself so long as
     (i) at such time no Default or Event of Default shall have occurred and be continuing, (ii) the Parent has no material assets at the time of such transaction other than assets subject to the Lien of a Security Document and (iii) the distribution of such assets in such transaction is made subject to the Liens of the Security Documents and at the time of such transaction the Borrowers and such recipients enter into such instruments and take such actions (including delivery to the Administrative Agent of appropriate legal opinions) as shall be reasonably requested by the Administrative Agent to ensure and evidence that the Liens of the Security Documents on such assets are unaffected by such transaction.

          7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Parent or any Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business having a fair market value not to exceed, in the aggregate, $500,000 in any period of twelve consecutive months;

          (b) the sale or other disposition of any property in the ordinary course of business, provided that (other than inventory) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $500,000;

          (c) the sale of inventory in the ordinary course of business; and

          (d) as permitted by Section 7.5(b).

          7.7 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent, the Borrowers or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent, the Borrowers or any Subsidiary (collectively, "Restricted Payments"), except:

          (a) payments of interest on the Subordinated Debt in accordance with the Subordination Agreement and the Purchase Agreement;

          (b) so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) there is Excess Cash Flow for the most recently ended fiscal year of the Borrowers and (iii) the Combined Management Fee Ratio for such fiscal year is greater than 3.25 to 1.00 in the case of the 1996 fiscal year, 2.25 to 1.00 in the case of the 1997 fiscal year, 2.75 to
     1.00 in the case of the 1998 fiscal year, 3.50 to 1.00 in the case of the 1999 fiscal year, 4.50 to 1.00 in the case of the 2000 fiscal year, and
     5.50 to 1.00 in the case of the 2001 and 2002 fiscal years, then the Borrowers may pay Management Fees to the Individual Shareholders in an amount not to exceed

     $1,000,000 per year in the case of the 1996 fiscal year and $1,800,000 per year otherwise in the aggregate during the thirty-day period after the date on which the financial statements of the Borrowers referred to in Section 6.1(a) with respect to the fiscal year ending with such fourth fiscal quarter are delivered to the Lenders; and

          (c) so long as no Default or Event of Default shall have occurred and be continuing, purchases or redemptions of the Capital Stock of the Parent, the Borrowers or their Subsidiaries held by employees of the Borrowers, other than the Individual Shareholders, in an aggregate amount not to exceed $500,000 per year and $1,000,000 in total.

          7.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrowers and their Subsidiaries during any of the fiscal years of the Borrowers set forth below, the amount set forth opposite such fiscal year below:


                  Fiscal Year                          Amount
                  -----------                       -----------
                  Closing Date-FYE 1996              $3,500,000
                  1997                               $5,000,000
                  1998                               $5,500,000
                  1999                               $5,500,000
                  2000                               $6,000,000
                  2001                               $6,500,000
                  2002                               $6,500,000

provided that not more than 20 new retail store locations on premises owned by the Borrowers in fee or subject to a long-term lease shall be opened in fiscal year 1996; not more than 22 new retail store locations on premises owned by the Borrowers in fee or subject to a long-term lease shall be opened in fiscal year 1997; and not more than 25 new retail store locations on premises owned by the Borrowers in fee or subject to a long-term lease may be opened in any fiscal year after 1997.

          7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in Cash Equivalents;

          (c) loans and advances to employees of a Borrower or Subsidiary for
     (i) travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $250,000 at any one time outstanding and (ii) the purchase of the Capital Stock of the Parent in an aggregate principal amount not to exceed at any one time outstanding (A) $1,000,000 minus (B) the aggregate principal amount of any loans guaranteed by the Parent or the Borrowers pursuant to Section 7.4(e); and

          (d) investments by any Borrower in any Borrower or a Wholly Owned Subsidiary and investments by any Wholly Owned Subsidiary in any Borrower and in other Wholly Owned Subsidiaries.

          7.10 Limitation on Optional Payments and Modifications of Debt Instruments and Preferred Stock, etc. (a) Make any optional payment or prepayment on or redemption or purchase of any material Indebtedness (other than the Loans) or preferred stock, including, without limitation, the Subordinated Debt and the Preferred Stock, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness, including but not limited to the Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest or dividends thereon), (c) amend the Subordination Agreement, (d) amend, modify or change in any material respect, or consent or agree to any amendment, modification, or change in any material respect to the terms of the Preferred Stock or any other capitalization or organizational documents, except as contemplated by Section 6.4.2 of the amended and restated charter of the Borrowers as in effect on the Closing Date; (e) amend, modify or change, the Shareholders Agreement or the Registration Rights Agreement in a manner that would adversely affect the rights or interests of the Borrowers, the Administrative Agent or the Lenders or (f) amend, modify, renew or extend the Management Contracts in a manner which (i) would have the effect of increasing the compensation due the Management Shareholders in the aggregate to an amount in excess of $750,000 in any fiscal year or (ii) otherwise would adversely affect the rights or interests of the Administrative Agent or the Lenders.

          7.11 Limitation on Transactions with Affiliates. Except as set forth on Schedule 7.11, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Parent or the Borrowers) unless such transaction (a) is otherwise permitted under this Agreement, (b) is in the ordinary course of the Parent's, the Borrowers or such Subsidiary's business,
(c) is upon fair and reasonable terms no less favorable to the Parent, the Borrowers or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate and
(d) is (unless immaterial) disclosed in writing to the Administrative Agent.

          7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Parent, the Borrowers or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent, the Borrowers or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent, the Borrowers or such Subsidiary.

          7.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Parent, the Borrowers or any of their respective Subsidiaries to end on a day other than December 31.

          7.14 Limitation on Negative Pledge Clauses. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents and the Purchase Agreement or (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Parent, the Borrowers or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

          7.16 Limitation on Activities of the Parent. In the case of the Parent, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrowers, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party and
(iii) obligations with respect to its Capital Stock (other than any such obligations constituting Indebtedness), (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrowers in accordance with Section 7.7 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrowers or (d) create or permit to exist any Subsidiary of the Parent or any Borrower other than a wholly owned Subsidiary.

          7.17 Purchase Agreement Negative Covenants. Fail to comply with
Section 7.02 of the Purchase Agreement, which Section, together with all definitions of defined terms used in such Section, are hereby incorporated by reference herein (without giving effect to any subsequent amendment or other modification thereof not consented to by the Required Lenders) as if such provisions were set forth in full herein.

                          SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by the Parent, a Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) (i) The Parent, a Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 2.7, 6.1(a), 6.7, 6.9, or 7, Section 5(b) of the Parent Pledge Agreement,
     Section 5(b) of the Management Pledge Agreement or Section 4.4 of the Borrowers Security Agreement or (ii) an Event of Default (as defined in the Mortgage) shall occur under any Mortgage; or

          (d) The Parent, a Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
     (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Parent, Borrower or other Loan Party, as applicable, from the Administrative Agent or the Required Lenders; or

          (e) The Parent, a Borrower or any Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
     (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause
     (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this

     Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and/or Guarantee Obligations of the Parent, the Borrowers and all Subsidiaries the outstanding principal amount of which exceeds in the aggregate $250,000; or

          (f) (i) The Parent, a Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent, a Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent, a Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent, a Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent, a Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Parent, a Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of a Borrower, a Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) a Borrower, a Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Parent, the Borrowers or any of their Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) Section 10 shall cease, for any reason, to be in full force and effect or the Parent shall so assert; or

          (k) (i) The Parent and the Management Shareholders shall cease to have the power (whether or not exercised) to elect a majority of the directors of any of the Borrowers, (ii) the Parent shall cease to own and control, of record and beneficially, directly, 60% of the outstanding Capital Stock of each Borrower, (iii) the Advent Funds and the Management Shareholders shall cease to own and control, directly or indirectly, 60% of the outstanding Capital Stock of each Borrower, (iv) the Advent Funds shall cease to own and control, of record and beneficially, directly, 55% of the member interests of the Parent, (v) the Advent Funds shall cease to own and control, directly or indirectly, 35% of the outstanding Capital Stock of each Borrower; provided, that (A) each of the foregoing ownership percentages in respect of the Borrower will be reduced to give effect to the dilution resulting from the exercise of the Warrants and (B) each of the foregoing shall be amended by the Administrative Agent and the Borrowers at the time of any transaction permitted by Section 7.5(d) to provide for such transaction or (vi) a "Change of Control" as defined in the Purchase Agreement shall occur and be continuing; or

          (l) (i) There shall have occurred any amendment, supplement or other modification of the Purchase Agreement or the Subordination Agreement, which in any such case shall not have been consented to in advance in writing by the Administrative Agent and the Required Lenders, except to the extent such amendment, supplement or modification is expressly permitted by
     Section 7.10 or (ii) the Subordination Agreement shall cease, for any reason, to be valid or any Loan Party or any of its Subsidiaries shall so assert in writing; or

          (m) There shall have occurred an "Event of Default" as defined in the Purchase Agreement;

     then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Parent, a Borrower or any Subsidiary, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Designated Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Designated Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                       SECTION 9. THE ADMINISTRATIVE AGENT

     9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not be responsible for any actions or approvals taken or granted by the Arranger.

          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent or the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender, the Parent or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent or the Borrowers and without limiting the obligation of the Parent or the Borrowers to do so), ratably according to their respective Revolving Credit Percentages, Tranche A Term Loan Percentages and

     Tranche B Term Loan Percentages in effect on the date on which indemnification is sought under this Section 9.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

          9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall have been approved by the Parent and the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such apportionment and approval, the term "Administrative Agent" shall mean such successor agent and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The Required Lenders, with the consent of the Designated Borrower, may replace the Administrative Agent, provided, however, that if a Default or an Event of Default shall occur and be continuing the consent of the Designated Borrower shall not be required.

          9.10 The Arranger. The Arranger, in its capacity as such, shall not have any duties or responsibilities hereunder or under any Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Arranger in its capacity as such.


                              SECTION 10. GUARANTEE

          10.1 Guarantee. To induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, the Parent hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and the Parent further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 10. The guarantee contained in this Section 10, subject to
     Section 10.5, shall remain in full force and effect until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

          10.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding any payment or payments made by the Parent hereunder or any set-off or application of funds of the Parent by any Lender, the Parent shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrowers or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall the Parent seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the Parent hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full, no Letters of Credit are outstanding and the Revolving Credit Commitments are terminated. If any amount shall be paid to the Parent on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, any Letter of Credit shall be outstanding or the Revolving Credit Commitments shall not have been terminated, such amount shall be held by the Parent in trust for the Administrative Agent and the Lenders, segregated from other funds of the Parent, and shall, forthwith upon receipt by the Parent, be turned over to the Administrative Agent in the exact form received by the Parent (duly indorsed by the Parent to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The Parent hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrowers or any other Person which may have arisen in connection with the guarantee contained in this Section 10.

          10.3 Amendments, etc. with respect to the Obligations. The Parent shall remain obligated under this Section 10 notwithstanding that, without any reservation of rights against the Parent, and without notice to or further assent by the Parent, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

          10.4 Guarantee Absolute and Unconditional. The Parent waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between any Borrower or the Parent, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
     Section 10. The Parent waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or the Parent with respect to the Obligations. The guarantee contained in this
     Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or the Parent) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Parent under the guarantee contained in this
     Section 10, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 10 against the Parent, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Parent of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Parent.

          10.5 Reinstatement. The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

          10.6 Payments. The Parent hereby agrees that any payments in respect of the Obligations pursuant to this Section 10 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 11.2.

                            SECTION 11. MISCELLANEOUS

          11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Note, or reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, or make any change in the application of any prepayment of the Loans specified in the first sentence of Section 2.12(d) or in Section 2.18(a), in each case without the consent of each Lender directly affected thereby, (ii) extend the scheduled date of any amortization payment in respect of the Tranche A Term Loans referred to in Section 2.9 without the consent of each Lender affected thereby or extend the scheduled date of any amortization payment in respect of the Tranche B Term Loans referred to in Section 2.9 without the consent of each Lender affected thereby, (iii) amend, modify or waive any provision of this Section 11.1 or reduce any percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents or release all or a substantial portion of the Collateral (other than in connection with any sale or other disposition of assets permitted by Section 7.6) or any guarantee of the Obligations, in each case without the written consent of all the Lenders, (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent, (v) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender, (vi) amend, modify or waive any provision of Section 2.25, 2.26, or 2.27 without the written consent of the Swing Line Lender or (vii) amend, modify or waive any provision of Section 2.7 without the written consent of (A) the holders of 85% or more of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate outstanding Revolving Extensions of Credit and (B) the Required Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Designated Borrower and the Administrative Agent, and as set forth in Schedule 1.1B in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Parent:                Kirklands Holdings L.L.C.
                                    Advent International Corporation
                                    101 Federal Street
                                    Boston, Massachusetts  02110
                                    Attention:  David M. Mussafer
                                    Telecopy: (617) 951-0566
                                    Telephone:  (617) 951-9469

         The Designated
           Borrower:                Kirkland's, Inc.
                                    805 North Parkway
                                    Jackson, Tennessee  38305
                                    Attention:  Carl Kirkland
                                    Telecopy:  (901) 664-9345
                                    Telephone:  (901) 668-2444

         with a copy to:

                                    Baker, Donelson, Bearman & Caldwell
                                    Tennessee Building
                                    165 Madison Avenue, 20th Floor
                                    Memphis, TN  38103
                                    Attention:  Robert Walker, Esq.
                                    Telecopy:   (901) 577-2303
                                    Telephone:  (901) 577-2719

                                    and

                                    Pepper, Hamelton & Scheetz
                                    3000 Two Logan Square
                                    18th and Arch Streets
                                    Philadelphia, PA  19103
                                    Attention:  Cary S. Levinson, Esq.
                                    Telecopy:   (215) 981-4750
                                    Telephone:  (215) 981-4000



         The Administrative
           Agent:                   The First National Bank of Boston
                                    100 Federal Street
                                    Boston, Massachusetts  02110
                                    Attention:  Dan Corcoran
                                    Telecopy:  (617) 434 8102
                                    Telephone:  (617) 434-2251


     provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 2.10, 2.11, 2.13 or
     2.26 shall not be effective until received. Any notice or delivery to or from or consent required of the Borrowers hereunder or pursuant to any other Loan Document may be made to or by the Designated Borrower on behalf of the Borrowers.

          11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.4 Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          11.5 Payment of Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent, the Borrowers any of their Subsidiaries or any of the Properties (all the foregoing in this clause
     (d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section

          11.5 shall survive repayment of the Notes and all other amounts payable hereunder and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

          11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that neither the Parent nor the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrowers, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or funds that regularly invest in loans and/or loan participations or, with the consent of the Borrowers and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), any other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees payable hereunder, postpone the date of the final maturity of the Notes, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or a substantial portion of the Collateral (other than in connection with any sale or other disposition of assets permitted by
     Section 7.6) or any guarantee of the Obligations, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.20, 2.21 and 2.22 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.21, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Designated Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by Lehman Commercial Paper Inc. for a period of 120 days following the Closing Date), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement, the Letters of Credit and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Designated Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $2,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes). Such assignment need not be ratable as among any Tranche A Term Loan Commitments and/or Tranche A Term Loans, Tranche B Term Loan Commitments and/or Tranche B Term Loans and Revolving Credit Commitments and/or Revolving Credit Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (g) of this Section 11.6, the consent of the Designated Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

          (d) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. federal income tax purposes may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to exchange any promissory note(s) evidencing such Obligations for promissory note(s) registered as provided in paragraph (f) below and substantially in the form of Exhibit I-1 (in the case of Obligations in respect of Tranche A Term Loans),
     Exhibit I-2 (in the case of Obligations in respect of Tranche B Term Loans), or Exhibit I-3 (in the case of Obligations in respect of Revolving Credit Loans) (each, an "Alternative Note"). Alternative Notes may not be exchanged for promissory notes that are not Alternative Notes.

          (e) Each Non-U.S. Lender that holds Alternative Note(s) (an "Alternative Noteholder") (or, if such Alternative Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrowers prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder each of the forms and certifications required by
     Section 2.21(b).

          (f) An Alternative Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s). No assignment of an Alternative Note and the Obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 11.6(f).

          (g) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders (including Alternative Noteholders) and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (h) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Designated Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,000 (except that no such registration and processing fee shall be payable (y) by Lehman Commercial Paper Inc. for a period of 120 days following the Closing Date or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Designated Borrower. On or prior to such effective date, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, of the assigning Lender) a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of such Assignee (or, in the case of any Alternative Note, payable to such Assignee or its registered assigns) in an amount equal to the Revolving Credit Commitment, Tranche A Loan and/or Tranche B Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment, Tranche A Loan and/or Tranche B Loan, as the case may be, a new Revolving Credit Note, Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of the assigning Lender (or, in the case of any Alternative Note, payable to such assigning Lender or its registered assigns) in an amount equal to the Revolving Credit Commitment, Tranche A Loan and/or Tranche B Loan, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

          (i) Each of the Parent and the Borrowers authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Parent, the Borrowers and their respective Affiliates which has been delivered to such Lender by or on behalf of the Parent or the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Parent or the Borrowers in connection with such Lender's credit evaluation of the Parent, the Borrowers and their respective Affiliates prior to becoming a party to this Agreement.

          (j) Nothing herein shall prohibit or restrict any Lender from (i) pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law or (ii) with the prior consent of the Administrative Agent and the Borrowers (which, in each case, shall not be unreasonably withheld or delayed), pledging its rights in connection with any Loan or Note to any other Person.

          11.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
     Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating (or, at the option of such Lender, a direct) interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent or the Borrowers, any such notice being expressly waived by the Parent and the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent or the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or the Borrowers. Each Lender agrees promptly to notify the Parent, the Designated Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

          11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Parent, the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          11.12 Submission To Jurisdiction; Waivers. Each of the Parent and the Borrowers hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York and the courts of the Commonwealth of Massachusetts and the courts of the United States for the District of Massachusetts, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent or the Borrowers, as the case may be at its address set forth in Section
     11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

          11.13 Acknowledgements. Each of the Parent and the Borrowers hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent or any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Parent and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent, the Borrowers and the Lenders.

          11.14 WAIVERS OF JURY TRIAL. THE PARENT, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY

     LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section 11.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 11.15, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          11.16 Reliance on Representations and Actions of Designated Borrower. The Borrowers hereby appoint the Designated Borrower as the Borrowers' agent to execute, deliver and perform, on behalf of the Borrowers, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any of the other Loan Documents, and the Borrowers hereby agree that the Administrative Agent and the Lenders may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Administrative Agent or the Lenders in good faith believe to have been executed or made by the Designated Borrower or any of its executive officers, and the Borrowers hereby further, jointly and severally, agree to indemnify and hold the Administrative Agent and the Lenders harmless for any action, including the making of Loans hereunder, and any loss or expense, taken or incurred by any of them as a result of their good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                        KIRKLANDS HOLDINGS L.L.C.


                        By: /s/ David M. Mussafer
                           ------------------------------------
                            Title: President


                        KIRKLAND'S, INC.
                        KIRKLAND'S OF CAROLINA, INC.
                        KIRKLAND'S OF CHARLOTTE, EASTLAND MALL, INC.
                        KIRKLAND'S OF TENNESSEE, INC.
                        K. C. CORP. INC.
                        KIRKLAND'S OF GREENSBORO, FOUR SEASONS MALL, INC. KIRKLAND'S OF FAYETTEVILLE, CROSS CREEK MALL, INC. KIRKLAND'S OF WILMINGTON, INDEPENDENCE MALL, INC. KIRKLAND'S III, JACKSON-METRO CENTER, INC.
                        KIRKLAND'S OF MEMPHIS, TENNESSEE, LAURELWOOD
                        SHOPPING CENTER, INC.
                        KIRKLAND'S OF RIDGELAND, MISSISSIPPI, NORTHPARK
                        MALL, INC.
                        KIRKLAND'S OF KNOXVILLE, EAST TOWNE MALL, INC. KIRKLAND'S OF HUNTSVILLE, MADISON SQUARE MALL, INC. KIRKLAND'S OF VALLEY VIEW MALL, ROANOKE, VA, INC. KIRKLAND'S OF NASHVILLE, HICKORY HOLLOW MALL, INC. KIRKLAND'S OF BIRMINGHAM, RIVERCHASE GALLERIA, INC. KIRKLAND'S OF BRIARCLIFFE MALL, MYRTLE BEACH, SOUTH CAROLINA, INC.
                        KIRKLAND'S OF PECANLAND MALL, MONROE, LA, INC. KIRKLAND'S OF TOWNE CENTER AT COBB, ATLANTA, GA, INC. KIRKLAND'S OF GWINNETT PLACE, ATLANTA, GA, INC. KIRKLAND'S OF RIVERGATE MALL, NASHVILLE, TN, INC. KIRKLAND'S OF PEACHTREE MALL, COLUMBUS, GA, INC. KIRKLAND'S OF CUMBERLAND MALL, ATLANTA, GA, INC. KIRKLAND'S OF HAMILTON PLACE MALL, CHATTANOOGA,
                        TN, INC.
                        KIRKLAND'S OF HOUSTON GALLERIA, HOUSTON, TX, INC. KIRKLAND'S OF MALL OF MEMPHIS, MEMPHIS, TN, INC. KIRKLAND'S OF WOODLAND HILLS MALL, TULSA, OK, INC. KIRKLAND'S OF DAYTON MALL, DAYTON, OH, INC. KIRKLAND'S OF OXMOOR CENTER, LOUISVILLE, KY, INC.

                        KIRKLAND'S OF SOUTH SQUARE MALL, DURHAM, NC, INC. KIRKLAND'S OF VALLEY VIEW CENTER, DALLAS, TX, INC. KIRKLAND'S OF CHESTERFIELD TOWNE CENTER, RICHMOND, VA, INC.
                        KIRKLAND'S OF PARK PLAZA, LITTLE ROCK, AR, INC. KIRKLAND'S OF MONTGOMERY MALL, MONTGOMERY, AL,
                        INC.
                        KIRKLAND'S OF SOUTHLAKE MALL, ATLANTA, GA, INC. KIRKLAND'S OF SOUTHPARK MALL, RICHMOND, VA, INC. KIRKLAND'S OF EASTLAND MALL, EVANSVILLE, IN, INC. KIRKLAND'S OF FAYETTE MALL, LEXINGTON, KY, INC. KIRKLAND'S OF HICKORY RIDGE MALL, MEMPHIS, TN, INC. KIRKLAND'S OF REGENCY SQUARE MALL, JACKSONVILLE,
                        FL, INC.
                        KIRKLAND'S OF MCCAIN MALL, LITTLE ROCK, AR, INC. KIRKLAND'S OF RIVER RIDGE MALL, LYNCHBURG, VA, INC. KIRKLAND'S OF BEL AIR MALL, MOBILE, AL, INC. KIRKLAND'S OF THE MALL AT BARNES CROSSING, TUPELO, MS, INC.
                        KIRKLAND'S OF CORTANA MALL, BATON ROUGE, LA, INC. KIRKLAND'S OF BELLEVUE CENTER, NASHVILLE, TN, INC. KIRKLAND'S OF TRI-COUNTY MALL, CINCINNATI, OH, INC. KIRKLAND'S OF THE MALL OF THE AVENUES,
                        JACKSONVILLE, FL, INC.
                        KIRKLAND'S OF EASTWOOD MALL, BIRMINGHAM, AL, INC. KIRKLAND'S OF LAKESIDE MALL, NEW ORLEANS, LA, INC. KIRKLAND'S OF CAROLINA PLACE, CHARLOTTE, N.C., INC. KIRKLAND'S OF CARY VILLAGE MALL, RALEIGH, N.C., INC. KIRKLAND'S OF COOL SPRINGS GALLERIA, NASHVILLE, TN, INC.
                        KIRKLAND'S OF KENWOOD TOWNE CENTRE, CINCINNATI,
                        OH, INC.
                        KIRKLAND'S OF ST. LOUIS GALLERIA, ST. LOUIS, MO, INC. KIRKLAND'S OF WIREGRASS COMMONS MALL, DOTHAN, AL, INC.
                        KIRKLAND'S OF REGENCY MALL, RICHMOND, VA, INC. KIRKLAND'S OF FLORENCE, FLORENCE, KY, INC.
                        KIRKLAND'S OF ACADIANA MALL, LAFAYETTE, LA, INC. KIRKLAND'S OF PADRE STAPLES MALL, CORPUS CHRISTI, TX, INC.
                        KIRKLAND'S OF BELDEN VILLAGE, CANTON, OH, INC. KIRKLAND'S OF WEST OAKS MALL, HOUSTON, TX, INC. KIRKLAND'S OF CHARLESTON TOWN CENTER, CHARLESTON,
                        W. VA, INC.
                        KIRKLAND'S OF CRESTWOOD PLAZA, ST. LOUIS, MO, INC. KIRKLAND'S OF WHITE MARSH MALL, BALTIMORE, MD, INC.

                        KIRKLAND'S OF COLLIN CREEK MALL, DALLAS, TX, INC. KIRKLAND'S OF BAYBROOK MALL, HOUSTON, TX, INC. KIRKLAND'S OF GOVERNOR'S SQUARE MALL, TALLAHASSEE, FL, INC.
                        KIRKLAND'S OF BARTON CREEK MALL, AUSTIN, TX, INC. KIRKLAND'S OF HIGHLAND MALL, AUSTIN, TX, INC. KIRKLAND'S OF BATTLEFIELD MALL, SPRINGFIELD, MO, INC. KIRKLAND'S OF PENN SQUARE MALL, OKLAHOMA CITY, OK, INC.
                        KIRKLAND'S OF OAK PARK MALL, KANSAS CITY, KS, INC. KIRKLAND'S OF MALL ST. VINCENT, SHREVEPORT, LA, INC. KIRKLAND'S OF OWINGS MILLS MALL, BALTIMORE, MD, INC. KIRKLAND'S OF OAKWOOD CENTER, NEW ORLEANS, LA, INC. KIRKLAND'S OF THE MALL AT JOHNSON CITY, JOHNSON
                        CITY, TN, INC.
                        KIRKLAND'S OF GLENBROOK MALL, FT. WAYNE, IN, INC. KIRKLAND'S OF NORTH POINTE MALL, ATLANTA, GA, INC. KIRKLAND'S OF NORTHPARK MALL, JOPLIN, MO, INC. KIRKLAND'S OF ORLANDO FASHION SQUARE, ORLANDO, FL, INC.
                        KIRKLAND'S OF THE MALL AT FAIRFIELD COMMONS,
                        DAYTON, OH, INC.
                        KIRKLAND'S OF ST. CHARLES TOWNE CENTER, WALDORF,
                        MD INC.
                        KIRKLAND'S OF REGENCY MALL, FLORENCE, AL, INC. KIRKLAND'S OF SOUTH PLAINS MALL, LUBBOCK, TX, INC. KIRKLAND'S OF THE PARKS AT ARLINGTON, FT. WORTH, TX, INC.
                        KIRKLAND'S OF PARMA TOWN MALL, CLEVELAND, OH, INC. KIRKLAND'S OF ST. CLAIR SQUARE, ST. LOUIS, MO, INC. KIRKLAND'S OF TURTLE CREEK MALL, HATTIESBURG, MS, INC.
                        KIRKLAND'S OF THE WOODLANDS, HOUSTON, TX, INC. KIRKLAND'S OF BRANDON TOWN CENTER, TAMPA, FL, INC. KIRKLAND'S OF MEMORIAL CITY MALL, HOUSTON, TX, INC. KIRKLAND'S OF UNIVERSITY MALL, TUSCALOOSA, AL, INC. KIRKLAND'S OF SANTA ROSA MALL, FORT WALTON, FL, INC. KIRKLAND'S OF PANAMA CITY MALL, PANAMA CITY, FL,
                        INC.
                        KIRKLAND'S OF TOWN EAST MALL, MESQUITE, TX, INC. KIRKLAND'S OF KENTUCKY OAKS MALL, PADUCAH, KY, INC. KIRKLAND'S OF CRABTREE VALLEY MALL, RALEIGH, N.C., INC.
                        KIRKLAND'S OF OAK HOLLOW MALL, HIGH POINT, N.C., INC. KIRKLAND'S OF FOX VALLEY MALL, CHICAGO, IL, INC. KIRKLAND'S OF HAWTHORNE MALL, CHICAGO, IL, INC.

                        KIRKLAND'S OF STRATFORD SQUARE, CHICAGO, IL, INC. KIRKLAND'S OF ORLAND SQUARE, CHICAGO, IL, INC. KIRKLAND'S OF COASTLAND MALL, NAPLES, FL, INC. KIRKLAND'S OF EDGEWATER MALL, BILOXI, MS, INC. KIRKLAND'S OF TOWN CENTER PLAZA, KANSAS CITY, KS, INC.
                        KIRKLAND'S OF CASTLETON SQUARE, INDIANAPOLIS, IN.,
                        INC.
                        KIRKLAND'S OF CORDOVA MALL, PENSACOLA, FL, INC. KIRKLAND'S OF UNIVERSITY PARK, SOUTH BEND, IN, INC. KIRKLAND'S OF WESTGATE MALL, AMARILLO, TX, INC. KIRKLAND'S OF WESTGATE MALL, SPARTANBURG, SC, INC. KIRKLAND'S OF MERIDIAN MALL, LANSING, MI, INC. KIRKLAND'S OF COTTONWOOD MALL, ALBUQUERQUE, NM, INC.
                        KIRKLAND'S OF UNIVERSITY MALL, TAMPA, FL, INC.

                        ATTEST:



                        By: /s/ Robert Alderson       By: /s/ Carl Kirkland
                            ---------------------         ---------------------
                            Title: Vice President         Title: President
                                   and Secretary

                       LEHMAN COMMERCIAL PAPER INC., as Arranger and as a Lender


                       By: /s/ Dennis J. Dee
                           ------------------------------------------
                           Title: Authorized Signatory



                       THE FIRST NATIONAL BANK OF BOSTON,
                       as Administrative Agent and as a Lender


                       By: /s/ Daniel P. Corcoran
                           ------------------------------------------
                           Title: Vice President



                       FIRST AMERICAN NATIONAL BANK


                       By: /s/ Mariah G. Lundberg
                           ------------------------------------------
                           Title: Assistant Vice President



                       HIBERNIA NATIONAL BANK


                       By: /s/ Troy J. Villafarra
                           ------------------------------------------
                           Title: Vice President

                       MITSUI LEASING (U.S.A.) INC.


                       By: /s/ R. Wayne Hutton
                           ------------------------------------------
                           Title: Vice President



                       PRIME INCOME TRUST


                       By: /s/ Rafael Scolari
                           ------------------------------------------
                           Title: V.P. Portfolio Manager



                       CRESCENT/MACH I PARTNERS, L.P.
                       by: TCW Asset Management Company
                       Its Investment Manager


                       By: /s/ Justin L. Driscoll
                           ------------------------------------------
                           Title: Vice President



                       UNION PLANTERS BANK OF
                       JACKSON, N.A.


                       By: /s/ Frank Hudacek
                           ------------------------------------------
                           Title: Vice President



                       VOLUNTEER BANK OF
                       JACKSON, TENNESSEE


                       By: /s/ James N. Craft
                           ------------------------------------------
                           Title: Executive Vice President

                       SCHEDULE 1.1A TO CREDIT AGREEMENT
                       ---------------------------------

                             SCHEDULE OF BORROWERS


     Kirkland's, Inc.
101  Kirkland's of Carolina, Inc.
102  Kirkland's of Charlotte, Eastland Mall, Inc.
103  Kirkland's of Tennessee, Inc.
104  K. C. Corp. Inc.
107  Kirkland's of Greensboro, Four Seasons Mall, Inc.
109  Kirkland's of Fayetteville, Cross Creek Mall, Inc.
110  Kirkland's of Wilmington, Independence Mall, Inc.
111  Kirkland's III, Jackson-Metro Center, Inc.
114  Kirkland's of Memphis, Tennessee, Laurelwood Shopping Center, Inc.
115  Kirkland's of Ridgeland, Mississippi, Northpark Mall, Inc.
116  Kirkland's of Knoxville, East Towne Mall, Inc.
117  Kirkland's of Huntsville, Madison Square Mall, Inc.
118  Kirkland's of Valley View Mall, Roanoke, VA, Inc.
119  Kirkland's of Nashville, Hickory Hollow Mall, Inc.
120  Kirkland's of Birmingham, Riverchase Galleria, Inc.
122  Kirkland's of BriarCliffe Mall, Myrtle Beach, South Carolina, Inc.
123  Kirkland's of Pecanland Mall, Monroe, LA, Inc.
125  Kirkland's of Towne Center at Cobb, Atlanta, GA, Inc.
126  Kirkland's of Gwinnett Place, Atlanta, GA, Inc.
127  Kirkland's of Rivergate Mall, Nashville, TN, Inc.
128  Kirkland's of Peachtree Mall, Columbus, GA, Inc.
129  Kirkland's of Cumberland Mall, Atlanta, GA, Inc.
130  Kirkland's of Hamilton Place Mall, Chattanooga, TN, Inc.
131  Kirkland's of Houston Galleria, Houston, TX, Inc.
132  Kirkland's of Mall of Memphis, Memphis, TN, Inc.
134  Kirkland's of Woodland Hills Mall, Tulsa, OK, Inc.
135  Kirkland's of Dayton Mall, Dayton, OH, Inc.
136  Kirkland's of Oxmoor Center, Louisville, KY, Inc.
137  Kirkland's of South Square Mall, Durham, NC, Inc.
138  Kirkland's of Valley View Center, Dallas, TX, Inc.
139  Kirkland's of Chesterfield Towne Center, Richmond, VA, Inc.
140  Kirkland's of Park Plaza, Little Rock, AR, Inc.
141  Kirkland's of Montgomery Mall, Montgomery, AL, Inc.
142  Kirkland's of Southlake Mall, Atlanta, GA, Inc.
143  Kirkland's of Southpark Mall, Richmond, VA, Inc.
144  Kirkland's of Eastland Mall, Evansville, IN, Inc.
145  Kirkland's of Fayette Mall, Lexington, KY, Inc.
146  Kirkland's of Hickory Ridge Mall, Memphis, TN, Inc.
148  Kirkland's of Regency Square Mall, Jacksonville, FL, Inc.
149  Kirkland's of McCain Mall, Little Rock, AR, Inc.
150  Kirkland's of River Ridge Mall, Lynchburg, VA, Inc.



151  Kirkland's of Bel Air Mall, Mobile, AL, Inc.
152  Kirkland's of The Mall at Barnes Crossing, Tupelo, MS, Inc.
153  Kirkland's of Cortana Mall, Baton Rouge, LA, Inc.
154  Kirkland's of Bellevue Center, Nashville, TN, Inc.
155  Kirkland's of Tri-County Mall, Cincinnati, OH, Inc.
156  Kirkland's of The Mall of the Avenues, Jacksonville, FL, Inc.
157  Kirkland's of Eastwood Mall, Birmingham, AL, Inc.
158  Kirkland's of Lakeside Mall, New Orleans, LA, Inc.
159  Kirkland's of Carolina Place, Charlotte, N.C., Inc.
160  Kirkland's of Cary Village Mall, Raleigh, N.C., Inc.
161  Kirkland's of Cool Springs Galleria, Nashville, TN, Inc.
162  Kirkland's of Kenwood Towne Centre, Cincinnati, OH, Inc.
163  Kirkland's of St. Louis Galleria, St. Louis, MO, Inc.
164  Kirkland's of Wiregrass Commons Mall, Dothan, AL, Inc.
165  Kirkland's of Regency Mall, Richmond, VA, Inc.
166  Kirkland's of Florence, Florence, KY, Inc.
167  Kirkland's of Acadiana Mall, Lafayette, LA, Inc.
168  Kirkland's of Padre Staples Mall, Corpus Christi, TX, Inc.
169  Kirkland's of Belden Village, Canton, OH, Inc.
170  Kirkland's of West Oaks Mall, Houston, TX, Inc.
171  Kirkland's of Charleston Town Center, Charleston, W. VA, Inc.
172  Kirkland's of Crestwood Plaza, St. Louis, MO, Inc.
173  Kirkland's of White Marsh Mall, Baltimore, MD, Inc.
174  Kirkland's of Collin Creek Mall, Dallas, TX, Inc.
175  Kirkland's of Baybrook Mall, Houston, TX, Inc.
176  Kirkland's of Governor's Square Mall, Tallahassee, FL, Inc.
178  Kirkland's of Barton Creek Mall, Austin, TX, Inc.
179  Kirkland's of Highland Mall, Austin, TX, Inc.
180  Kirkland's of Battlefield Mall, Springfield, MO, Inc.
181  Kirkland's of Penn Square Mall, Oklahoma City, OK, Inc.
182  Kirkland's of Oak Park Mall, Kansas City, KS, Inc.
183  Kirkland's of Mall St. Vincent, Shreveport, LA, Inc.
184  Kirkland's of Owings Mills Mall, Baltimore, MD, Inc.
185  Kirkland's of Oakwood Center, New Orleans, LA, Inc.
186  Kirkland's of The Mall at Johnson City, Johnson City, TN, Inc.
187  Kirkland's of Glenbrook Mall, Ft. Wayne, IN, Inc.
188  Kirkland's of North Pointe Mall, Atlanta, GA, Inc.
189  Kirkland's of Northpark Mall, Joplin, MO, Inc.
190  Kirkland's of Orlando Fashion Square, Orlando, FL, Inc.
191  Kirkland's of The Mall at Fairfield Commons, Dayton, OH, Inc.
192  Kirkland's of St. Charles Towne Center, Waldorf, MD, Inc.
193  Kirkland's of Regency Mall, Florence, AL, Inc.
194  Kirkland's of South Plains Mall, Lubbock, TX, Inc.
195  Kirkland's of The Parks at Arlington, Ft. Worth, TX, Inc.
196  Kirkland's of Parma Town Mall, Cleveland, OH, Inc.
197  Kirkland's of St. Clair Square, St. Louis, MO, Inc.
198  Kirkland's of Turtle Creek Mall, Hattiesburg, MS, Inc.

199  Kirkland's of The Woodlands, Houston, TX, Inc.
200  Kirkland's of Brandon Town Center, Tampa, FL, Inc.
201  Kirkland's of Memorial City Mall, Houston, TX, Inc.
202  Kirkland's of University Mall, Tuscaloosa, AL, Inc.
203  Kirkland's of Santa Rosa Mall, Fort Walton, FL, Inc.
204  Kirkland's of Panama City Mall, Panama City, FL, Inc.
205  Kirkland's of Town East Mall, Mesquite, TX, Inc.
206  Kirkland's of Kentucky Oaks Mall, Paducah, KY, Inc.
207  Kirkland's of Crabtree Valley Mall, Raleigh, N.C., Inc.
208  Kirkland's of Oak Hollow Mall, High Point, N.C., Inc.
209  Kirkland's of Fox Valley Mall, Chicago, IL, Inc.
210  Kirkland's of Hawthorne Mall, Chicago, IL, Inc.
211  Kirkland's of Stratford Square, Chicago, IL, Inc.
212  Kirkland's of Orland Square, Chicago, IL, Inc.
214  Kirkland's of Coastland Mall, Naples, FL, Inc.
215  Kirkland's of Edgewater Mall, Biloxi, MS, Inc.
216  Kirkland's of Town Center Plaza, Kansas City, KS, Inc.
217  Kirkland's of Castleton Square, Indianapolis, IN., Inc.
218  Kirkland's of Cordova Mall, Pensacola, FL, Inc.
219  Kirkland's of University Park, South Bend, IN, Inc.
220  Kirkland's of Westgate Mall, Amarillo, TX, Inc.
221  Kirkland's of Westgate Mall, Spartanburg, SC, Inc.
222  Kirkland's of Meridian Mall, Lansing, MI, Inc.
223  Kirkland's of Cottonwood Mall, Albuquerque, NM, Inc.
224  Kirkland's of University Mall, Tampa, FL, Inc.

                                                                                                                       Schedule 1.1B



                                       COMMITMENTS; LENDING OFFICES AND ADDRESSES


                               REVOLVING CREDIT            TRANCHE A TERM     TRANCHE B TERM
LENDER AND ADDRESS                COMMITMENT               LOAN COMMITMENT    LOAN COMMITMENT           TOTAL COMMITMENT
----------------------------------------------------------------------------------------------------------------------------

LEHMAN COMMERCIAL PAPER INC.                                                    $19,000,000              $19,000,000
3 World Financial Center
14th Floor
New York, NY 10285
Tel: (212) 526-4059
Fax: (212) 528-0819
Contact: Dennis Dee

FIRST NATIONAL BANK OF BOSTON      $5,000,000               $5,000,000                                   $10,000,000
100 Federal Street
MS 01-07-05
Boston, MA 02110
Tel: (617) 434-2251
Fax: (617) 434-8102
Contact: Dan Corcoran

PRIME INCOME TRUST                                                              $10,000,000              $10,000,000
2 World Trade Center
72nd Floor
New York, NY 10048
Tel: (212) 392-5686
Fax: (212) 392-5345
Contact: Raphael Scolari

HIBERNIA NATIONAL BANK             $5,000,000               $5,000,000                                   $10,000,000
P.O. Box 61540
313 Carondelet Street
New Orleans, LA 70130
Tel: (504) 533-2738
Fax: (504) 533-5344
Contact: Troy Villafarra





                               REVOLVING CREDIT            TRANCHE A TERM     TRANCHE B TERM
LENDER AND ADDRESS                COMMITMENT               LOAN COMMITMENT    LOAN COMMITMENT           TOTAL COMMITMENT
----------------------------------------------------------------------------------------------------------------------------
FIRST AMERICAN NATIONAL BANK       $2,500,000               $2,500,000                                   $5,000,000
6000 Poplar Avenue
Suite 300
Memphis, TN 38119
Tel: (901) 762-5672
Fax: (901) 762-5665
Contact: Mariah Lundberg

MITSAL LEASING (U.S.A.) INC.       $2,500,000               $2,500,000                                   $5,000,000
200 Park Avenue
Suite 3214
New York, NY 10166
Tel: (212) 557-9444
Fax: (212) 490-1684
Contact: Wayne Hutton

UNION PLANTERS BANK OF JACKSON,    $2,500,000               $2,500,000                                   $5,000,000
TENNESSEE
118 North Liberty
Jackson, TN 38301
Tel: (901) 442-9604
Fax: (901) 422-9661
Contact: Frank Hudacek

VOLUNTEER BANK OF JACKSON,         $2,500,000               $2,500,000                                   $5,000,000
TENNESSEE
301 East Main Street
Jackson, TN 38301
Tel: (901) 422-9288
Fax: (901) 422-9396
Contact: Joanna Butler

                                          REVOLVING CREDIT         TRANCHE A TERM         TRANCHE B TERM
LENDER AND ADDRESS                          COMMITMENT             LOAN COMMITMENT        LOAN COMMITMENT         TOTAL COMMITMENT
------------------------------------------------------------------------------------------------------------------------------------
TCW ASSET MANAGEMENT COMPANY                                                                $3,000,000              $3,000,000
200 Park Avenue
Suite 2200
New York, NY 10166-0288
Tel: (212) 297-4000
Fax: (212) 297-4159
Contact: Justin Driscoll/Mark L. Gold

with copies to:
Crescent/Mach I Partners, L.P.
c/o State Street Bank & Trust Co.
Two International Place
Boston, MA 02110
Tel: (617) 664-5482
Fax: (617) 664-5366
Contact: Jackie Sweeny

wire payments should be sent to:
State Street Bank and Trust Co., Boston
ABA: 011-00-0028
A/C#: 9900-126-5
Re: Crescent/Mach I
Ref: (loan name)
Agent Bank I.D.#: 987
Institutional I.D.#: 93548
Tax I.D.#: 95-431-9954
Tel: (617) 664-5629
Contact: Steven Savage

                       SCHEDULE 1.1C TO CREDIT AGREEMENT

                               MORTGAGED PROPERTY

     The Mortgaged Property was conveyed to Kirkland's Consolidated, Inc. (predecessor by name change to Kirkland's, Inc.) pursuant to two (2) Warranty Deeds. The Mortgaged Property consists of approximately 2.698 acres and is generally known as 805 North Parkway, in Jackson, Tennessee. The Mortgaged Property is more particularly described on the attached pages.

                       Description of Mortgaged Property

                            [Description Illegible]

                                                                   Schedule 1.1D

                   TRANCHE A TERM LOAN AMORTIZATION SCHEDULE

Quarter                                                         Principal Amount
-------                                                         ----------------
September 30, 1996                                              $  250,000.00
December 31, 1996                                                  500,000.00
March 31, 1997                                                     250,000.00
June 30, 1997                                                      250,000.00
September 30, 1997                                                 500,000.00
December 31, 1997                                                1,500,000.00
March 31, 1998                                                     500,000.00
June 30, 1998                                                      500,000.00
September 30, 1998                                                 666,666.67
December 31, 1998                                                2,250,000.00
March 31, 1999                                                     666,666.67
June 30, 1999                                                      666,666.67
September 30, 1999                                                 833,333.33
December 31, 1999                                                3,000,000.00
March 31, 2000                                                     833,333.33
June 30, 2000                                                      833,333.33
September 30, 2000                                                 833,333.33
December 31, 2000                                                3,500,000.00
March 31, 2001                                                     833,333,33
June 30, 2001                                                      833,333.34

                                                                Schedule 1.1E

                   TRANCHE B TERM LOAN AMORTIZATION SCHEDULE


Quarter                      Principal Amount
-------                      ----------------

September 30, 1996           $78,250.00
December 31, 1996             78,250.00
March 31, 1997                78,250.00
June 30, 1997                 78,250.00
September 30, 1997            78,250.00
December 31, 1997             78,250.00
March 31, 1998                78,250.00
June 30, 1998                 78,250.00
September 30, 1998            78,250.00
December 31, 1998             78,250.00
March 31, 1999                78,250.00
June 30, 1999                 78,250.00
September 30, 1999            78,250.00
December 31, 1999             78,250.00
March 31, 2000                78,250.00
June 30, 2000                 78,250.00
September 30, 2000            78,250.00
December 31, 2000             78,250.00
March 31, 2001                78,250.00
June 30, 2001                 78,250.00
September 30, 2001         4,955,833.33
December 31, 2001         15,567,500.00
March 31, 2002             4,955,833.33
June 30, 2002              4,955,833.34

                        SCHEDULE 4.4 TO CREDIT AGREEMENT

                 CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

     1. Lenders have requested that the Borrowers notify the lessor for each Lease (as defined in the Recapitalization Agreement) of mall or shopping center space of the proposed financing. Borrowers must obtain from at least 20% of such lessors a waiver of the lessor's rights with respect to inventory, fixtures, equipment, and personalty owned by the applicable Borrower and located on the leased premises. The waivers are to be in a form satisfactory to Arranger, the Borrowers, Parent, and the applicable lessor.

                      SCHEDULE 4.19(b) TO CREDIT AGREEMENT

                            UCC FILING JURISDICTIONS


                                 See attached.

                              KIRKLAND AFFILIATES

 STORE                                                                                                              COUNTY TO BE
 NO.                      NAME OF ENTITY                               STATE TO BE SEARCHED                      SEARCHED/ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
104     K. C. Corp, Inc.                                                     Tennessee                               Knox 37919
111     Kirkland's III, Jackson-Metro Center, Inc.                          Mississippi                              Hinds 39209
167     Kirkland's of Acadiana Mall, Lafayette, LA, Inc.                     Louisiana                             Lafayette 70503
178     Kirkland's of Barton Creek Mall, Austin, TX, Inc.                      Texas                                Travis 78746
180     Kirkland's of Battlefield Mall, Springfield, MO, Inc.                Missouri                               Greene 65804
175     Kirkland's of Baybrook Mall, Houston, TX, Inc.                         Texas                               Galveston 77546
151     Kirkland's of Bel Air Mall, Mobile, AL, Inc.                          Alabama                               Mobile 36606
169     Kirkland's of Belden Village, Canton, OH, Inc.                         Ohio                                  Stark 44718
154     Kirkland's of Bellevue Center, Nashville, TN, Inc.                   Tennessee                           Davidson 37221-1749
120     Kirkland's of Birmingham, Riverchase Galleria, Inc.                   Alabama                              Jefferson 35244
200     Kirkland's of Brandon Town Center, Tampa, FL, Inc.                    Florida                            Hillsborough 33511
122     Kirkland's of Briarcliffe Mall, Myrtle Beach, SC, Inc.            South Carolina                             Horry 29572
101     Kirkland's of Carolina, Inc.                                      North Carolina                          Mecklenburg 28211
159     Kirkland's of Carolina Place, Charlotte, NC, Inc.                 North Carolina                          Mecklenburg 28134
160     Kirkland's of Cary Village Mall, Raleigh, NC, Inc.                North Carolina                             Wake 27511

                              KIRKLAND AFFILIATES


 STORE                                                                                                       COUNTY TO BE
 NO.                      NAME OF ENTITY                               STATE TO BE SEARCHED                SEARCHED/ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
217     Kirkland's of Castleton Square, Indianapolis, IN, Inc.               Indiana                         Marion 46250
171     Kirkland's of Charleston Towne Center, Charleston, W.
        VA, Inc.                                                           West Virginia                     Kanawha 25389
102     Kirkland's of Charlotte, Eastland Mall, Inc.                      North Carolina                   Mecklenburg 28212
121     Kirkland's of Chattanooga, Eastgate Center Mall, Inc.               Tennessee                       Hamilton 37411
139     Kirkland's of Chesterfield Towne Center, Richmond, VA,
        Inc.                                                                 Virginia                Chesterfield/Ind. City 23235
214     Kirkland's of Coastland Mall, Naples, FL, Inc.                       Florida                        Collier 33940
174     Kirkland's of Collin Creek Mall, Dallas, TX, Inc.                     Texas                          Collin 75075
161     Kirkland's of CoolSprings Galleria, Nashville, TN, Inc.             Tennessee                      Williamson 37064
218     Kirkland's of Cordova Mall, Pensacola, FL, Inc.
153     Kirkland's of Cortana Mall, Baton Rouge, LA, Inc.                   Louisiana                    E. Baton Rouge 70816
223     Kirkland's of Cottonwood Mall, Albuquerque, NM, Inc.
207     Kirkland's of Crabtree Valley Mall, Raleigh, NC, Inc.             North Carolina                      Wake 27612
172     Kirkland's of Crestwood Plaza, St. Louis, MO, Inc.                   Missouri                      St. Louis 63126
129     Kirkland's of Cumberland Mall, Atlanta, GA, Inc.                     Georgia                         Fulton 30339

                              KIRKLAND AFFILIATES


 STORE                                                                                                              COUNTY TO BE
 NO.                      NAME OF ENTITY                               STATE TO BE SEARCHED                      SEARCHED/ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
135     Kirkland's of Dayton Mall, Dayton, OH, Inc.                            Ohio                              Montgomery 45459
144     Kirkland's of Eastland Mall, Evansville, IN, Inc.                    Indiana                             Vanderburgh 47715
157     Kirkland's of Eastwood Mall, Birmingham, AL, Inc.                    Alabama                              Jefferson 35210
215     Kirkland's of Edgewater Mall, Biloxi, MS, Inc.                     Mississippi                            Harrison 39531
145     Kirkland's of Fayette Mall, Lexington, KY, Inc.                      Kentucky                              Fayette 40503
109     Kirkland's of Fayetteville, Cross Creek Mall, Inc.                North Carolina                         Cumberland 28303
166     Kirkland's of Florence, Florence, KY, Inc.                           Kentucky                               Boone 41042
209     Kirkland's of Fox Valley Mall, Chicago, IL, Inc.                     Illinois                              DuPage 60504
187     Kirkland's of Glenbrook Mall, Ft. Wayne, IN, Inc.                    Indiana                                Allen 46805
176     Kirkland's of Governor's Square, Tallahassee, FL, Inc.               Florida                                Leon 32301
107     Kirkland's of Greensboro, Four Seasons Mall, Inc.                 North Carolina                          Guilford 27407
126     Kirkland's of Gwinnett Place, Duluth, GA, Inc.                       Georgia                               Gwinett 30136
130     Kirkland's of Hamilton Place Mall, Chattanooga, TN, Inc.            Tennessee                             Hamilton 37421
210     Kirkland's of Hawthorne Mall, Chicago, IL, Inc.                      Illinois                               Lake 60061
146     Kirkland's of Hickory Ridge Mall, Memphis, TN, Inc.                 Tennessee                              Shelby 38115
179     Kirkland's of Highland Mall, Austin, TX, Inc.                         Texas                                Travis 78746


                              KIRKLAND AFFILIATES
                           -------------------------


STORE                                                               STATE TO BE           COUNTY TO BE
 NO.               NAME OF ENTITY                                    SEARCHED           SEARCHED/ZIP CODE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

131     Kirkland's of Houston Galleria, Houston, TX, Inc.             Texas             Harris 77056
117     Kirkland's of Huntsville, Madison Square Mall, Inc.           Alabama           Madison 35806
206     Kirkland's of Kentucky Oaks Mall, Paducah, KY, Inc.           Kentucky          McCracken 42001
162     Kirkland's of Kenwood Town Center, Cincinnati, OH, Inc.       Ohio              Hamilton 45236
116     Kirkland's of Knoxville, East Towne Mall, Inc.                Tennessee         Knox 37924
158     Kirkland's of Lakeside Mall, New Orleans, LA, Inc.            Louisiana         Jefferson 70002
132     Kirkland's of Mall of Memphis, Memphis, TN, Inc.              Tennessee         Shelby 38118
183     Kirkland's of Mall St. Vincent, Shreveport, LA, Inc.          Louisiana         Caddo 71104
149     Kirkland's of McCain Mall, Little Rock, AR, Inc.              Arkansas          Pulaski 72116
201     Kirkland's of Memorial City Mall, Houston, TX, Inc.           Texas             Harris 77024
114     Kirkland's of Memphis, TN, Laurelwood Shopping Center, Inc.   Tennessee         Shelby 38117
222     Kirkland's of Meridian Mall, Lansing, MI, Inc.                Michigan          Ingham 48864
141     Kirkland's of Montgomery Mall, Montgomery, AL, Inc.           Alabama           Montgomery 36116
119     Kirkland's of Nashville, Hickory Hollow Mall, Inc.            Tennessee         Davidson 37013
188     Kirkland's of North Pointe Mall, Atlanta, GA, Inc.            Georgia           Fulton 30202



                              KIRKLAND AFFILIATES
                           -------------------------


STORE                                                               STATE TO BE           COUNTY TO BE
 NO.               NAME OF ENTITY                                    SEARCHED           SEARCHED/ZIP CODE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
189  Kirkland's of Northpark Mall, Joplin, MO, Inc.                 Missouri            Jasper 64801
208  Kirkland's of Oak Hollow Mall, High Point, NC, Inc.            North Carolina      Guilford 27262
182  Kirkland's of Oak Park Mall, Kansas City, KS, Inc.             Kansas              Johnson 66214
185  Kirkland's of Oakwood Center, New Orleans, LA, Inc.            Louisiana           Jefferson 70053
212  Kirkland's of Orland Square, Chicago, IL, Inc.                 Illinois            Cook 60462
190  Kirkland's of Orlando Fashion Square, Orlando, FL, Inc.        Florida             Orange 32803
184  Kirkland's of Owings Mills Mall, Baltimore, MD, Inc.           Maryland            Baltimore 21117
136  Kirkland's of Oxmoor Center, Louisville, KY, Inc.              Kentucky            Jefferson 40222
168  Kirkland's of Padre Staples Mall, Corpus Christi, TX, Inc.     Texas               Nueces 78411
204  Kirkland's of Panama City Mall, Panama City, FL, Inc.          Florida             Bay 32405
140  Kirkland's of Park Plaza, Little Rock, AR, Inc.                Arkansas            Pulaski 72205
196  Kirkland's of Parma Town Mall, Cleveland, OH, Inc.             Ohio                Cuyahoga 44129
128  Kirkland's of Peachtree Mall, Columbus, GA, Inc.               Georgia             Muscogee 31909
123  Kirkland's of Pecanland Mall, Monroe, LA, Inc.                 Louisiana           Ovachita 71203
181  Kirkland's of Penn Square Mall, Oklahoma City, OK, Inc.        Oklahoma            Oklahoma 73118
193  Kirkland's of Regency Mall, Florence, AL, Inc.                 Alabama             Lauderdale 35630



                              KIRKLAND AFFILIATES
                           -------------------------


STORE                                                               STATE TO BE           COUNTY TO BE
 NO.               NAME OF ENTITY                                    SEARCHED           SEARCHED/ZIP CODE
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
165  Kirkland's of Regency Mall, Richmond, VA, Inc.              Virginia            Henrico/Ind. City 23229
148  Kirkland's of Regency Square Mall, Jacksonville, FL, Inc.   Florida             Duval 32225
115  Kirkland's of Ridgeland, MS, Northpark Mall, Inc.           Mississippi         Madison 39157
150  Kirkland's of River Ridge Mall, Lynchburg, VA, Inc.         Virginia            Ind. City/Lynchburg 24502
127  Kirkland's of Rivergate Mall, Nashville, TN, Inc.           Tennessee           Davidson 37072
163  Kirkland's of Saint Louis Galleria, St. Louis, MO, Inc.     Missouri            St. Louis 63117
203  Kirkland's of Santa Rosa Mall, Fort Walton, FL, Inc.        Florida             Okaloosa 32569
194  Kirkland's of South Plains Mall, Lubbock, TX, Inc.          Texas               Lubbock 79414
137  Kirkland's of South Square Mall, Durham, NC, Inc.           North Carolina      Durham 27707
142  Kirkland's of Southlake Mall, Atlanta, GA, Inc.             Georgia             Clayton 30260
143  Kirkland's of Southpark Mall, Richmond, VA, Inc.            Virginia            Colonial City Heights 23834
192  Kirkland's of St. Charles Towne Center, Waldorf, MD Inc.    Maryland            Charles 20603
197  Kirkland's of St. Clair Square, St. Louis, MO, Inc.         Missouri            St. Clair 62208
211  Kirkland's of Stratford Square, Chicago, IL, Inc.           Illinois            DuPage 60108
103  Kirkland's of Tennessee, Inc.                               Tennessee           Madison 38305


                              KIRKLAND AFFILIATES
                           ------------------------

STORE                                                                      STATE TO BE                   COUNTY TO BE
 NO.      NAME OF ENTITY                                                    SEARCHED                   SEARCHED/ZIP CODE
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
152       Kirkland's of The Mall at Barnes Crossing, Tupelo, MS, Inc.      Mississippi                   Lee 38801
191       Kirkland's of The Mall at Fairfield Commons, Dayton, OH, Inc.    Ohio                          Montgomery 45401
186       Kirkland's of The Mall at Johnson City, Johnson City, TN, Inc.   Tennessee                     Washington 37601
156       Kirkland's of The Mall of the Avenues, Jacksonville, FL, Inc.    Florida                       Duval 32256
195       Kirkland's of The Parks at Arlington, Ft. Worth, TX, Inc.        Texas                         Tarrant 76015
199       Kirkland's of The Woodlands, Houston, TX, Inc.                   Texas                         Montgomery 77380
216       Kirkland's of Town Center Plaza, Kansas City, KS, Inc.           Kansas                        Johnson 66211
205       Kirkland's of Town East Mall, Mesquite, TX, Inc.                 Texas                         Dallas 75150
125       Kirkland's of Towne Center at Cobb, Kennesaw, GA, Inc.           Georgia                       Cobb 30144
155       Kirkland's of Tri-County Mall, Cincinnati, OH, Inc.              Ohio                          Hamilton 45246
198       Kirkland's of Turtle Creek Mall, Hattiesburg, MS, Inc.           Mississippi                   Forrest 39402
224       Kirkland's of University Mall, Tampa, FL, Inc.                   Florida                       Hillsborough 33612
202       Kirkland's of University Mall, Tuscaloosa, AL, Inc.              Alabama                       Tuscaloosa 35405


                              KIRKLAND AFFILIATES
                           -------------------------

STORE                                                                 STATE TO BE               COUNTY TO BE
NO.       NAME OF ENTITY                                                SEARCHED              SEARCHED/ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
219       Kirkland's of University Park South Bend, IN, Inc.          Indiana                  St. Joseph 46545
138       Kirkland's of Valley View Center, Dallas, TX, Inc.          Texas                    Dallas 75240
118       Kirkland's of Valley View Mall, Roanoke, VA, Inc.           Virginia                 Roanoke/Ind. City 24012
221       Kirkland's of Westgate Mall, Amarillo, TX, Inc.             Texas                    Potter 79160
220       Kirkland's of Westgate Mall, Spartanburg, SC, Inc.          South Carolina           Spartanburg 29301
170       Kirkland's of West Oaks Mall, Houston, TX, Inc.             Texas                    Harris 77082
173       Kirkland's of White Marsh Mall, Baltimore, MD, Inc.         Maryland                 Baltimore City/Ind. City 21236
110       Kirkland's of Wilmington, Independence Mall, Inc.           North Carolina           New Hanover 28403
164       Kirkland's of Wiregrass Commons Mall, Dothan, AL, Inc.      Alabama                  Houston 36303
134       Kirkland's of Woodland Hills Mall, Tulsa, OK, Inc.          Oklahoma                 Tulsa 74133
          Kirkland's Inc.                                             Tennessee                Madison 38305


                      Schedule 4.19(c) to Credit Agreement
                          Mortgage Filing Jurisdiction

                 1. Mortgage filed in Madison County, Tennessee

                                SCHEDULE 5.1(y)

                            PRIOR CREDIT FACILITIES

     The following list sets forth the pay-off amounts for each of the Former Lenders (as defined in the Recapitalization Agreement):

Former Lender                                Pay-Off Amount
-------------                                --------------
Bank of Sharon                               $  254,518

First American Bank                          $3,473,828

First Citizens Bank                          $  511,520

First State Bank of Kenton                   $  932,838

First Union National Bank                    $2,187,484

National Canada Finance Corp.                $  950,706

Union Planters Bank                          $3,308,473

Volunteer Bank                               $2,164,537

                      SCHEDULE 7.2(d) TO CREDIT AGREEMENT

                             EXISTING INDEBTEDNESS

          1. Cash Register Loans. Master Promissory Note dated November 14, 1994 by and among First American National Bank and the Borrowers referred to by store numbers 103, 104, 111, 115-118, 123, 125-132, 134-139, 142-144, 148-150, 154-157, 159, 162-166, 168,
               170, 172-174, 176, 178-180, 182-185, 187, 188, 190-199 and 201,
               in the original principal amount of $1,000,000. The obligations evidenced by the Note are secured by a security interest in certain cash register/sales recording equipment of the various Borrowers as provided in those certain Security Agreements dated November 14, 1994. The proceeds from this loan were used by the various Borrowers to purchase such cash registers. Attached is a schedule of the cash register loans.

          2.   Capital Leases. See attached.

          3. Guarantees Obligations. Kirkland's, Inc. is the guarantor on certain of the Leases (as defined in the Recapitalization Agreement). The Individual Shareholders are also guarantors on certain of the Leases.

                              Cash Register Loans

                               [Chart Illegible]

                                 Capital Leases

                                  [Illegible]

                      SCHEDULE 7.3(f) TO CREDIT AGREEMENT

                                 EXISTING LIENS

     1. CASH REGISTER LOANS. The cash register loans identified in Schedule 7.2(d).

     2.   CAPITAL LEASES. The Capital Leases identified in Schedule 7.2(d).

                      SCHEDULE 7.4(a) TO CREDIT AGREEMENT


                         EXISTING GUARANTEE OBLIGATIONS


                              SEE SCHEDULE 7.2(d).

                       SCHEDULE 7.11 TO CREDIT AGREEMENT

                          TRANSACTIONS WITH AFFILIATES



     1. Inventory is purchased in the ordinary course of business from CBK, Ltd., which is owned by Robert Kirkland. Purchases approximated $3,270,000 and $1,941,000 for the years ended December 31, 1995 and 1994, respectively.


     2. The Borrowers rent aircraft from Kirkland Aviation, Inc., a corporation owned by Carl Kirkland and Alderson Aviation, Inc., a corporation controlled by Robert Alderson. The Borrowers paid to Kirkland Aviation, Inc. approximately $59,000 and $35,000 for the years ended December 31, 1995 and 1994, respectively.

     3. Management Contracts between Borrowers and each of Carl Kirkland, Robert Alderson and Bruce Moore, each dated June 12, 1996.

     4. Consulting Agreement between Borrowers and Robert Kirkland, dated June 12, 1996.

     5. The Borrowers agreed to pay Advent International Corporation ("Advent") $1,000,000 in consideration for services which have been provided by Advent to the Borrowers in connection with the structuring of the transactions contemplated by the Recapitalization Agreement.

--------------------------------------------------------------------------


                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT




                                     Among


                           KIRKLAND HOLDINGS L.L.C.,
                        THE BORROWERS SPECIFIED HEREIN,
                           THE LENDERS PARTY HERETO,
                       THE FIRST NATIONAL BANK OF BOSTON,
                            AS ADMINISTRATIVE AGENT
                                      and
                         LEHMAN COMMERCIAL PAPER, INC.,
                                  AS ARRANGER


                          Dated as of December 5, 1996




--------------------------------------------------------------------------

                      FIRST AMENDMENT TO CREDIT AGREEMENT


     This FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of December 5, 1996 by and among KIRKLAND'S HOLDINGS L.L.C., a Delaware limited liability company (the "Parent"), the entities listed on Schedule 1.1A of that certain Credit Agreement referred to below (the "Borrowers"), THE FIRST NATIONAL BANK OF BOSTON (the "Administrative Agent"), LEHMAN COMMERCIAL PAPER, INC., (the "Arranger") and the several banks and financial institutions which are Lenders under the Credit Agreement (the "Lenders").

                                    Recitals

     The Parent, the Borrowers, the Administrative Agent, the Arranger and the Lenders are party to a Credit Agreement dated as of June 12, 1996 (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement. The Parent and the Borrowers desire to amend the Credit Agreement in certain respects to be relieved of certain obligations to obtain landlord consents, to postpone the time for delivery of key-man life insurance required thereunder and to provide for the joinder of all Subsidiaries to the Credit Agreement as borrowers. The Administrative Agent, the Arranger and the Lenders are willing to agree to such amendments on the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Release of Requirement of Landlord Waivers. Section 6 of the Credit Agreement is hereby amended by deleting Section 6.14 thereof in its entirety.

     Section 2. Key Man Life Insurance. Section 6 of the Credit Agreement is hereby further amended by deleting Section 6.12 thereof in its entirety and substituting therefor the following:

                 "6.12 Key Man Life Insurance. Obtain by December 31, 1996 and maintain at all times thereafter key man life insurance policies in the amount of $3,000,000 on each of the Management Shareholders; and upon obtaining such policies, execute and deliver all documents and take all actions in respect thereof that would be required by subsection 5.1(b) if such policies were in effect on the Closing Date."

     Section 3. Subsidiaries. Section 4 of the Credit Agreement is hereby amended by deleting Section 4.15 in its entirety and substituting therefor the following:

                 "4.15  Subsidiaries.  The Borrowers listed on Schedule 1.1A, as the same may be amended from time to time with consent of the Administrative Agent, constitute all of the direct and indirect Subsidiaries of the Parent."

     Section 4. Joinder of Subsidiaries. Section 6.11(b) of the Credit Agreement is hereby amended by deleting clause (iii)(A) thereof in its entirety and substituting therefor the following:

                 "(A) to become a Borrower party hereto or, with consent of the
             Administrative Agent, a party to a guaranty and a security agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and"

     Section 5. Change of Control. Section 8(k) of the Credit Agreement is hereby amended by deleting clause (i) thereof and substituting therefor the following:

                 "(i) The Parent and the Management Shareholders shall cease to have the power (whether or not exercised) to elect a majority of the directors of any of the Borrowers which is a direct Subsidiary of the Parent, or the Designated Borrower shall cease to have the power (whether or not exercised) to elect all of the directors of any of the Borrowers which is an indirect Subsidiary of the Parent,"

     Section 6. Representations and Warranties: No Default. The Parent and the Borrowers hereby confirm to the Bank the representations and warranties of the Parent and the Borrowers set forth in Section 4 of the Credit Agreement (as amended hereby) as of the date hereof, as if set forth herein in full. The Parent and the Borrowers hereby certify that, after giving effect to this First Amendment to Credit Agreement, no Default exists under the Credit Agreement.

     Section 7. Miscellaneous The Parent and the Borrowers agree, jointly and severally, to pay on demand all the Administrative Agent's reasonable expenses in preparing, executing and delivering this First Amendment to Credit Agreement, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Administrative Agent's special counsel, Goodwin, Procter &

Hoar LLP. This First Amendment to Credit Agreement shall be considered a Loan Document and shall be governed by and construed and enforced under the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed as an instrument under seal as of the date first written above.

          KIRKLANDS HOLDINGS LLC


          By: /s/ David Mussafer
             ------------------------------
              Name: David Mussafer
              Title:

          KIRKLAND'S INC.
          KIRKLAND'S OF CAROLINA, INC.
          KIRKLAND'S OF CHARLOTTE, EASTLAND MALL, INC.
          KIRKLAND'S OF TENNESSEE, INC.
          K.C. CORP. INC.
          KIRKLAND'S OF GREENSBORO, FOUR SEASONS MALL, INC.
          KIRKLAND'S OF FAYETTEVILLE, CROSS CREEK MALL, INC.
          KIRKLAND'S OF WILMINGTON, INDEPENDENCE MALL, INC.
          KIRKLAND'S III, JACKSON-METRO CENTER, INC.
          KIRKLAND'S OF MEMPHIS, TENNESSEE, LAURELWOOD SHOPPING CENTER, INC. KIRKLAND'S OF RIDGELAND, MISSISSIPPI, NORTHPARK MALL, INC. KIRKLAND'S KNOXVILLE, EAST TOWNE MALL, INC.
          KIRKLAND'S HUNTSVILLE, MADISON SQUARE MALL, INC.
          KIRKLAND'S OF VALLEY VIEW MALL, ROANOKE, VA, INC.
          KIRKLAND'S OF BIRMINGHAM, RIVERCHASE GALLERIA, INC.
          KIRKLAND'S NASHVILLE, HICKORY HOLLOW MALL, INC.
          KIRKLAND'S OF BRIARCLIFFE MALL, MYRTLE BEACH, SOUTH CAROLINA, INC. KIRKLAND'S OF PECANLAND MALL, MONROE, LA, INC.
          KIRKLAND'S OF TOWNE CENTER AT COBB, ATLANTA GA, INC.
          KIRKLAND'S OF GWINNETT PLACE, MONROE, LA, INC.
          KIRKLAND'S OF RIVERGATE MALL, NASHVILLE, TN, INC.
          KIRKLAND'S OF PEACHTREE MALL, COLUMBUS, GA, INC.
          KIRKLAND'S OF CUMBERLAND MALL, ATLANTA, GA, INC.

KIRKLAND'S OF HAMILTON PLACE MALL, CHATTANOOGA, TN, INC. KIRKLAND'S OF HOUSTON GALLERIA, HOUSTON, TX, INC.
KIRKLAND'S OF MALL OF MEMPHIS, MEMPHIS, TN, INC.
KIRKLAND'S OF WOODLAND HILLS MALL, TULSA, OK, INC.
KIRKLAND'S OF DAYTON MALL, DAYTON, OH, INC.
KIRKLAND'S OF OXMOOR CENTER, LOUISVILLE, KY, INC.
KIRKLAND'S OF SOUTH SQUARE MALL, DURHAM, NC, INC.
KIRKLAND'S OF VALLEY VIEW CENTER, DALLAS, TX, INC.
KIRKLAND'S OF CHESTERFIELD TOWNE CENTER, RICHMOND, VA, INC. KIRKLAND'S OF PARK PLAZA, LITTLE ROCK, AR, INC.
KIRKLAND'S OF MONTGOMERY MALL, MONTGOMERY, AL, INC. KIRKLAND'S OF SOUTHLAKE MALL, ATLANTA, GA, INC.
KIRKLAND'S OF SOUTHPARK MALL, RICHMOND, VA, INC.
KIRKLAND'S OF EASTLAND MALL, EVANSVILLE, INC, INC.
KIRKLAND'S OF FAYETTE MALL, LEXINGTON, KY, INC.
KIRKLAND'S OF HICKORY RIDGE MALL, MEMPHIS, TN, INC. KIRKLAND'S OF REGENCY SQUARE MALL, JACKSONVILLE, FL, INC. KIRKLAND'S OF MCCAIN MALL, LITTLE ROCK, AR, INC.
KIRKLAND'S OF RIVER RIDGE MALL, LYNCHBURG, VA, INC. KIRKLAND'S OF BEL AIR MALL, MOBILE, AL, INC.
KIRKLAND'S OF THE MALL AT BARNES CROSSING, TUPELO, MS, INC. KIRKLAND'S OF CORTANA MALL, BATON ROUGE, LA, INC.
KIRKLAND'S OF BELLEVUE CENTER, NASHVILLE, TN, INC.
KIRKLAND'S OF TRI-COUNTY MALL, CINCINNATI, OH, INC. KIRKLAND'S OF THE MALL OF THE AVENUES, JACKSONVILLE, FL, INC. KIRKLAND'S OF EASTWOOD MALL, BIRMINGHAM, AL, INC.
KIRKLAND'S OF LAKESIDE MALL, NEW ORLEANS, LA, INC.
KIRKLAND'S OF CAROLINA PLACE, CHARLOTTE, N.C., INC. KIRKLAND'S OF CARY VILLAGE MALL, RALEIGH, N.C., INC. KIRKLAND'S OF COOL SPRINGS GALLERIA, NASHVILLE, TN, INC. KIRKLAND'S OF KENWOOD TOWNE CENTRE, CINCINNATI, OH, INC. KIRKLAND'S OF ST. LOUIS GALLERIA, ST. LOUIS, MO, INC. KIRKLAND'S OF WIREGRASS COMMONS MALL, DOTHAN, AL, INC. KIRKLAND'S OF REGENCY MALL, RICHMOND, VA, INC.
KIRKLAND'S OF FLORENCE, FLORENCE, KY, INC.
KIRKLAND'S OF ACADIANA MALL, LAFAYETTE, LA, INC.
KIRKLAND'S OF PADRE STAPLES MALL, CORPUS CHRISTI, TX, INC.

KIRKLAND'S OF BELDEN VILLAGE, CANTON, OH, INC.
KIRKLAND'S OF WEST OAKS MALL, HOUSTON, TX, INC.
KIRKLAND'S OF CHARLESTON TOWN CENTER, CHARLESTON, W. VA, INC. KIRKLAND'S OF CRESTWOOD PLAZA, ST. LOUIS, MO, INC.
KIRKLAND'S OF WHITE MARSH MALL, BALTIMORE, MD, INC.
KIRKLAND'S OF COLLIN CREEK MALL, DALLAS, TX, INC.
KIRKLAND'S OF BAYBROOK MALL, HOUSTON, TX, INC.
KIRKLAND'S OF GOVERNOR'S SQUARE MALL, TALLAHASSEE, FL, INC. KIRKLAND'S OF BARTON CREEK MALL, AUSTIN, TX, INC.
KIRKLAND'S OF HIGHLAND MALL, AUSTIN, TX, INC.
KIRKLAND'S OF BATTLEFIELD MALL, SPRINGFIELD, MO, INC. KIRKLAND'S OF PENN SQUARE MALL, OKLAHOMA CITY, OK, INC. KIRKLAND'S OF MALL ST. VICENT, SHREVEPORT, LA, INC.
KIRKLAND'S OF OWINGS MILLS MALL, BALTIMORE, MD, INC. KIRKLAND'S OF OAKWOOD CENTER, NEW ORLEANS, LA, INC.
KIRKLAND'S OF THE MALL AT JOHNSON CITY, JOHNSON CITY, TN, INC. KIRKLAND'S OF GLENNBROOK MALL, FT. WAYNE, IN, INC.
KIRKLAND'S OF NORTH POINTE MALL, ATLANTA, GA, INC.
KIRKLAND'S OF NORTHPARK MALL, JOPLIN, MO, INC.
KIRKLAND'S OF ORLANDO FASHION SQUARE, ORLANDO, FL, INC. KIRKLAND'S OF THE MALL AT FAIRFIELD COMMONS, DAYTON, OH, INC. KIRKLAND'S OF ST. CHARLES TOWNE CENTER, WALDORF, MD, INC. KIRKLAND'S OF REGENCY MALL, FLORENCE, AL, INC.
KIRKLAND'S OF SOUTH PLAINS MALL, LUBBOCK, TX, INC.
KIRKLAND'S OF THE PARKS AT ARLINGTON, FT. WORTH, TX, INC. KIRKLAND'S OF PARMA TOWN MALL, CLEVELAND, OH, INC.
KIRKLAND'S OF ST. CLAIR SQUARE, ST. LOUIS, MO, INC.
KIRKLAND'S OF TURTLE CREEK MALL, HATTIESBURG, MS, INC. KIRKLAND'S OF THE WOODLANDS, HOUSTON, TX, INC.
KIRKLAND'S OF BRANDON TOWN CENTER, TAMPA, FL, INC.
KIRKLAND'S OF MEMORIAL CITY MALL, HOUSTON, TX, INC.
KIRKLAND'S OF UNIVERSITY MALL, TUSCALOOSA, AL, INC.
KIRKLAND'S OF SANTA ROSA MALL, FORT WALTON, FL, INC. KIRKLAND'S OF PANAMA CITY MALL, PANAMA CITY, FL, INC. KIRKLAND'S OF TOWN EAST MALL, MESQUITE, TX, INC.
KIRKLAND'S OF KENTUCKY OAKS MALL, PADUCAH, KY, INC.

KIRKLAND'S OF CRABTREE VALLEY MALL, RALEIGH, N.C., INC.
KIRKLAND'S OF OAK HOLLOW MALL, HIGH POINT, N.C., INC.
KIRKLAND'S OF FOX VALLEY MALL, CHICAGO, IL, INC.
KIRKLAND'S OF HAWTHRONE MALL, CHICAGO, IL, INC.
KIRKLAND'S OF STRAFTFORD SQUARE, CHICAGO, IL, INC.
KIRKLAND'S OF ORLAND SQUARE, CHICAGO, IL, INC.
KIRKLAND'S OF COASTLAND MALL, NAPLES, FL, INC.
KIRKLAND'S OF EDGEWATER MALL, BILOXI, MS, INC.
KIRKLAND'S OF TOWN CENTER PLAZA, KANSAS CITY, KS, INC.
KIRKLAND'S OF CASTLETON SQUARE, INDIANAPOLIS, IN, INC.
KIRKLAND'S OF CORDOVA MALL, PENSACOLA, FL, INC.
KIRKLAND'S OF UNIVERSITY PARK, SOUTH BEND IN, INC.
KIRKLAND'S OF WESTGATE MALL, AMARILLO, TX, INC.
KIRKLAND'S OF WESTGATE MALL, SPARTANBURG, SC, INC.
KIRKLAND'S OF MERIDIAN MALL, LANSING, MI, INC.
KIRKLAND'S OF COTTONWOOD MALL, ALBUQUERQUE, NM, INC.
KIRKLAND'S OF UNIVERSITY MALL, TAMPA, FL, INC.

ATTEST:

By:/s/ Robert E. Alderson     By:/s/ Carl Kirkland
   ------------------------      -----------------------
   Name:                         Name:
   Title:                        Title:


LEHMAN COMMERCIAL PAPER INC.

By:/s/ Michelle Swanson
   ------------------------
   Name: Michelle Swanson
   Title: Authorized Signatory

THE FIRST NATIONAL BANK OF BOSTON


By: /s/ Daniel P. Corcoran
    ______________________________
    Name:  Daniel P. Corcoran, Jr.
    Title: Vice President



FIRST AMERICAN NATIONAL BANK


By: /s/ Mariah G. Lunderberg
    ______________________________
    Name:  Mariah G. Lunderberg
    Title: Assistant Vice President



HIBERNIA NATIONAL BANK


By: /s/ Troy J. Villafarra
    ______________________________
    Name:  Troy J. Villafarra
    Title: Vice President


MITSUI LEASING (U.S.A.) INC.


By: /s/ R. Wayne Hutton
    ______________________________
    Name:  R. Wayne Hutton
    Title: Senior Vice President



PRIME INCOME TRUST


By: ______________________________
    Name:
    Title:

CRESCENT/MACH I PARTNERS, L.P.
By: TCW Asset Management Company
Its Investment Manager


By: _______________________________
    Name:
    Title:



UNION PLANTERS BANK OF JACKSON, N.A.


By: /s/ Frank Hudacek
    ______________________________
    Name:  Frank Hudacek
    Title: Vice President



VOLUNTEER BANK OF JACKSON, TENNESSEE


By: /s/ James N. Craft
    ______________________________
    Name:  James N. Craft
    Title: Executive Vice President



VAN KAMPEN AMERICAN CAPITAL PRIME
RATE INCOME TRUST


By: /s/ Jeffrey W. Maillet
    ______________________________
    Name:  Jeffrey W. Maillet
    Title: Senior Vice President & Director



143110.d1
11/12/96

-------------------------------------------------------------------------------

                              SECOND AMENDMENT TO
                                CREDIT AGREEMENT

                            Dated as of May 2, 1997

                                     Among
                            Kirkland Holdings L.L.C.
                                      and
                        The Borrowers Specified Herein,
                                 the Borrowers

                                      and

                       The Several Lenders Party Hereto,
                                  the Lenders

                                      and
                   BankBoston, N.A., as Administrative Agent,
                                   the Agent


-------------------------------------------------------------------------------

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT is entered into as of May 2, 1997, by and among KIRKLAND HOLDINGS L.L.C., a Delaware limited liability company (the "Parent"), the Borrowers specified herein (the "Borrowers"), the Lenders party hereto (the "Lenders") and BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), as Administrative Agent (the "Agent") under the Credit Agreement referred to below.

                                    Recitals

     The Parent, the Borrowers, the Lenders and the Agent are parties to a Credit Agreement dated as of June 12, 1996 (as amended the "Credit Agreement"). The Parent and the Borrowers have requested that the Lenders (a) waive the prepayment of the Term Loans required to be made under Section 2.12(c) of the Credit Agreement from Excess Cash Flow for their fiscal year ended December 31, 1996, (b) waive the Borrower's premature payment of certain Management Fees and
(c) provide additional availability under the revolving credit facility during the period from September 5, through December 5, 1997. The Lenders are willing to amend the Credit Agreement to provide for such waiver and additional revolving credit availability on the terms and conditions set forth herein. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 5, the Parent, the Borrowers, the Lenders and the Agent hereby agree as follows:

     Section 1. Waiver of Excess Cash Flow Prepayment. The Lenders and the Agent hereby waive the prepayment required under Section 2.12(c) of the Credit Agreement with respect to the Excess Cash Flow for the fiscal year ending December 31, 1996; provided, however, that this waiver shall not be deemed to modify or amend any provisions of said Section 2.12(c) with respect to required prepayments from Excess Cash Flow for future fiscal years.

     Section 2. Waiver of Premature Payment of Management Fees. The Lenders and the Agent hereby waive the Event of Default outstanding under the Credit Agreement resulting from the Borrowers' payment of Management Fees to the Management Shareholders prior to delivery to the Lenders of the Borrowers' financial statements for their fiscal year ending December 31, 1996. The Lenders and the Agent hereby consent to the payment to Robert Kirkland, in connection with amendment of the Consulting Agreement, of an amount not be exceed $8,500.

     Section 3. Amendment of Schedules. Schedule 1.1A to the Credit Agreement is hereby amended by adding at the end of said Schedule the information contained on the Amendment to Schedule 1.1A attached hereto.
Schedule 1.1B to the Credit Agreement is hereby deleted in its entirety and the new Schedule 1.1B attached hereto is substituted therefor.

     Section 4. Amendment and Extension Fee. The Borrowers, jointly and severally, agree to pay to the Agent, for the account of the Lenders in proportion to the (a) Revolving Credit Commitments of the Revolving Credit Lenders and (b) the principal amount of the Obligations owing to each Term Loan Lender, an amendment and extension fee of $76,000, which shall be due and payable and deemed earned in full by the Lenders upon execution and delivery of this Second Amendment. The Lenders hereby agree that the amendment and extension fee shall be deducted from Combined Interest Expense for purposes of determining the Combined Management Fee Ratio for the Borrower's current fiscal year.

     Section 5. Effectiveness; Conditions to Effectiveness. This Second Amendment to Credit Agreement shall become effective as of the date hereof upon execution hereof by the Parent, the Borrowers, the Lenders and the Agent and satisfaction of the following conditions:

             (a) Officers' Certificate. The Borrowers shall have delivered to the Agent an Officers' Certificate in the form of Exhibit A hereto.

             (b) Opinion of Counsel. The Borrowers shall have delivered to the Agent an opinion of Baker, Donelson, Bearman & Caldwell, counsel to the Borrowers, and an opinion from Pepper, Hamilton & Scheetz, counsel to Parent and special counsel to the Borrowers, in form and substance satisfactory to the Bank.

             (c)    Fee. The Borrowers shall have paid the fee referred to in
     Section 4 above.

             (d) Acknowledgment of Subordination. Carl Kirkland, Bruce Moore, Robert Alderson, and Robert Kirkland shall have executed and delivered to the Agent the Acknowledgments of Subordination in the form of Exhibit B hereto.

     Section 6. Representations and Warranties; No Default. The Borrowers hereby confirm to the Agent and the Lenders, the representations and warranties of the Borrowers set forth in Section 4 of the Credit Agreement (as amended hereby) as of the date hereof, as if set forth herein in full. The Borrowers hereby certify that, after giving effect hereto, no Default exists under the Credit Agreement.

     Section 7. Miscellaneous. The Borrowers agree to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Second Amendment to Credit Agreement, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter & Hoar LLP. This Second Amendment to Credit Agreement shall be a Loan Document and shall be governed by and construed and enforced under the laws of the State of New York.

     IN WITNESS WHEREOF, the Parent, the Borrowers, the Lenders and the Agent have caused this Second Amendment to Credit Agreement to be executed by their duly authorized officers as of the date first set forth above.

               KIRKLAND HOLDINGS L.L.C.




               By: /s/ David Mussafer
                   ------------------------------
                   Name:  David Mussafer
                   Title: President


               THE BORROWERS

               KIRKLAND'S, INC.
               KIRKLAND'S OF CAROLINA, INC.
               KIRKLAND'S OF CHARLOTTE, EASTLAND MALL, INC.
               KIRKLAND'S OF TENNESSEE, INC.
               K.C. CORP. INC.
               KIRKLAND'S OF GREENSBORO, FOUR SEASONS MALL, INC. KIRKLAND'S OF FAYETTEVILLE, CROSS CREEK MALL, INC. KIRKLAND'S OF WILMINGTON, INDEPENDENCE MALL, INC. KIRKLAND'S III, JACKSON-METRO CENTER, INC. KIRKLAND'S OF MEMPHIS, TENNESSEE, LAURELWOOD
                    SHOPPING CENTER, INC.
               KIRKLAND'S OF RIDGELAND, MISSISSIPPI, NORTHPARK
                    MALL, INC.
               KIRKLAND'S OF KNOXVILLE, EAST TOWNE MALL, INC. KIRKLAND'S OF HUNTSVILLE, MADISON SQUARE MALL, INC. KIRKLAND'S OF VALLEY VIEW MALL, ROANOKE, VA, INC. KIRKLAND'S OF NASHVILLE, HICKORY HOLLOW MALL, INC. KIRKLAND'S OF BIRMINGHAM, RIVERCHASE GALLERIA, INC. KIRKLAND'S OF BRIARCLIFFE MALL, MYRTLE BEACH,
                    SOUTH CAROLINA, INC.
               KIRKLAND'S OF PEACANLAND MALL, MONROE, LA. INC. KIRKLAND'S OF TOWNE CENTER AT COBB, ATLANTA, GA,
                    INC.
               KIRKLAND'S OF GWINNETT PLACE, ATLANTA, GA, INC. KIRKLAND'S OF RIVERGATE MALL, NASHVILLE, TN, INC. KIRKLAND'S OF PEACHTREE MALL, COLUMBUS, GA, INC. KIRKLAND'S OF CUMBERLAND MALL, ATLANTA, GA, INC. KIRKLAND'S OF HAMILTON PLACE MALL, CHATTANOOGA,
                    TN, INC.
               KIRKLAND'S OF HOUSTON GALLERIA, HOUSTON, TX, INC. KIRKLAND'S OF MALL OF MEMPHIS, MEMPHIS, TN, INC.

KIRKLAND'S OF WOODLAND HILLS MALL, TULSA, OK, INC.
KIRKLAND'S OF DAYTON MALL, DAYTON, OH, INC.
KIRKLAND'S OF OXMOOR CENTER, LOUISVILLE, KY, INC.
KIRKLAND'S OF SOUTH SQUARE MALL, DURHAM, NC, INC.
KIRKLAND'S OF VALLEY VIEW CENTER, DALLAS, TX, INC.
KIRKLAND'S OF CHESTERFIELD TOWNE CENTER, RICHMOND, VA, INC. KIRKLAND'S OF PARK PLAZA, LITTLE ROCK, AR, INC.
KIRKLAND'S OF MONTGOMERY MALL, MONTGOMERY, AL, INC. KIRKLAND'S OF SOUTHLAKE MALL, ATLANTA, GA, INC.
KIRKLAND'S OF SOUTHPARK MALL, RICHMOND, VA, INC.
KIRKLAND'S OF EASTLAND MALL, EVANSVILLE, IN, INC.
KIRKLAND'S OF FAYETTE MALL, LEXINGTON, KY, INC.
KIRKLAND'S OF HICKORY RIDGE MALL, MEMPHIS, TN, INC. KIRKLAND'S OF REGENCY SQUARE MALL, JACKSONVILLE, FL, INC. KIRKLAND'S OF MCCAIN MALL, LITTLE ROCK, AR, INC.
KIRKLAND'S OF RIVER RIDGE MALL, LYNCHBURG, VA, INC. KIRKLAND'S OF BEL AIR MALL, MOBILE, AL, INC.
KIRKLAND'S OF THE MALL AT BARNES CROSSING, TUPELO, MS, INC. KIRKLAND'S OF CORTANA MALL, BATON ROUGE, LA, INC.
KIRKLAND'S OF BELLEVUE CENTER, NASHVILLE, TN, INC.
KIRKLAND'S OF TRI-COUNTY MALL, CINCINNATI, OH, INC. KIRKLAND'S OF THE MALL OF THE AVENUES, JACKSONVILLE, FL, INC. KIRKLAND'S OF EASTWOOD MALL, BIRMINGHAM, AL, INC.
KIRKLAND'S OF LAKESIDE MALL, NEW ORLEANS, LA, INC.
KIRKLAND'S OF CAROLINA PLACE, CHARLOTTE, N.C., INC. KIRKLAND'S OF CARY VILLAGE MALL, RALEIGH, N.C., INC. KIRKLAND'S OF COOL SPRINGS GALLERIA, NASHVILLE, TN, INC. KIRKLAND'S OF KENWOOD TOWNE CENTRE, CINCINNATI, OH, INC. KIRKLAND'S OF ST. LOUIS GALLERIA, ST. LOUIS, MO, INC. KIRKLAND'S OF WIREGRASS COMMONS MALL, DOTHAN, AL, INC. KIRKLAND'S OF REGENCY MALL, RICHMOND, VA, INC.
KIRKLAND'S OF FLORENCE, FLORENCE, KY, INC.
KIRKLAND'S OF ACADIANA MALL, LAFAYETTE, LA, INC.
KIRKLAND'S OF PADRE STAPLES MALL, CORPUS CHRISTI, TX, INC. KIRKLAND'S OF BELDEN VILLAGE, CANTON, OH, INC.

KIRKLAND'S OF WEST OAKS MALL, HOUSTON, TX, INC.
KIRKLAND'S OF CHARLESTON TOWN CENTER, CHARLESTON, W. VA, INC. KIRKLAND'S OF CRESTWOOD PLAZA, ST. LOUIS, MO, INC.
KIRKLAND'S OF WHITE MARSH MALL, BALTIMORE, MD, INC.
KIRKLAND'S OF COLLIN CREEK MALL, DALLAS, TX, INC.
KIRKLAND'S OF BAYBROOK MALL, HOUSTON, TX, INC.
KIRKLAND'S OF GOVERNOR'S SQUARE MALL, TALLAHASSEE, FL, INC. KIRKLAND'S OF BARTON CREEK MALL, AUSTIN, TX, INC.
KIRKLAND'S OF HIGHLAND MALL, AUSTIN, TX, INC.
KIRKLAND'S OF BATTLEFIELD MALL, SPRINGFIELD, MO, INC. KIRKLAND'S OF PENN SQUARE MALL, OKLAHOMA CITY, OK, INC. KIRKLAND'S OF OAK PARK MALL, KANSAS CITY, KS, INC.
KIRKLAND'S OF MALL ST. VINCENT, SHREVEPORT, LA, INC. KIRKLAND'S OF OWINGS MILLS MALL, BALTIMORE, MD, INC. KIRKLAND'S OF OAKWOOD CENTER, NEW ORLEANS, LA, INC.
KIRKLAND'S OF THE MALL AT JOHNSON CITY, JOHNSON CITY, TN, INC. KIRKLAND'S OF GLENBROOK MALL, FT. WAYNE, IN, INC.
KIRKLAND'S OF NORTH POINTE MALL, ATLANTA, GA, INC.
KIRKLAND'S OF NORTHPARK MALL, JOPLIN, MO, INC.
KIRKLAND'S OF ORLANDO FASHION SQUARE, ORLANDO, FL, INC. KIRKLAND'S OF THE MALL AT FAIRFIELD COMMONS, DAYTON, OH, INC. KIRKLAND'S OF ST. CHARLES TOWNE CENTER, WALDORF, MD, INC. KIRKLAND'S OF REGENCY MALL, FLORENCE, AL, INC.
KIRKLAND'S OF SOUTH PLAINS MALL, LUBBOCK, TX, INC.
KIRKLAND'S OF THE PARKS AT ARLINGTON, FT. WORTH, TX, INC. KIRKLAND'S OF PARMA TOWN MALL, CLEVELAND, OH, INC.
KIRKLAND'S OF ST. CLAIR SQUARE, ST. LOUIS, MO, INC.
KIRKLAND'S OF TURTLE CREEK MALL, HATTIESBURG, MS, INC. KIRKLAND'S OF THE WOODLANDS, HOUSTON, TX, INC.
KIRKLAND'S OF BRANDON TOWN CENTER, TAMPA, FL, INC.
KIRKLAND'S OF MEMORIAL CITY MALL, HOUSTON, TX, INC.
KIRKLAND'S OF UNIVERSITY MALL, TUSCALOOSA, AL, INC.
KIRKLAND'S OF SANTA ROSA MALL, FORT WALTON, FL, INC.

KIRKLAND'S OF PANAMA CITY MALL, PANAMA CITY, FL, INC.
KIRKLAND'S OF TOWN EAST MALL, MESQUITE, TX, INC.
KIRKLAND'S OF KENTUCKY OAKS MALL, PADUCAH, KY, INC.
KIRKLAND'S OF CRABTREE VALLEY MALL, RALEIGH, N.C., INC.
KIRKLAND'S OF OAK HOLLOW MALL, HIGH POINT, N.C., INC.
KIRKLAND'S OF FOX VALLEY MALL, CHICAGO, IL, INC.
KIRKLAND'S OF HAWTHORNE MALL, CHICAGO, IL, INC.
KIRKLAND'S OF STRATFORD SQUARE, CHICAGO, IL, INC.
KIRKLAND'S OF ORLAND SQUARE, CHICAGO, IL, INC.
KIRKLAND'S OF COASTLAND MALL, NAPLES, FL, INC.
KIRKLAND'S OF EDGEWATER MALL, BILOXI, MS, INC.
KIRKLAND'S OF TOWN CENTER PLAZA, KANSAS CITY, KS, INC.
KIRKLAND'S OF CASTLETON SQUARE, INDIANAPOLIS, IN, INC.
KIRKLAND'S OF CORDOVA MALL, PENSACOLA, FL, INC.
KIRKLAND'S OF UNIVERSITY PARK, SOUTH BEND, IN, INC.
KIRKLAND'S OF WESTGATE MALL, AMARILLO, TX, INC.
KIRKLAND'S OF WESTGATE MALL, SPARTANBURG, SC, INC.
KIRKLAND'S OF MERIDIAN MALL, LANSING, MI, INC.
KIRKLAND'S OF COTTONWOOD MALL, ALBUQUERQUE, NM, INC.
KIRKLAND'S OF UNIVERSITY MALL, TAMPA, FL, INC.
KIRKLAND'S OF NORTHWEST ARKANSAS MALL, FAYETTEVILLE, AR, INC.
KIRKLAND'S OF INDIAN RIVER MALL, VERO BEACH, FL, INC.
KIRKLAND'S OF TYRONE SQUARE, ST. PETERSBURG, FL, INC.
KIRKLAND'S OF NORTHGATE MALL, CINCINNATI, OH, INC.
KIRKLAND'S OF WEST OAKS MALL, ORLANDO, FL, INC.
KIRKLAND'S OF PARK CITY CENTER, LANCASTER, PA, INC.
KIRKLAND'S OF PERIMETER MALL, ATLANTA, GA, INC.
KIRKLAND'S OF WOLFCHASE GALLERIA, MEMPHIS, TN, INC.
KIRKLAND'S OF NORTHPARK MALL, DAVENPORT, IA, INC.
KIRKLAND'S OF LINDALE MALL, CEDAR RAPIDS, IA, INC.
KIRKLAND'S OF CORONADO MALL, ALBUQUERQUE, NM, INC.
KIRKLAND'S OF WILLOWBROOK MALL, HOUSTON, TX, INC.


By: /s/ Robert E. Alderson
--------------------------
Name: Robert E. Alderson
Title: Vice President/Secretary

BANKBOSTON, N.A.,
  as Administrative Agent and as a Lender


By: /s/ Daniel P. Corcoran, Jr.
    -----------------------------------
    Name:  Daniel P. Corcoran, Jr.
    Title: Director


LEHMAN COMMERCIAL PAPER INC.


By: /s/ Michele Swanson
    -----------------------------------
    Name:   Michele Swanson
    Title:  Authorized Signatory


HIBERNIA NATIONAL BANK


By: /s/ Troy J. Villafarra
    -----------------------------------
    Name:  Troy J. Villafarra
    Title: Vice President


FIRST AMERICAN NATIONAL BANK


By: /s/ Mariah G. Lundberg
    -----------------------------------
    Name:   Mariah G. Lundberg
    Title:  Assistant Vice President


MITSUI LEASING (U.S.A.) INC.


By: /s/ R. Wayne Hutton
    -----------------------------------
    Name:   R. Wayne Hutton
    Title:  Senior Vice President



UNION PLANTERS BANK OF JACKSON, TENNESSEE


By: /s/ Frank Hudacek, VP
    -----------------------------------
    Name:   Frank Hudacek
    Title:  Vice President

                    VOLUNTEER BANK OF JACKSON, TENNESSEE

                    By: /s/ James N. Craft
                       --------------------------------------
                       Name: James N. Craft
                       Title: Executive Vice President


                    CRESCENT/MACH I PARTNERS, L.P.
                    By: TCW Asset Management Company
                        Its Investment Manager

                    By: Justin Driscoll
                       --------------------------------------
                       Name: Justin Driscoll
                       Title: Vice President


                    INDOSUEZ CAPITAL FUNDING II, LTD.
                    By Indosuez Capital as Portfolio Advisor

                    By: /s/ Francoise Berthelot
                       --------------------------------------
                       Name: FRANCOISE BERTHELOT
                       Title: VICE PRESIDENT


                    VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME
                      TRUST

                    By: [Illegible Signature]
                       --------------------------------------
                       Name:
                       Title:

                        The ING CAPITAL Senior Secured High
                        Income Fund, L.P.
                    By: ING CAPITAL ADVISORS, INC. AS INVESTMENT ADVISOR

                    By: /s/ Michael P. McAdams
                       --------------------------------------
                       Name: MICHAEL P. MCADAMS
                       Title: MANAGING DIRECTOR

                           Amendment of Schedule 1.1A


     1. Additional Borrowers. The following additional Borrowers have been added to the Credit Agreement:

     Kirkland's of Northwest Arkansas Mall, Fayetteville, AR, Inc. Kirkland's of Indian River Mall, Vero Beach, FL, Inc.
     Kirkland's of Tyrone Square, St. Petersburg, FL, Inc.
     Kirkland's of Northgate Mall, Cincinnati, OH, Inc.
     Kirkland's of West Oaks Mall, Orlando, FL, Inc.
     Kirkland's of Park City Center, Lancaster, PA, Inc.
     Kirkland's of Perimeter Mall, Atlanta, GA, Inc.
     Kirkland's of Wolfchase Galleria, Memphis, TN, Inc.
     Kirkland's of Northpark Mall, Davenport, IA, Inc.
     Kirkland's of Lindale Mall, Cedar Rapids, IA, Inc.
     Kirkland's of Coronado Mall, Albuquerque, NM, Inc.
     Kirkland's of Willowbrook Mall, Houston TX, Inc.

     2. Additional Subsidiaries. The following Persons are additional Subsidiaries of the Parent, which have been formed in anticipation of the opening of new stores but which have not yet commenced any operations. Section
4.14 of the Credit Agreement shall be modified to include reference to these Persons as additional Subsidiaries of the Parent:

     Kirkland's of Honey Creek Mall, Terre Haute, IN, Inc.
     Kirkland's of Southpark Mall, Moline, IL, Inc.
     Kirkland's of Valley West Mall, Des Moines, IA, Inc.
     Kirkland's of Greenbrier Mall, Chesapeake, VA, Inc.
     Kirkland's of Cielo Vista Mall, El Paso, TX, Inc.
     Kirkland's of Tuttle Crossing, Columbus, OH, Inc.
     Kirkland's of Leigh Mall, Columbus, MS, Inc.
     Kirkland's of North Shore Square, Slidell, LA, Inc.
     Kirkland's of Post Oak Mall, College Station, TX, Inc.
     Kirkland's of Bonita Lakes Mall, Meridian, MS, Inc.
     Kirkland's of Huntington Mall, Huntington, WV, Inc.
     Kirkland's of Mall of Louisiana, Baton Rouge, LA, Inc.
     Kirkland's of Mill Creek Mall, Erie, PA, Inc.
     Kirkland's of Volusia Mall, Daytona Beach, FL, Inc.
     Kirkland's of Gateway Mall, Lincoln, NB, Inc.

Schedule 1.1B

                   Commitments; Lending Offices and Addresses



                                      REVOLVING CREDIT        TRANCHE A TERM         TRANCHE B TERM
LENDER AND ADDRESS                       COMMITMENT          LOAN COMMITMENT(1)     LOAN COMMITMENT(2)     TOTAL COMMITMENT
---------------------------------------------------------------------------------------------------------------------------
LEHMAN COMMERCIAL PAPER INC.                                                          $5,372,843.75           $5,372,843.75
3 WORLD FINANCIAL CENTER
14th Floor
New York, NY 10285
Tel: (212) 526-4059
Fax: (212) 528-0819
Contact:  Dennis Dee
----------------------------------------------------------------------------------------------------------------------------

BANKBOSTON, N.A.                          $5,000,000*             $4,812,500                                  $9,812,500*
100 Federal Street
MS 01-07-05                            *($6,250,000 for                                                    *($11,062,500 for
Boston, MA 02110                        period 9/5/97                                                        period 9/5/97
Tel: (617) 434-2251                    through 12/5/97)                                                     through 12/5/97)
Fax: (617) 434-8102
Contact:  Dan Corcoran
----------------------------------------------------------------------------------------------------------------------------

HIBERNIA NATIONAL BANK                    $5,000,000*             $4,812,500                                  $9,812,500*
P.O. Box 61540
313 Carondelet Street                  *($6,250,000 for                                                    *($11,062,500 for
New Orleans, LA 70130                   period 9/5/97                                                        period 9/5/97
Tel: (504) 533-2738                    through 12/5/97)                                                     through 12/5/97)
Fax: (504) 533-5344
Contact:  Troy Villafarra


(1) Tranche A Term Loan Commitment reflects first two scheduled payments made by Borrowers of $250,000 and $500,000.
(2) Tranche B Term Loan Commitment reflects first two scheduled payments made by Borrowers of $78,250 each.

=================================================================================================================================
                                          REVOLVING CREDIT       TRANCHE A TERM     TRANCHE B TERM
LENDER AND ADDRESS                          COMMITMENT          LOAN COMMITMENT    LOAN COMMITMENT       TOTAL COMMITMENT
---------------------------------------------------------------------------------------------------------------------------------
First American National Bank                $2,500,000*            $2,406,250                                $4,906,250*
6000 Poplar Avenue
Suite 300                                  *($3,125,000 for                                               *($5,531,250 for
Memphis, TN 38119                         period 9/5/97 through                                          period 9/5/97 through
Tel:  (901) 762-5672                               12/5/97)                                                       12/5/97)
Fax:  (901) 762-5665
Contact:  Mariah Lundberg
---------------------------------------------------------------------------------------------------------------------------------
Mitsui Leasing (U.S.A.) Inc.                $2,500,000*            $2,406,250                                $4,906,250*
200 Park Avenue
Suite 3214                                 *($3,125,000 for                                               *($5,531,250 for
New York, NY 10166                        period 9/5/97 through                                          period 9/5/97 through
Tel:  (212) 883-3062                               12/5/97)                                                       12/5/97)
Fax:  (212) 490-1684
Contact:  Wayne Hutton
---------------------------------------------------------------------------------------------------------------------------------
Union Planters Bank of Jackson,             $2,500,000*            $2,406,250                                $4,906,250*
        Tennessee
118 North Liberty                          *($3,125,000 for                                               *($5,531,250 for
Jackson, TN 38301                         period 9/5/97 through                                          period 9/5/97 through
Tel:  (901) 422-9604                               12/5/97)                                                       12/5/97)
Fax:  (901) 422-9661
Contact:  Frank Hudacek
---------------------------------------------------------------------------------------------------------------------------------
Volunteer Bank of Jackson, Tennessee        $2,500,000*            $2,406,250                                $4,906,250*
301 East Main Street
Jackson, TN 38301                          *($3,125,000 for                                               *($5,531,250 for
Tel:  (901) 422-9288                      period 9/5/97 through                                          period 9/5/97 through
Fax:  (901) 422-9396                               12/5/97)                                                       12/5/97)
Contact:  James N. Craft
=================================================================================================================================


                                          REVOLVING CREDIT         TRANCHE A TERM           TRANCHE B TERM
LENDER AND ADDRESS                           COMMITMENT            LOAN COMMITMENT         LOAN COMMITMENT          TOTAL COMMITMENT
------------------                        ----------------         ---------------         ---------------          ----------------
TCW ASSET MANAGEMENT COMPANY                                                                $2,985,328.13            $2,985,328.13
200 Park Avenue
Suite 2200
New York, NY 10166-0288
Tel: (212) 297-4000
Fax: (212) 297-4159
Contact: Justin Driscoll
         Mark L. Gold

with copies to:
Crescent/Mach I Partners, L.P.
c/o State Street Bank & Trust Co.
Two International Place
Boston, MA 02110
Tel: (617)664-5482
Fax: (617)664-5366
Contact: Jackie Sweeny

wire payments should be sent to:
State Street Bank and Trust Co., Boston
ABA: 011-00-0028
A/C#: 9900-126-5
Re:   Crescent/Mach I
Ref:  (loan name)
Agent Bank I.D.#:    987
Institutional I.D.#: 93548
Tax I.D.#:           95-431-9954
Tel:  (617) 664-5629
Contact: Steven Savage

=================================================================================================================
                                        REVOLVING CREDIT   TRANCHE A TERM    TRANCHE B TERM
LENDER AND ADDRESS                         COMMITMENT      LOAN COMMITMENT   LOAN COMMITMENT   TOTAL COMMITMENT
-----------------------------------------------------------------------------------------------------------------
Indosuez Capital Funding II, Ltd.                                              $7,500,000         $7,500,000
Post Office Box 309
Ugland House
South Church Street
Georgetown, Grand Cayman
Cayman Islands, British West Indies
Contact: Isabelle Pradel

with copies to:
Indosuez Capital
1211 Avenue of the Americas
Seventh Floor
New York, NY 10036-8701
Tel:   (212) 278-2213
Fax:   (212) 278-2254
Contact: Francoise Berthelot

-----------------------------------------------------------------------------------------------------------------

Van Kampen American Capital                                                    $5,985,328.13      $5,985,328.13
      Prime Rate Income Trust
One Parkview Plaza
Oakbrook Terrace, IL 60181
Tel:   (630) 684-6438
Fax:   (630) 684-6740
Contact: Jeffrey W. Maillet

-----------------------------------------------------------------------------------------------------------------

ING Capital Advisors                                                           $10,000,000        $10,000,000
333 South Grand Avenue, Suite 4250
Los Angeles, CA 90071
Tel:   (213) 346-3979
Fax:   (213) 346-3995
Contact: Greg Masuda

=================================================================================================================

DOCSC\502261.2

Schedule 1.1B

                   COMMITMENTS; LENDING OFFICES AND ADDRESSES

                                 REVOLVING CREDIT       TRANCHE A TERM          TRANCHE B TERM
LENDER AND ADDRESS                 COMMITMENT          LOAN COMMITMENT(1)     LOAN COMMITMENT(2)           TOTAL COMMITMENT
---------------------------------------------------------------------------------------------------------------------------
LEHMAN COMMERCIAL PAPER INC.                                                    $5,372,843.75                 $5,372,843.75
3 World Financial Center
14th Floor
New York, NY 10285
Tel: (212) 526-4059
Fax: (212) 528-0819
Contact: Dennis Dee
---------------------------------------------------------------------------------------------------------------------------
BANKBOSTON, N.A.                        $5,000,000*        $4,812,500                                             $9,812,500*
100 Federal Street
MS 01-07-05                       *($6,250,000 for                                                          *(11,062,500 for
Boston, MA 02110                     period 9/5/97                                                             period 9/5/97
Tel: (617) 434-2251               through 12/5/97)                                                          through 12/5/97)
Fax: (617) 434-8102
Contact: Dan Corcoran
---------------------------------------------------------------------------------------------------------------------------
HIBERNIA NATIONAL BANK                  $5,000,000*        $4,812,500                                             $9,812,500*
P.O. Box 61540
313 Carondelet Street             *($6,250,000 for                                                          *(11,062,500 for
New Orleans, LA 70130                period 9/5/97                                                             period 9/5/97
Tel: (504) 533-2738               through 12/5/97)                                                          through 12/5/97)
Fax: (504) 533-5344
Contact: Troy Villafarra
---------------------------------------------------------------------------------------------------------------------------
(1) Tranche A Term Loan Commitment reflects first two scheduled payments made by Borrowers of $250,000 and $500,000.
(2) Tranche B Term Loan Commitment reflects first two scheduled payments made by Borrowers of $78,250 each.

===================================================================================================================================
                                          REVOLVING CREDIT       TRANCHE A TERM           TRANCHE B TERM
LENDER AND ADDRESS                           COMMITMENT          LOAN COMMITMENT          LOAN COMMITMENT       TOTAL COMMITMENT
-----------------------------------------------------------------------------------------------------------------------------------
FIRST AMERICAN NATIONAL BANK                 $2,500,000*           $2,406,250                                       $4,906,250*
6000 Poplar Avenue
Suite 300                                 *($3,125,000 for                                                       *($5,531,250 for
Memphis, TN 38119                       period 9/5/97 through                                                 period 9/5/97 through
Tel:  (901) 762-5672                          12/5/97)                                                               12/5/97)
Fax:  (901) 762-5665
Contact:  Mariah Lundberg
-----------------------------------------------------------------------------------------------------------------------------------
MITSUI LEASING (U.S.A.) INC.                 $2,500,000*           $2,406,250                                       $4,906,250*
200 Park Avenue
Suite 3214                                *($3,125,000 for                                                       *($5,531,250 for
New York, NY 10166                      period 9/5/97 through                                                 period 9/5/97 through
Tel:  (212) 883-3062                          12/5/97)                                                               12/5/97)
Fax:  (212) 490-1684
Contact:  Wayne Hutton
-----------------------------------------------------------------------------------------------------------------------------------
UNION PLANTERS BANK OF JACKSON,              $2,500,000*           $2,406,250                                       $4,906,250*
TENNESSEE
118 North Liberty                         *($3,125,000 for                                                       *($5,531,250 for
Jackson, TN 38301                       period 9/5/97 through                                                 period 9/5/97 through
Tel:  (901) 422-9604                          12/5/97)                                                               12/5/97)
Fax:  (901) 422-9661
Contact: Frank Hudacek
-----------------------------------------------------------------------------------------------------------------------------------
VOLUNTEER BANK OF JACKSON, TENNESSEE         $2,500,000*           $2,406,250                                       $4,906,250*
301 East Main Street
Jackson, TN 38301                         *($3,125,000 for                                                       *($5,531,250 for
Tel:  (901) 422-9288                    period 9/5/97 through                                                 period 9/5/97 through
Fax:  (901) 422-9396                          12/5/97)                                                               12/5/97)
Contact: James N. Craft
===================================================================================================================================

===================================================================================================================================
                                          REVOLVING CREDIT       TRANCHE A TERM           TRANCHE B TERM
LENDER AND ADDRESS                           COMMITMENT          LOAN COMMITMENT          LOAN COMMITMENT       TOTAL COMMITMENT
-----------------------------------------------------------------------------------------------------------------------------------
TCW ASSET MANAGEMENT COMPANY                                                               $2,985,328.13          $2,985,328.13
200 Park Avenue
Suite 2200
New York, NY 10166-0288
Tel:  (212) 297-4000
Fax:  (212) 297-4159
Contact:  Justin Driscoll
          Mark L. Gold

with copies to:
Crescent/Mach I Partners, L.P.
c/o State Street Bank & Trust Co.
Two International Place
Boston, MA 02110
Tel:  (617) 664-5482
Fax:  (617) 664-5366
Contact:  Jackie Sweeny

wire payments should be sent to:
State Street Bank and Trust Co., Boston
ABA:  011-00-0028
A/C#: 9900-126-5
Re:   Crescent/Mach 1
Ref:  (loan name)
Agent Bank I.D.#:    987
Institutional I.D.#: 93548
Tax I.D.#:           95-431-9954
Tel: (617)664-5629
Contact:  Steven Savage
===================================================================================================================================

===================================================================================================================================
                                          REVOLVING CREDIT       TRANCHE A TERM           TRANCHE B TERM
LENDER AND ADDRESS                           COMMITMENT          LOAN COMMITMENT          LOAN COMMITMENT       TOTAL COMMITMENT
-----------------------------------------------------------------------------------------------------------------------------------
INDOSUEZ CAPITAL FUNDING II, LTD.                                                           $7,500,000            $7,500,000
Post Office Box 309
Ugland House
South Church Street
Georgetown, Grand Cayman
Cayman Islands, British West Indies
Contact:  Isabelle Pradel

with copies to:
Indosuez Capital
1211 Avenue of the Americas
Seventh Floor
New York, NY 10036-8701
Tel:  (212) 278-2213
Fax:  (212) 278-2254
Contact:  Francoise Berthelot
-----------------------------------------------------------------------------------------------------------------------------------
VAN KAMPEN AMERICAN CAPITAL                                                                 $5,985,328.13         $5,985,328.13
  PRIME RATE INCOME TRUST
One Parkview Plaza
Oakbrook Terrace, IL 60181
Tel:  (630) 684-6438
Fax:  (630) 684-6740
Contact:  Jeffrey W. Maillet
-----------------------------------------------------------------------------------------------------------------------------------
ING CAPITAL ADVISORS                                                                       $10,000,000           $10,000,000
333 South Grand Avenue, Suite 4250
Los Angeles, CA 90071
Tel:  (213) 346-3979
Fax:  (213) 346-3995
Contact:  Greg Masuda
===================================================================================================================================

-----------------------------------------------------------------------------





                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

                          Dated as of January 5, 1998

                                     Among

                            Kirkland Holdings L.L.C.
                                      and
                        The Borrowers Specified Herein,
                                 the Borrowers

                                      and

                       The Several Lenders Party Hereto,
                                  the Lenders

                                      and

                   BankBoston, N.A., as Administrative Agent,
                                   the Agent



-----------------------------------------------------------------------------

                      THIRD AMENDMENT TO CREDIT AGREEMENT



     This THIRD AMENDMENT TO CREDIT AGREEMENT is entered into as of January 5, 1998, by and among KIRKLAND HOLDINGS L.L.C., a Delaware limited liability company (the "Parent"), the Borrowers specified herein (the "Borrowers"), the Lenders party hereto (the "Lenders") and BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), as Administrative Agent (the "Agent") under the Credit Agreement referred to below.

                                    Recitals

     The Parent, the Borrowers, the Lenders and the Agent are parties to a Credit Agreement dated as of June 12, 1996 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement. The Parent and the Borrowers have requested that the Lenders (a) waive the restrictions under Sections 7.7, 7.10 and 7.11 of the Credit Agreement to permit the redemption by the Borrowers from Bruce Moore pursuant to and in accordance with the Redemption Agreement dated December __, 1997 by and among Bruce Moore, Kirkland's, Inc. and the other corporations party thereto (the "Moore Redemption Agreement") of all of his stock of the Borrowers and as set forth on Schedule 1 hereto (the "Redeemed Moore Stock") representing not more than seven million one hundred forty-seven thousand five hundred sixty-six dollars ($7,147,566) aggregate value (the "Moore Redemption"), and (b) provide an additional seven million dollars ($7,000,000) under the Tranche B Term Loan facility, the proceeds of which are to be used for the Moore Redemption. The Lenders are willing to amend the Credit Agreement to provide for such waiver and additional Tranche B Term Loans on the terms and conditions set forth herein.

     NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 4, the Parent, the Borrowers, the Lenders and the Agent hereby agree as follows:

     Section 1. Waiver. The Lenders and the Agent hereby waive (a) the limitation on Restricted Payments under Section 7.7 of the Credit Agreement, (b) the limitation on optional payments and modifications of debt instruments and preferred stock, etc. under Section 7.10 of the Credit Agreement and (c) the limitation on transactions with affiliates under Section 7.11 of the Credit Agreement to the extent required to permit the Moore Redemption and the payment to Bruce Moore, in connection with the Moore Redemption and pursuant to and in accordance with the Moore Redemption Agreement, of an amount not to exceed seven million one hundred forty-seven thousand five hundred sixty-six dollars ($7,147,566). Additionally, the Lenders and the Agent hereby release Bruce Moore as a Pledgor under the Management Pledge Agreement and the New Management Pledge Agreement and the Agent will return the certificates representing the Redeemed Moore Stock to the Borrowers. The Parent and the Borrowers hereby acknowledge that pursuant to Section 7.6 of the Credit Agreement, the Parent, the Borrowers and their respective Subsidiaries may not, directly or indirectly, issue, convey, sell, lease, assign, transfer or otherwise dispose of the Redeemed Moore Stock redeemed pursuant to the Moore Redemption.

     Section 2. Amendment of Schedules. Schedule 1.1A to the Credit Agreement is hereby amended by adding at the end of said Schedule the information contained on the Amendment to Schedule 1.1A attached hereto. Schedules 1.1B and 1.1E to the Credit Agreement are hereby deleted in their entirety and the new Schedules 1.1B and 1.1E attached hereto are substituted therefor.

     Section 3. Amendment of Capital Expenditures Covenant. Section 7.8 of the Credit Agreement is hereby amended by deleting the number "$5,000,000" appearing in the second line of the chart for Fiscal Year 1997 and substituting therefor the number "$5,800,000".

     Section 4. Effectiveness: Conditions to Effectiveness. This Third Amendment to Credit Agreement shall become effective as of January 7, 1998 upon execution hereof by the Parent, the Borrowers, the Lenders and the Agent and satisfaction of the following conditions:

               (a) Officers' Certificate. The Borrowers shall have delivered to the Agent an Officers' Certificate in the form of Exhibit A hereto.

               (b) Opinion of Counsel. The Borrowers shall have delivered to the Agent an opinion of Baker, Donelson, Bearman & Caldwell, counsel to the Borrowers, and an opinion from Pepper, Hamilton & Scheetz, counsel to Parent and special counsel to the Borrowers, in form and substance satisfactory to the Agent.

               (c) Financials. The Borrowers shall have delivered to the Agent, and the Lenders shall have reviewed and approved, the following financial information, in form and substance satisfactory to the Lenders:

                  (i) Unaudited financial information required under Sections 6.1(c) and 6.2(d) of the Credit Agreement for November 1997.

                  (ii) Unaudited, internally prepared, pro forma financial information for fiscal year 1997 consisting of the combined balance sheet and income statement of the Borrowers and their Subsidiaries. Such pro forma financial information to contain actual results through December 23, 1997 and projected results from December 24, 1997 through December 31, 1997.

                  (iii) Analysis for fiscal year 1997, pro forma for actual results through December 23, 1997 and projected results from December 24, 1997 through December 31, 1997, showing each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan

          Documents to which it is a party to be observed, performed or satisfied by it, including showing all calculations in determining compliance with each covenant.

          (d) Consent of Subordinated Debt Holders. The Borrowers shall have delivered to the Agent evidence of the consent of the Subordinated Debt Holders to this Third Amendment to the Credit Agreement, including the $7,000,000 increase of the Trance B Term Loan in form and substance satisfactory to the Agent.

          (e) Moore Redemption. All conditions precedent to the consummation of the Moore Redemption, except for payment of the redemption price, shall have been satisfied without waiver.

          (f) Moore Redemption Agreement. The Borrowers shall have delivered to the Agent a certified copy of the Moore Redemption Agreement evidencing the Moore Redemption as duly executed by all the parties thereto, which Moore Redemption Agreement shall be on terms and conditions acceptable to the Agent.

          (g) Amendment to Management Pledge Agreement and New Management Pledge Agreement. The Borrowers shall have delivered to the Agent an amendment to the Management Pledge Agreement and the New Management Pledge Agreement, dated as of January 5, 1998, in the form of Exhibit B hereto.

     Section 5. Representations and Warranties; No Default. The Borrowers hereby confirm to the Agent and the Lenders, the representations and warranties of the Borrowers set forth in Section 4 of the Credit Agreement (as amended) as of the date hereof, as if set forth herein in full. The Borrowers hereby certify that, after giving effect hereto, no Default exists under the Credit Agreement.

     Section 6. Miscellaneous. The Borrowers agree to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Third Amendment to Credit Agreement, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter & Hoar LLP. This Third Amendment to Credit Agreement shall be a Loan Document and shall be governed by and construed and enforced under the laws of the State of New York.

     IN WITNESS WHEREOF, the Parent, the Borrowers, the Lenders and Agent have caused this Third Amendment to Credit Agreement to be executed by their duly authorized officers as of the date first set forth above.

               KIRKLAND HOLDINGS L.L.C.

               By: /s/ David Mussafer
                   ---------------------------
                   Name: David Mussafer
                   Title: President

               THE BORROWERS
               -------------

               KIRKLAND'S, INC.
               KIRKLAND'S OF CAROLINA, INC.
               KIRKLAND'S OF CHARLOTTE, EASTLAND MALL, INC.
               KIRKLAND'S OF TENNESSEE, INC.
               K.C. CORP, INC.
               KIRKLAND'S OF GREENSBORO, FOUR SEASONS MALL, INC. KIRKLAND'S OF FAYETTEVILLE, CROSS CREEK MALL, INC. KIRKLAND'S OF WILMINGTON, INDEPENDENCE MALL, INC. KIRKLAND'S III, JACKSON-METRO CENTER, INC.
               KIRKLAND'S OF MEMPHIS, TENNESSEE, LAURELWOOD
                    SHOPPING CENTER, INC.
               KIRKLAND'S OF RIDGELAND, MISSISSIPPI, NORTHPARK
                    MALL, INC.
               KIRKLAND'S OF KNOXVILLE, EAST TOWNE MALL, INC. KIRKLAND'S OF HUNTSVILLE, MADISON SQUARE MALL, INC. KIRKLAND'S OF VALLEY VIEW MALL, ROANOKE, VA, INC. KIRKLAND'S OF NASHVILLE, HICKORY HOLLOW MALL, INC. KIRKLAND'S OF BIRMINGHAM, RIVERCHASE GALLERIA, INC. KIRKLAND'S OF BRIARCLIFFE MALL, MYRTLE BEACH,
                    SOUTH CAROLINA, INC.
               KIRKLAND'S OF PEACANLAND MALL, MONROE, LA, INC. KIRKLAND'S OF TOWNE CENTER AT COBB, ATLANTA, GA, INC. KIRKLAND'S OF GWINNETT PLACE, ATLANTA, GA, INC. KIRKLAND'S OF RIVERGATE MALL, NASHVILLE, TN, INC. KIRKLAND'S OF PEACHTREE MALL, COLUMBUS, GA, INC. KIRKLAND'S OF CUMBERLAND MALL, ATLANTA, GA, INC. KIRKLAND'S OF HAMILTON PLACE MALL, CHATTANOOGA,
                    TN, INC.
               KIRKLAND'S OF HOUSTON GALLERIA, HOUSTON, TX, INC. KIRKLAND'S OF MALL OF MEMPHIS, MEMPHIS, TN, INC.

               KIRKLAND'S OF WOODLAND HILLS MALL, TULSA, OK, INC. KIRKLAND'S OF DAYTON MALL, DAYTON, OH, INC. KIRKLAND'S OF OXMOOR CENTER, LOUISVILLE, KY, INC. KIRKLAND'S OF SOUTH SQUARE MALL, DURHAM, NC, INC. KIRKLAND'S OF VALLEY VIEW CENTER, DALLAS, TX, INC. KIRKLAND'S OF CHESTERFIELD TOWNE CENTER,
                    RICHMOND, VA, INC.
               KIRKLAND'S OF PARK PLAZA, LITTLE ROCK, AR, INC. KIRKLAND'S OF MONTGOMERY MALL, MONTGOMERY, AL, INC. KIRKLAND'S OF SOUTHLAKE MALL, ATLANTA, GA, INC. KIRKLAND'S OF SOUTHPARK MALL, RICHMOND, VA, INC. KIRKLAND'S OF EASTLAND MALL, EVANSVILLE, IN, INC. KIRKLAND'S OF FAYETTE MALL, LEXINGTON, KY, INC. KIRKLAND'S OF HICKORY RIDGE MALL, MEMPHIS, TN, INC. KIRKLAND'S OF REGENCY SQUARE MALL, JACKSONVILLE,
                    FL, INC.
               KIRKLAND'S OF MCCAIN MALL, LITTLE ROCK, AR, INC. KIRKLAND'S OF RIVER RIDGE MALL, LYNCHBURG, VA, INC. KIRKLAND'S OF BEL AIR MALL, MOBILE, AL, INC. KIRKLAND'S OF THE MALL AT BARNES CROSSING, TUPELO,
                    MS, INC.
               KIRKLAND'S OF CORTANA MALL, BATON ROUGE, LA, INC. KIRKLAND'S OF BELLEVUE CENTER, NASHVILLE, IN, INC. KIRKLAND'S OF TRI-COUNTY MALL, CINCINNATI, OH, INC. KIRKLAND'S OF THE MALL OF THE ANENUES,
                    JACKSONVILLE, FL, INC.
               KIRKLAND'S OF EASTWOOD MALL, BIRMINGHAM, AL, INC. KIRKLAND'S OF LAKESIDE MALL, NEW ORLEANS, LA, INC. KIRKLAND'S OF CAROLINA PLACE, CHARLOTTE, N.C., INC. KIRKLAND'S OF CARY VILLAGE MALL, RALEIGH, N.C., INC. KIRKLAND'S OF COOL SPRINGS GALLERIA, NASHVILLE, TN,
                    INC.
               KIRKLAND'S OF KENWOOD TOWNE CENTRE, CINCINNATI,
                    OH, INC.
               KIRKLAND'S OF ST. LOUIS GALLERIA, ST. LOUIS, MO, INC. KIRKLAND'S OF WIREGRASS COMMONS MALL, DOTHAN, AL,
                    INC.
               KIRKLAND'S OF REGENCY MALL, RICHMOND, VA, INC. KIRKLAND'S OF FLORENCE, FLORENCE, KY, INC.
               KIRKLAND'S OF ACADIANA MALL, LAFAYETTE, LA, INC. KIRKLAND'S OF PADRE STAPLES MALL, CORPUS CHRISTI, TX,
                    INC.
               KIRKLAND'S OF BELDEN VILLAGE, CANTON, OH, INC.

               KIRKLAND'S OF WEST OAKS MALL, HOUSTON, TX, INC. KIRKLAND'S OF CHARLESTON TOWN CENTER, CHARLESTON,
                    W. VA, INC.
               KIRKLAND'S OF CRESTWOOD PLAZA, ST. LOUIS, MO, INC. KIRKLAND'S OF WHITE MARSH MALL, BALTIMORE, MD, INC. KIRKLAND'S OF COLLIN CREEK MALL, DALLAS, TX, INC. KIRKLAND'S OF BAYBROOK MALL, HOUSTON, TX, INC. KIRKLAND'S OF GOVERNOR'S SQUARE MALL, TALLAHASSEE,
                    FL, INC.
               KIRKLAND'S OF BARTON CREEK MALL, AUSTIN, TX, INC. KIRKLAND'S OF HIGHLAND MALL, AUSTIN, TX, INC. KIRKLAND'S OF BATTLEFIELD MALL, SPRINGFIELD, MO, INC. KIRKLAND'S OF PENN SQUARE MALL, OKLAHOMA CITY, OK,
                    INC.
               KIRKLAND'S OF OAK PARK MALL, KANSAS CITY, KS, INC. KIRKLAND'S OF MALL ST. VINCENT, SHREVEPORT, LA, INC. KIRKLAND'S OF OWINGS MILLS MALL, BALTIMORE, MD, INC. KIRKLAND'S OF OAKWOOD CENTER, NEW ORLEANS, LA,
                    INC.
               KIRKLAND'S OF THE MALL AT JOHNSON CITY, JOHNSON
                    CITY, TN, INC.
               KIRKLAND'S OF GLENBROOK MALL, FT. WAYNE, IN, INC. KIRKLAND'S OF NORTH POINTE MALL, ATLANTA, GA, INC. KIRKLAND'S OF NORTHPARK MALL, JOPLIN, MO, INC. KIRKLAND'S OF ORLANDO FASHION SQUARE, ORLANDO, FL,
                    INC.
               KIRKLAND'S OF THE MALL AT FAIRFIELD COMMONS,
                    DAYTON, OH, INC.
               KIRKLAND'S OF ST. CHARLES TOWNE CENTER, WALFDORF,
                    MD, INC.
               KIRKLAND'S OF REGENCY MALL, FLORENCE, AL, INC. KIRKLAND'S OF SOUTH PLAINS MALL, LUBOCK, TX, INC. KIRKLAND'S OF THE PARKS AT ARLINGTON, FT. WORTH, TX,
                    INC.
               KIRKLAND'S OF PARMA TOWN MALL, CLEVELAND, OH, INC. KIRKLAND'S OF ST. CLAIR SQUARE, ST. LOUIS, MO, INC. KIRKLAND'S OF TURTLE CREEK MALL, HATTIESBURG, MS,
                    INC.
               KIRKLAND'S OF THE WOODLANDS, HOUSTON, TX, INC. KIRKLAND'S OF BRANDON TOWN CENTER, TAMPA, FL, INC. KIRKLAND'S OF MEMORIAL CITY MALL, HOUSTON, TX, INC. KIRKLAND'S OF UNIVERSITY MALL, TUSCALOOSA, AL, INC. KIRKLAND'S OF SANTA ROSA MALL, FORT WALTON, FL, INC.

KIRKLAND'S OF PANAMA CITY MALL, PANAMA CITY, FL, INC.
KIRKLAND'S OF TOWN EAST MALL, MESQUITE, TX, INC.
KIRKLAND'S OF KENTUCKY OAKS MALL, PADUCAH, KY, INC.
KIRKLAND'S OF CRABTREE VALLEY MALL, RALEIGH, N.C., INC.
KIRKLAND'S OF OAK HOLLOW MALL, HIGH POINT, N.C., INC.
KIRKLAND'S OF FOX VALLEY MALL, CHICAGO, IL, INC.
KIRKLAND'S OF HAWTHORNE MALL, CHICAGO, IL, INC.
KIRKLAND'S OF STRATFORD SQUARE, CHICAGO, IL, INC.
KIRKLAND'S OF ORLAND SQUARE, CHICAGO, IL, INC.
KIRKLAND'S OF COASTLAND MALL, NAPLES, FL, INC.
KIRKLAND'S OF EDGEWATER MALL, BILOXI, MS, INC.
KIRKLAND'S OF TOWN CENTER PLAZA, KANSAS CITY, KS, INC.
KIRKLAND'S OF CASTLETON SQUARE, INDIANAPOLIS, IN., INC.
KIRKLAND'S OF CORDOVA MALL, PENSACOLA, FL, INC.
KIRKLAND'S OF UNIVERSITY PARK, SOUTH BEND, IN, INC.
KIRKLAND'S OF WESTGATE MALL, AMARILLO, TX, INC.
KIRKLAND'S OF WESTGATE MALL, SPARTANBURG, SC, INC.
KIRKLAND'S OF MERIDIAN MALL, LANSING, MI, INC.
KIRKLAND'S OF COTTONWOOD MALL, ALBUQUERQUE, NM, INC.
KIRKLAND'S OF UNIVERSITY MALL, TAMPA, FL, INC.
KIRKLAND'S OF NORTHWEST ARKANSAS MALL, FAYETTEVILLE, AR, INC.
KIRKLAND'S OF INDIAN RIVER MALL, VERO BEACH, FL, INC.
KIRKLAND'S OF TYRONE SQUARE, ST. PETERSBURG, FL, INC.
KIRKLAND'S OF NORTHGATE MALL, CINCINNATI, OH, INC.
KIRKLAND'S OF WEST OAKS MALL, ORLANDO, FL, INC.
KIRKLAND'S OF PARK CITY CENTER, LANCASTER, PA, INC.
KIRKLAND'S OF PERIMETER MALL, ATLANTA, GA, INC.
KIRKLAND'S OF WOLFCHASE GALLERIA, MEMPHIS, TN, INC.
KIRKLAND'S OF NORTHPARK MALL, DAVENPORT, IA, INC.
KIRKLAND'S OF LINDALE MALL, CEDAR RAPIDS, IA, INC.
KIRKLAND'S OF CORONADO MALL, ALBUQUERQUE, NM, INC.
KIRKLAND'S OF WILLOWBROOK MALL, HOUSTON, TX, INC.
KIRKLAND'S OF HONEY CREEK MALL, TERRE HAUTE, IN, INC.
KIRKLAND'S OF SOUTHPARK MALL, MOLINE, IL, INC.
KIRKLAND'S OF VALLEY WEST MALL, DES MOINES, IA, INC.
KIRKLAND'S OF GREENBRIER MALL, CHESAPEAKE, VA, INC.

KIRKLAND'S OF CIELO VISTA MALL, EL PASO, TX, INC.
KIRKLAND'S OF TUTTLE CROSSING, COLUMBUS, OH, INC.
KIRKLAND'S OF LEIGH MALL, COLUMBUS, MS, INC.
KIRKLAND'S OF NORTH SHORE SQUARE, SLIDELL, LA, INC.
KIRKLAND'S OF POST OAK MALL, COLLEGE STATION, TX, INC.
KIRKLAND'S OF BONITA LAKES MALL, MERIDIAN, MS, INC.
KIRKLAND'S OF HUNTINGTON MALL, HUNTINGTON, WV, INC.
KIRKLAND'S OF MALL OF LOUISIANA, BATON ROUGE, LA, INC.
KIRKLAND'S OF MILL CREEK MALL, ERIE, PA, INC.
KIRKLAND'S OF VOLUSIA MALL, DAYTONA BEACH, FL, INC.
KIRKLAND'S OF GATEWAY MALL, LINCOLN, NE, INC.
KIRKLAND'S OF GRAPEVINE MILLS, GRAPEVINE, TX, INC.

By: /s/ R. E. Alderson
   ---------------------------------------
   Name: R. E. Alderson
   Title: VP/Sec

BANKBOSTON, N.A.,
   as Administrative Agent and as a Lender

By: /s/ Christopher S. Allen
   ---------------------------------------
   Name:  Christopher S. Allen
   Title: Director

LEHMAN COMMERCIAL PAPER INC.

By: /s/ Michele Swanson
   ---------------------------------------
   Name: Michele Swanson
   Title: Authorized Signatory

HIBERNIA NATIONAL BANK

By: /s/ Troy J. Villafarra
   ---------------------------------------
   Name: Troy J. Villafarra
   Title: Vice President

FIRST AMERICAN NATIONAL BANK


By: /s/ John W. Teasley
   ---------------------------------------
   Name: John W. Teasley
   Title: Assistant Vice President


MITSUI LEASING CAPITAL CORPORATION


By: /s/ R. Wayne Hutton
   ---------------------------------------
   Name:  R. Wayne Hutton
   Title: Senior Vice President


UNION PLANTERS BANK OF JACKSON, TENNESSEE


By: /s/ Frank Hudacek
   ---------------------------------------
   Name:  Frank Hudacek
   Title: Vice President


VOLUNTEER BANK OF JACKSON, TENNESSEE


By:
   ---------------------------------------
   Name:
   Title:


CRESCENT/MACH I PARTNERS, L.P.
By: TCW Asset Management Company
    Its Investment Manager


By:
   ---------------------------------------
   Name:
   Title:


INDOSUEZ CAPITAL FUNDING II, LTD.


By:
   ---------------------------------------
   Name:
   Title:

HIBERNIA NATIONAL BANK


By:
    ------------------------------
    Name:
    Title:


FIRST AMERICAN NATIONAL BANK


By:
    ------------------------------
    Name:
    Title:


MITSUI LEASING CAPITAL CORPORATION


By:
    ------------------------------
    Name:
    Title:


UNION PLANTERS BANK OF JACKSON, TENNESSEE


By:
    ------------------------------
    Name:
    Title:


VOLUNTEER BANK OF JACKSON, TENNESSEE


By: /s/ James N. Craft
    ------------------------------
    Name:  James N. Craft
    Title: Executive Vice President


CRESCENT/MACH I PARTNERS, L.P.
By: TCW Asset Management Company
    Its Investment Manager


By: /s/ Justin L. Driscoll
    ------------------------------
    Name:  Justin L. Driscoll
    Title: Senior Vice President

FIRST AMERICAN NATIONAL BANK


By: ______________________________
    Name:
    Title:


MITSUI LEASING CAPITAL CORPORATION


By: ______________________________
    Name:
    Title:


UNION PLANTERS BANK OF JACKSON, TENNESSEE


By: ______________________________
    Name:
    Title:


VOLUNTEER BANK OF JACKSON, TENNESSEE


By: ______________________________
    Name:
    Title:



CRESCENT/MACH I PARTNERS, L.P.
By: TCW Asset Management Company
    Its Investment Manager


By:______________________________
    Name:
    Title:


INDOSUEZ CAPITAL FUNDING II, LTD.


By: /s/ Francoise Berthelot
   ______________________________
    Name:  Francoise Berthelot
    Title: Vice President

VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

By: /s/ Jeffrey W. Maillet
    ______________________________
    Name:  Jeffrey W. Maillet
    Title: Senior Vice President & Director

                                   SCHEDULE 1

                                SHARES OF STOCK



------------------------------------------------------
Corporation    Shares    Class of Stock    Certificate
------------------------------------------------------
Group A and    7,250      Common               4
B Companies               (Voting)
------------------------------------------------------
                 650      Common               1
                          (Non-Voting)
               ---------------------------------------
               7,900      Class B              3
                          Preferred
               ---------------------------------------
               2,878      Class C              3
                          Preferred
------------------------------------------------------
Group C        7,900      Common               1
Companies                 (Non-Voting)
------------------------------------------------------
               3,000      Class B              3
                          Preferred
                          (Voting)
               ---------------------------------------
               4,900      Class B              1
                          Preferred
                          (Non-Voting)
------------------------------------------------------
Group D        7,900      Common               4
Companies                 (Voting)
               ---------------------------------------
               7,900      Class B              3
                          Preferred
------------------------------------------------------
Group E           79      Common               4
Companies
------------------------------------------------------

The listing of Group A, B, C, D, and E Companies begins on the next page (Schedule 1-2).


                              Schedule 1-1

A

Kirkland's, Inc.
Kirkland's of Pecanland Mall, Monroe, LA, Inc.
Kirkland's of Town Center at Cobb, Atlanta, GA, Inc. Kirkland's of Gwinnett Place, Atlanta, GA, Inc.
Kirkland's of Peachtree Mall, Columbus, GA, Inc.
Kirkland's of Cumberland Mall, Atlanta, GA, Inc.
Kirkland's of Hamilton Place Mall, Chattanooga, TN, Inc. Kirkland's of Houston Galleria, Houston, TX, Inc.
Kirkland's of Mall of Memphis, Memphis, TN, Inc.
Kirkland's of Woodland Hills Mall, Tulsa, OK, Inc.
Kirkland's of Dayton Mall, Dayton, OH, Inc.
Kirkland's of Oxmoor Center, Louisville, KY, Inc.
Kirkland's of South Square Mall, Durham, NC, Inc.
Kirkland's of Valley View Center, Dallas, TX, Inc.
Kirkland's of Chesterfield Towne Center, Richmond, VA, Inc. Kirkland's of Park Plaza Mall, Little Rock, AR, Inc. Kirkland's of Montgomery Mall, Montgomery, AL, Inc. Kirkland's of Southlake Mall, Atlanta, GA, Inc.
Kirkland's of Southpark Mall, Richmond, VA, Inc.
Kirkland's of Eastland Mall, Evansville, IN, Inc.
Kirkland's of Fayette Mall, Lexington, KY, Inc.
Kirkland's of Hickory Ridge Mall, Memphis, TN, Inc. Kirkland's of Regency Square Mall, Jacksonville, FL, Inc. Kirkland's of McCain Mall, Little Rock, AR, Inc.
Kirkland's of River Ridge Mall, Lynchburg, VA, Inc. Kirkland's of Bel Air Mall, Mobile, AL, Inc.
Kirkland's of The Mall at Barnes Crossing, Tupelo, MS, Inc. Kirkland's of Cortana Mall, Baton Rouge, LA, Inc.
Kirkland's of Bellevue Center, Nashville, TN, Inc.
Kirkland's of Tri-County Mall, Cincinnati, OH, Inc. Kirkland's of The Mall of the Avenues, Jacksonville, FL, Inc. Kirkland's of Eastwood Mall, Birmingham, AL, Inc.
Kirkland's of Lakeside Mall, New Orleans, LA, Inc.
Kirkland's of Carolina Place, Charlotte, N.C., Inc. Kirkland's of Cary Village Mall, Raleigh, N.C., Inc. Kirkland's of Cool Springs Galleria, Nashville, TN, Inc. Kirkland's of Kenwood Towne Centre, Cincinnati, OH, Inc. Kirkland's of St. Louis Galleria, St. Louis, MO, Inc. Kirkland's of Wiregrass Commons Mall, Dothan, AL, Inc. Kirkland's of Regency Mall, Richmond, VA, Inc.
Kirkland's of Florence Mall, Florence, KY, Inc.
Kirkland's of Acadiana Mall, Lafayette, LA, Inc.
Kirkland's of Padre Staples Mall, Corpus Christi, TX, Inc. Kirkland's of Belden Village, Canton, OH, Inc.
Kirkland's of West Oaks Mall, Houston, TX, Inc.
Kirkland's of Charleston Town Center, Charleston, W. VA. Inc. Kirkland's of Crestwood Plaza, St. Louis, MO, Inc.
Kirkland's of White Marsh Mall, Baltimore, MD, Inc. Kirkland's of Collin Creek Mall, Dallas, TX, Inc.


                              Schedule 1-2

Kirkland's of Baybrook Mall, Houston, TX, Inc.
Kirkland's of Governor's Square Mall, Tallahassee, FL, Inc. Kirkland's of Barton Creek Mall, Austin, TX, Inc.
Kirkland's of Highland Mall, Austin, TX, Inc.
Kirkland's of Battlefield Mall, Springfield, MO, Inc. Kirkland's of Penn Square Mall, Oklahoma City, OK, Inc. Kirkland's of Oak Park Mall, Kansas City, KS, Inc.
Kirkland's of Mall St. Vincent, Shreveport, LA, Inc. Kirkland's of Owings Mills Mall, Baltimore, MD, Inc. Kirkland's of Oakwood Center, New Orleans, LA, Inc.
Kirkland's of The Mall at Johnson City, Johnson City, TN, Inc. Kirkland's of Glenbrook Mall, Ft. Wayne, IN, Inc.
Kirkland's of North Pointe Mall, Atlanta, GA, Inc.
Kirkland's of Northpark Mall, Joplin, MO, Inc.
Kirkland's of Orlando Fashion Square, Orlando, FL, Inc. Kirkland's of The Mall at Fairfield Commons, Dayton, OH, Inc. Kirkland's of St. Charles Towne Center, Waldorf, MD, Inc. Kirkland's of Regency Mall, Florence, AL, Inc.
Kirkland's of South Plains Mall, Lubbock, TX, Inc.
Kirkland's of The Parks at Arlington, Ft. Worth, TX, Inc. Kirkland's of Parma Town Mall, Cleveland, OH, Inc.
Kirkland's of St. Clair Square, St. Louis, MO, Inc.
Kirkland's of Turtle Creek Mall, Hattiesburg, MS, Inc. Kirkland's of The Woodlands, Houston, TX, Inc.
Kirkland's of Brandon Town Center, Tampa, FL, Inc.
Kirkland's of Memorial City Mall, Houston, TX, Inc.
Kirkland's of University Mall, Tuscaloosa, AL, Inc.
Kirkland's of Santa Rosa Mall, Fort Walton, FL, Inc. Kirkland's of Panama City Mall, Panama City, FL, Inc.



B

Kirkland's of Town East Mall, Mesquite, TX, Inc.
Kirkland's of Kentucky Oaks Mall, Paducah, KY, Inc.
Kirkland's of Crabtree Valley Mall, Raleigh, N.C., Inc.
Kirkland's of Oak Hollow Mall, Highpoint, N.C., Inc.
Kirkland's of Fox Valley Mall, Chicago, IL, Inc.
Kirkland's of Hawthorne Mall, Chicago, IL, Inc.
Kirkland's of Stratford Square, Chicago, IL, Inc.
Kirkland's of Orland Square, Chicago, IL, Inc.
Kirkland's of Coastland Mall, Naples, FL, Inc.


C

Kirkland's of Carolina, Inc.
Kirkland's of Charlotte, Eastland Mall, Inc.
Kirkland's of Tennessee, Inc.
K. C. Corp., Inc.
Kirkland's of Greensboro, Four Seasons Mall, Inc.


                                 Schedule 1-3

Kirkland's of Fayetteville, Cross Creek Mall, Inc.
Kirkland's of Wilmington, Independence Mall, Inc.
Kirkland's III, Jackson-Metro Center, Inc.
Kirkland's of Memphis, Tennessee, Laurelwood Shopping Center, Inc. Kirkland's of Ridgeland, Mississippi, Northpark Mall, Inc.
Kirkland's of Knoxville, East Towne Mall, Inc.
Kirkland's of Huntsville, Madison Square Mall, Inc.
Kirkland's of Valley View Mall, Roanoke, VA, Inc.
Kirkland's of Nashville, Hickory Hollow Mall, Inc.
Kirkland's of Birmingham, Riverchase Galleria, Inc.
Kirkland's of Briar Cliffe Mall, Myrtle Beach, South Carolina, Inc. Kirkland's of Rivergate Mall, Nashville, TN, Inc.

D

Kirkland's of Edgewater Mall, Biloxi, MS, Inc.
Kirkland's of Town Center Plaza, Kansas City, KS, Inc.
Kirkland's of Castleton Square, Indianapolis, IN, Inc.
Kirkland's of Cordova Mall, Pensacola, FL, Inc.
Kirkland's of University Park, South Bend, IN, Inc.
Kirkland's of Westgate Mall, Spartanburg, SC, Inc.
Kirkland's of Westgate Mall, Amarillo, TX, Inc.
Kirkland's of Meridian Mall, Lansing, MI,
Kirkland's of Cottonwood Mall, Albuquerque, NM, Inc.
Kirkland's of University Mall, Tampa, FL, Inc.


E

Kirkland's of Northwest Arkansas Mall, Fayetteville, Ar, Inc.
Kirkland's of Indian River Mall, Vero Beach, Fl, Inc.
Kirkland's of Tyrone Square, St. Petersburg, Fl, Inc.
Kirkland's of Northgate Mall, Cincinnati, Oh, Inc.
Kirkland's of West Oaks Mall, Orlando, Fl, Inc.
Kirkland's of Park City Center, Lancaster, Pa, Inc.
Kirkland's of Northpark Mall, Davenport, Ia, Inc.
Kirkland's of Perimeter Mall, Atlanta, Ga, Inc.
Kirkland's of Wolfchase Galleria, Memphis, Tn, Inc.
Kirkland's of Lindale Mall, Cedar Rapids, Ia, Inc.
Kirkland's of Coronado Mall, Albuquerque, Nm, Inc.
Kirkland's of Willowbrook Mall, Houston, Tx, Inc.


                                 Schedule 1 - 4

                           Amendment of Schedule 1.1A

          1. Additional Borrowers. The following additional Borrowers have been added to the Credit Agreement:

             Kirkland's of Honey Creek Mall, Terre Haute, IN, Inc. Kirkland's of Southpark Mall, Moline, IL, Inc. Kirkland's of Valley West Mall, Des Moines, IA, Inc. Kirkland's of Greenbrier Mall, Chesapeake, VA, Inc. Kirkland's of Cielo Vista Mall, El Paso, TX, Inc. Kirkland's of Tuttle Crossing, Columbus, OH, Inc. Kirkland's of Leigh Mall, Columbus, MS, Inc. Kirkland's of North Shore Square, Slidell, LA, Inc. Kirkland's of Post Oak Mall, College Station, TX, Inc. Kirkland's of Bonita Lakes Mall, Meridian, MS, Inc. Kirkland's of Huntington Mall, Huntington, WV, Inc. Kirkland's of Mall of Louisiana, Baton Rouge, LA, Inc. Kirkland's of Mill Creek Mall, Erie, PA, Inc. Kirkland's of Volusia Mall, Daytona Beach, FL, Inc. Kirkland's of Gateway Mall, Lincoln, NE, Inc. Kirkland's of Grapevine Mills, Grapevine, TX, Inc.

          2. Additional Subsidiaries. The following Persons are additional Subsidiaries of the Parent, which have been formed in anticipation of the opening of new stores but which have not yet commenced any operations. Section
4.14 of the Credit Agreement shall be modified to include reference to these Persons as additional Subsidiaries of the Parent:


             Kirkland's of Southland Mall, Houma, LA, Inc.
             Kirkland's of First Colony Mall, Houston, TX, Inc.
             Kirkland's of Oviedo Marketplace, Orlando, FL, Inc.
             Kirkland's of Coral Springs, Coral Springs, FL, Inc.

Schedule 1.1B


                   Commitments; Lending Offices and Addresses


                                   REVOLVING CREDIT      TRANCHE A TERM              TRANCHE B TERM
LENDER AND ADDRESS                  COMMITMENT         LOAN COMMITMENT(1)           LOAN COMMITMENT(2)        TOTAL COMMITMENT
------------------                ----------------    ------------------           ------------------       ----------------
LEHMAN COMMERCIAL PAPER INC.                                                          $22,259,515.27           $22,259,515.27
3 World Financial Center
14th Floor
New York, NY 10285
Tel: (212) 526-4059
Fax: (212) 528-0819
Contact: Bill Gates

BANKBOSTON, N.A.                    $5,000,000          $4,562,500                                             $9,562,500
100 Federal Street
MS 01-07-05
Boston, MA 02110
Tel: (617) 434-2493
Fax: (617) 434-8102
Contact: Christopher S. Allen

HIBERNIA NATIONAL BANK              $5,000,000          $4,562,500                                             $9,562,500
P.O. Box 61540
313 Carondelet Street
New Orleans, LA 70130
Tel: (504) 533-2738
Fax: (504) 533-5344
Contact: Troy Villafarra

--------------------------

(1)  Tranche A Term Loan Commitment reflects first five scheduled payments made by Borrowers of $250,000, $500,000, $250,000,
     $250,000 and $500,000.

(2)  Tranche B Term Loan Commitment reflects first five scheduled payments made by Borrowers of $78,250 each.

                                        REVOLVING CREDIT    TRANCHE A TERM     TRANCHE B TERM
LENDER AND ADDRESS                         COMMITMENT       LOAN COMMITMENT    LOAN COMMITMENT    TOTAL COMMITMENT
FIRST AMERICAN NATIONAL BANK            $2,500,000         $2,281,250                            $4,781,250
6000 Poplar Avenue
Suite 300
Memphis, TN 38119
Tel:      (901) 762-5684
Fax:      (901) 762-5665
Contact:  John Teasley

MITSUI LEASING CAPITAL CORPORATION      $2,500,000         $2,281,250                            $4,781,250
200 Park Avenue
Suite 3214
New York, NY 10166
Tel:      (212) 883-3062
Fax:      (212) 490-1684
Contact:  Wayne Hutton

UNION PLANTERS BANK OF JACKSON,         $2,500,000         $2,281,250                            $4,781,250
     TENNESSEE
118 North Liberty
Jackson, TN 38301
Tel:      (901) 422-9604
Fax:      (901) 422-9661
Contact:  Frank Hudacek

VOLUNTEER BANK OF JACKSON,              $2,500,000         $2,281,250                            $4,781,250
     TENNESSEE
301 East Main Street
Jackson, TN 38301
Tel:      (901) 422-9288
Fax:      (901) 422-9396
Contact:  James N. Craft


                                     REVOLVING CREDIT         TRANCHE A TERM      TRANCHE B TERM
LENDER AND ADDRESS                      COMMITMENT            LOAN COMMITMENT     LOAN COMMITMENT     TOTAL COMMITMENT
------------------                   ----------------         ---------------     ---------------     ----------------

TCW ASSET MANAGEMENT COMPANY                                                      $2,963,320.31       $2,963,320.31
200 Park Avenue
Suite 2200
New York, NY 10166-0288
Tel:   (212) 297-4000
Fax:   (212) 297-4159
Contact:  Justin Driscoll
          Mark L. Gold

with copies to:
Crescent/Mach I Partners, L.P.
c/o State Street Bank & Trust Co.
Two International Place
Boston, MA 02110
Tel:   (617) 664-5482
Fax:   (617) 664-5366
Contact:  Jackie Sweeny

wire payments should be sent to:
State Street Bank and Trust Co.,
Boston
ABA:   011-00-0028
A/C#:  9900-126-5
Re:    Crescent/Mach I
Ref:   (loan name)
Agent Bank I.D.#:      987
Institutional I.D.#:   93548
Tax I.D.#:             95-431-9954
Tel:   (617) 664-5629
Contact:  Steven Savage




                                        REVOLVING CREDIT          TRANCHE A TERM          TRANCHE B TERM
LENDER AND ADDRESS                         COMMITMENT            LOAN COMMITMENT         LOAN COMMITMENT         TOTAL COMMITMENT
----------------------------------------------------------------------------------------------------------------------------------
INDOSUEZ CAPITAL FUNDING II, LTD.                                                         $7,444,710.08             $7,444,710.08
Post Office Box 309
Ugland House
South Church Street
Georgetown, Grand Cayman
Cayman Islands, British West Indies
Contact:  Isabelle Pradel

with copies to:
Indosuez Capital
1211 Avenue of the Americas
Seventh Floor
New York, NY 10036-8701
Tel:  (212) 278-2213
Fax:  (212) 278-2254
Contact:  Francoise Berthelot
----------------------------------------------------------------------------------------------------------------------------------
VAN KAMPEN AMERICAN CAPITAL                                                               $5,941,204.37             $5,941,204.37
      PRIME RATE INCOME TRUST
One Parkview Plaza
Oakbrook Terrace, IL 60181
Tel:  (630) 684-6438
Fax:  (630) 684-6740
Contact:  Davin Pierce
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Schedule 1.1E


                   TRANCHE B TERM LOAN AMORTIZATION SCHEDULE



Quarter                       Principal Amount
-------                       ----------------
September 30, 1996                 78,250.00
December 31, 1996                  78,250.00
March 31, 1997                     78,250.00
June 30, 1997                      78,250.00
September 30, 1997                 78,250.00
December 31, 1997                  78,250.00
March 31, 1998                     95,622.07
June 30, 1998                      95,622,07
September 30, 1998                 95,622.07
December 31, 1998                  95,622.07
March 31, 1999                     95,622.07
June 30, 1999                      95,622.07
September 30, 1999                 95,622.07
December 31, 1999                  95,622.07
March 31, 2000                     95,622.07
June 30, 2000                      95,622.07
September 30, 2000                 95,622.07
December 31, 2000                  95,622.07
March 31, 2001                     95,622.07
June 30, 2001                      95,622.07
September 30, 2001              6,056,064.32
December 31, 2001              19,023,598.06
March 31, 2002                  6,056,064.32
June 30, 2002                   6,056,064.32

